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TABLE OF CONTENTS
APPENDIX B TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Tenet Healthcare Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TENET HEALTHCARE CORPORATION

13737 Noel Road
Dallas, Texas 75240
(469) 893-2200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on Thursday, May 8, 2008

March 27, 2008

To Our Shareholders:

        Our Annual Meeting of Shareholders will be held on Thursday, May 8, 2008, at 8:00 a.m. Central time at the Hilton Dallas Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas, for the following purposes:

  1.
  To elect ten directors for terms of one year each;

  2.
  To vote upon a proposal to approve the Tenet Healthcare 2008 Stock Incentive Plan;

  3.
  To vote upon a proposal to approve the Tenet Healthcare Corporation Eighth Amended and Restated 1995 Employee Stock Purchase Plan;

  4.
  To vote upon a proposal to eliminate supermajority vote requirements in our Articles of Incorporation;

  5.
  To consider and act upon the shareholder proposals set forth in the accompanying proxy statement, if properly presented;

  6.
  To ratify the selection of Deloitte & Touche LLP as independent registered public accountants for the year ending December 31, 2008; and

  7.
  To transact any other business that properly may come before the meeting or any postponements or adjournments thereof.

        You may vote if you were a shareholder of record on March 17, 2008.

        It is important that your shares be represented and voted at the Annual Meeting. You may vote your shares by completing and returning the proxy card enclosed with this Notice. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and included in the "General Information" section of the accompanying Proxy Statement. You may revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement. You are invited to attend the meeting, and you may vote in person at the meeting even though you have already voted in another manner.

Trevor Fetter President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on May 8, 2008

The accompanying Proxy Statement and proxy card, as well as our Annual Report on Form 10-K for the year ended December 31, 2007, are available www.tenethealth.com/tenethealth/proxymaterials.

Dear Tenet Shareholder,

I want to take this opportunity to thank you for your ongoing support and interest in Tenet Healthcare. In 2007 we improved the strength of our company along many dimensions.

Here are some quick facts about who we are and what we do: we are a company of 63,565 employees (including 21,000 nurses) who serve more than 20,000 affiliated physicians and 4.6 million patients in 12 states every year. We treat patients in our 54 acute care hospitals and 55 stand-alone outpatient centers. The 82,000 babies we deliver each year are among our proudest accomplishments. We use the most advanced equipment to diagnose and treat illnesses across dozens of specialties. The treating of injuries and disease is our business and our patients are our number one priority.

Our hospitals are among the roughly 15 percent of US hospitals that are owned by private investors and pay taxes. In 2007 we reported improvements in many of the most important financial metrics: revenues increased 4.7 percent over last year, while earnings before interest, taxes, depreciation and amortization (EBITDA) grew 0.9 percent over 2006. Our net loss diminished by 89 percent to $89 million compared to the loss of $803 million in 2006. The significant improvement in our operating results reflected stabilizing volumes, pricing improvements, and continued cost control.

Perhaps the most encouraging accomplishment of 2007 came in the fourth quarter when we passed the breakeven point on admissions growth, resulting in our first positive quarter in nearly four years. These trends have continued, and we recently noted that inpatient admissions continued to grow as we entered the first quarter of 2008.

We successfully renegotiated nearly half our managed care contracts and the innovations we made in the revenue cycle continue to produce visible results despite the continued growth in the number of uninsured patients. Because of these efforts, we were able to increase our collection rates for both insured and uninsured patients. We also maintained costs at a rate at or below medical inflation and that of our peers; and the contribution made by holding down corporate overhead was very significant.

We made a deliberate investment in the future of our hospitals last year by bringing nearly $730 million in new equipment and construction projects online or near completion. This includes the construction of Sierra Providence East Medical Center in El Paso, Texas. This new 110-bed hospital will open in May. We also broke ground on a replacement hospital for our very successful East Cooper Regional Medical Center in Mt. Pleasant, South Carolina. And in 2007, we made our first hospital acquisition in five years by purchasing Coastal Carolina Medical Center in Hardeeville, South Carolina, 27 miles from our Hilton Head Regional Medical Center. Each of these projects aligns with our strategy to leverage the strength of our existing hospitals to grow in key markets where we already operate.

We are particularly pleased with the significant growth in the number of physicians who joined the medical staffs of our hospitals this past year. A net total of 1,086 new physicians, representing a net growth of nine percent in our active medical staffs from 2006, applied for certification to admit patients to a Tenet hospital in 2007, and more physicians are moving through the certification process to join us in 2008. There is no more compelling evidence that our strategies are working than having a growing number of physicians tell us they like the changes they're seeing at Tenet, and they want to treat their patients in our hospitals.

We also saw improvements in the non-financial metrics that are important to our long-term performance. These metrics are part of our Balanced Scorecard and incentive plan, and we believe are leading indicators of our continued progress:

•
According to CMS' most recently published Hospital Compare data, Tenet scored higher than any other investor-owned hospital company in CMS' most recently published Hospital Compare data, and third among the 10 largest hospital systems in the country. As we continue to hit all-time highs in our quality statistics, we have, in my opinion, succeeded in building our reputation for providing high quality patient care.

•
Our scores in the area of service here improved as well, with physician satisfaction increasing 2.5 percent over the prior year and patient satisfaction increasing nearly one percent.

•
In the area of people, employee satisfaction improved nearly four percent.

We also maintained consistently high governance ratings from Institutional Shareholder Services, rating higher than any other company in our industry and in the top one percent among all companies in the S&P 500. I attribute this in part to the continued leadership of our non-executive Chairman Edward A. Kangas and our Board of Directors. Our Board became even stronger in April of last year with the addition of former Florida Governor Jeb Bush. The Governor's knowledge of Florida, our second largest region (in terms of number of hospitals), has already proven to be very valuable.

These accomplishments and improvements are the result of a very deliberate approach the senior management team and I laid out several years ago and include our Commitment to Quality; our enhanced approach to physician relationships; our Targeted Growth Initiative; a more strategic approach to managed care contracting; diligent cost management; and several initiatives launched under the banner of revenue cycle redesign. They also are the result of very hard work and execution on the part of our hospital leadership teams.

This election year will be critically important for our industry. The cost U.S. hospitals incur in treating uninsured patients has been one of the most serious challenges our industry has faced, and the next president has an opportunity to improve the situation for the sake of our society as well as for our industry. We are active participants in this important debate, and we hope to play a constructive role in shaping the solution.

In the meantime, our industry continues to get more competitive, our payors more demanding and the regulatory pressures on our business tougher than ever. I'm confident, however, that we're prepared to meet these challenges head on; and we are well positioned to capitalize on the trends in population growth, aging and obesity and other disease states.

I'm inspired by having the opportunity to work with so many great people who care deeply about our mission. At every level of our organization, in every office, hospital, physician clinic and outpatient center, we have talented, dedicated and caring professionals who together are engaged in a worthwhile journey.

With your support, we have set a clear path to continued improvement. Further progress will require strong and consistent performance on our part—capturing market share from competitors to meet our volume objectives; continuing to implement innovative techniques to offset the challenges associated with treating uninsured patients and the associated cost of uncompensated care; and extending the progress we've made in controlling costs and achieving enhanced pricing. It is a formidable challenge for sure, but one I know we are poised to tackle.

Sincerely,

Trevor Fetter
 President and Chief Executive Officer

P.S. Once again, we are delivering our proxy statement to you along with a copy of our Annual Report on Form 10-K, which provides additional information about our 2007 results. If you would like more information about the company or our hospitals, recent press releases or transcripts of recent investor calls, please visit our website at www.tenethealth.com.

PROXY STATEMENT

i

GENERAL INFORMATION

        Your proxy is solicited by the Board of Directors of Tenet Healthcare Corporation for use at the Annual Meeting of Shareholders to be held in Dallas, Texas at 8:00 a.m. Central time on Thursday, May 8, 2008, and any adjournments of the meeting, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy card are being mailed on or about March 27, 2008.

        You may vote by calling the toll-free telephone number noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 4:00 p.m. Central time on May 7, 2008. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. You also may choose to vote on the Internet. The website for Internet voting is noted on your proxy card. Internet voting also is available 24 hours a day and will be accessible until 4:00 p.m. Central time on May 7, 2008. As with telephone voting, you may confirm that your instructions have been properly recorded. If you choose to vote by mail, please mark your proxy card, date and sign it, and promptly return it in the postage-paid envelope provided.

        If your proxy is properly completed, the shares it represents will be voted at the meeting as you instructed. If you return your proxy card, but do not provide instructions, your proxy will be voted in accordance with the Board's recommendations as set forth in this Proxy Statement. You have the right to revoke your proxy at any time before it is voted by (1) filing a written notice with our Corporate Secretary, (2) delivering a new proxy bearing a later date, or (3) attending the Annual Meeting and voting in person.

        Holders of our common stock at the close of business on March 17, 2008 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 476,152,363 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. The presence, in person or by proxy, of a majority of the shares of common stock outstanding on the date of the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as present for purposes of determining whether a proposal has been approved.

        If your shares of our common stock are held by a broker in street name (which means your shares are registered in the name of your broker), under the rules of the New York Stock Exchange ("NYSE") your broker may vote your shares on certain matters if you do not provide your broker with voting instructions. The election of directors and the ratification of the selection of our independent registered public accountants are considered routine matters upon which brokerage firms may vote on behalf of their clients if no voting instructions are provided. A "broker non-vote" occurs when a broker holding your shares in street name does not vote on a particular matter because you did not provide the broker voting instructions and the broker lacks discretionary voting authority to vote the shares because the matter is non-routine. The non-routine matters on the agenda for this year's Annual Meeting include a proposal to approve our 2008 Stock Incentive Plan, a proposal to amend our Employee Stock Purchase Plan, a proposal to eliminate supermajority vote requirements in our Articles of Incorporation and the shareholder proposals set forth herein, if properly presented.

        We will pay for the cost of proxy solicitations on behalf of the Board. We have engaged MacKenzie Partners, Inc. to assist in our proxy solicitations. We will pay MacKenzie an amount not to exceed $25,000 in fees for its proxy solicitation services and reimburse it for its reasonable out-of-pocket expenses. In addition to solicitation by mail by MacKenzie, proxies may be solicited personally or by telephone by our directors, officers and other employees. Proxy materials also may be distributed to the beneficial owners of our stock by brokers, custodians and other parties, and we will reimburse such parties for their reasonable out-of-pocket and clerical expenses.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Board of Directors is elected annually by the shareholders. On March 5, 2008, the Nominating and Corporate Governance Committee met and recommended that the Board nominate each of directors Bush, Fetter, Gaines, Garrison, Kangas, Kerrey, Loop, Pettingill, Unruh and Williams to stand for election at the Annual Meeting. On March 6, 2008, after considering the Nominating and Corporate Governance Committee's recommendations, the Board nominated each of these ten directors to stand for election at this year's Annual Meeting. Each of these directors was elected by our shareholders at our 2007 Annual Meeting and has consented to stand for election at this year's Annual Meeting.

Nominees and Voting

        Directors are to be elected by a plurality of the votes cast and votes may not be cumulated. The shares represented by proxies solicited by the Board will be voted for directors Bush, Fetter, Gaines, Garrison, Kangas, Kerrey, Loop, Pettingill, Unruh and Williams. If any nominee becomes unavailable prior to the Annual Meeting, the Board's proxies will be voted for the remaining nominees and for such other person as the Board may recommend.

        We have provided below certain information about each nominee.

John Ellis "Jeb" Bush
Director
Member of Nominating and Corporate Governance Committee and Quality, Compliance and Ethics Committee
Age: 55

        Mr. Bush served as the 43rd Governor of the State of Florida from January 1999 until January 2007. Prior to his election as Governor, Mr. Bush worked as a real estate executive and pursued other entrepreneurial ventures in Florida from 1981 to 1998, and served as Secretary of Commerce for the State of Florida from 1987 to 1988. Before 1981, Mr. Bush served in various positions at Texas Commerce Bank in Houston, Texas and in Caracas, Venezuela. He formed and serves as chairman of The Foundation for Florida's Future, a not-for-profit public policy organization, and the Foundation for Excellence in Education, a not-for-profit charitable organization. Mr. Bush holds a bachelor's degree in Latin American affairs from the University of Texas at Austin. He serves on the board of directors of one other public company, CNL Bancshares Inc. Mr. Bush was appointed to the Board in April 2007.

Trevor Fetter
Director
Member of Executive Committee
Age: 48

        Mr. Fetter was named Tenet's President effective November 7, 2002 and was appointed Chief Executive Officer in September 2003. From March 2000 to November 2002, Mr. Fetter was chairman and chief executive officer of Broadlane, Inc., an affiliate of Tenet. He continues to serve on Broadlane's board of directors. From October 1995 to February 2000, he served in several senior management positions at Tenet, including Chief Financial Officer in the Office of the President. Mr. Fetter began his career with Merrill Lynch Capital Markets, where he concentrated on corporate finance and advisory services for the entertainment and health care industries. In 1988, he joined Metro-Goldwyn-Mayer, Inc., where he had a broad range of corporate and operating responsibilities, rising to executive vice president and chief financial officer. Mr. Fetter holds a bachelor's degree in economics from Stanford University and an M.B.A. from Harvard Business School. He is a member of the board of directors of The Hartford Financial Services Group, Inc. and the Federation of American Hospitals. Mr. Fetter has been a director of Tenet since September 2003.

Brenda J. Gaines
Director
Member of Audit Committee and Compensation Committee
Age: 58

        Ms. Gaines served as president and chief executive officer of Diners Club North America, a division of Citigroup, from 2002 until her retirement in March 2004. She also served as president of Diners Club from 1999 to 2002 and held a number of senior management positions within Citigroup from 1988. From 1983 to 1987, she worked in various management positions for the City of Chicago, including Deputy Chief of Staff to the Mayor and Commissioner of Housing. Ms. Gaines received her bachelor's degree from the University of Illinois at Champaign-Urbana and her master's degree in public administration from Roosevelt University in Chicago. She currently serves on the board of directors of three other public companies, Federal National Mortgage Association (Fannie Mae), NICOR Inc. and Office Depot, Inc. She is also a member of the board of trustees of the March of Dimes. Ms. Gaines was elected to the Board in March 2005.

Karen M. Garrison
Director
Member of Nominating and Corporate Governance Committee and Quality, Compliance and Ethics
    Committee
Age: 59

        Ms. Garrison served as president of Pitney Bowes Business Services from 1999 until her retirement in 2004. From 1978 to 1999, she held a number of senior management positions at Pitney Bowes and Dictaphone Corporation (then a subsidiary of Pitney Bowes), including vice president of operations and vice president of finance and chief financial officer of Pitney Bowes. Ms. Garrison received her bachelor of science degree in accounting from Rollins College and her M.B.A. from the Florida Institute of Technology. She currently serves on the board of directors of two other public companies, Kaman Corporation and Standard Parking Corporation. Ms. Garrison was elected to the Board in March 2005.

Edward A. Kangas
Chairman
Chair of Compensation Committee and Executive Committee, and member of Quality, Compliance and
    Ethics Committee
Age: 63

        Mr. Kangas served as global chairman and chief executive officer of Deloitte from 1989 to 2000. He also served as the managing partner of Deloitte & Touche (USA) from 1989 to 1994. He was elected managing partner and chief executive officer of Touche Ross in 1985, a position he held through 1989. Mr. Kangas began his career as a staff accountant at Touche Ross in 1967, where he became a partner in 1975. A certified public accountant, Mr. Kangas holds a bachelor's degree in business administration and an M.B.A. from the University of Kansas. He is a director of four other public companies, Eclipsys Corporation, Electronic Data Systems Corporation, Hovnanian Enterprises, Inc. and Intuit Inc. In addition, he is a board member of the National Multiple Sclerosis Society, and he serves as a trustee of the Committee for Economic Development. He is also a member of Beta Gamma Sigma Directors' Table and a trustee emeritus of the board of trustees of the University of Kansas Endowment Association. Mr. Kangas has been a director since April 2003 and was first elected Chairman of the Board in July 2003.

J. Robert Kerrey
Director
Chair of Nominating and Corporate Governance Committee, and member of Executive Committee and
    Quality, Compliance and Ethics Committee
Age: 64

        Mr. Kerrey has been president of New School University in New York City since January 2001. Prior to becoming president of New School University, he served as a U.S. Senator from the State of Nebraska from 1989 to 2000. Before his election to the U.S. Senate, Mr. Kerrey was Governor of the State of Nebraska from 1982 to 1987. Prior to entering public service, he founded and operated a chain of restaurants and health clubs. Mr. Kerrey holds a degree in pharmacy from the University of Nebraska. He is a director of three other public companies, Genworth Financial, Inc., Jones Apparel Group, Inc. and Scientific Games Corporation. He is also a director of the Concord Coalition. Mr. Kerrey has been a director since March 2001.

Floyd D. Loop, M.D.
Director
Chair of Quality, Compliance and Ethics Committee, and member of Executive Committee and
    Nominating and Corporate Governance Committee
Age: 71

        Dr. Loop retired as the chief executive officer and chairman of the board of governors of The Cleveland Clinic Foundation in October 2004, a position he held for 15 years. He currently serves as a consultant to the Foundation. Before becoming the Foundation's chief executive officer in 1989, Dr. Loop was an internationally recognized cardiac surgeon. He practiced cardiothoracic surgery for 30 years and headed the Department of Thoracic and Cardiovascular Surgery at The Cleveland Clinic from 1975 to 1989. Dr. Loop has authored more than 350 clinical research papers, chaired the Residency Review Committee for Thoracic Surgery and was president of the American Association for Thoracic Surgery. Dr. Loop holds a bachelor of science degree from Purdue University and received his medical degree from George Washington University. He is a director of two other public companies, Athersys, Inc. and Intuitive Surgical, Inc. He is also a director of Noteworthy Medical Systems, Inc., Passport Health Communications, Inc., Swissray International, Inc. and Visible Assets Inc. Dr. Loop has been a director since January 1999.

Richard R. Pettingill
Director
Member of Compensation Committee and Quality, Compliance and Ethics Committee
Age: 59

        Mr. Pettingill has been president and chief executive officer of Allina Hospitals and Clinics since October 2002. Prior to serving in this role, he served as executive vice president and chief operating officer of Kaiser Foundation Health Plans and Hospitals from 1996 to 2002. He served as president and chief executive officer of Camino Healthcare from 1991 to 1995. Mr. Pettingill received a bachelor's degree from San Diego State University and a master's degree in health care administration from San Jose State University. He is a member of the board of directors of Allina and also serves on the board of directors for Minnesota Hospital Association and Minnesota Business Partnership. Mr. Pettingill has been a director since March 2004.

James A. Unruh
Director
Chair of Audit Committee, and member of Executive Committee and Nominating and Corporate
    Governance Committee
Age: 67

        Mr. Unruh has served as principal of Alerion Capital Group LLC, a private equity firm, since 1998. Prior to founding Alerion, Mr. Unruh was the chairman, president and chief executive officer of Unisys Corporation from 1990 until 1997. Before being named chief executive officer, Mr. Unruh held a number of senior management positions at Unisys and its predecessor corporation, Burroughs Corporation. Mr. Unruh received his bachelor's degree in business administration from Jamestown College and his M.B.A. from the University of Denver. He is a director of three other public companies, CSG Systems International, Inc., Prudential Financial, Inc. and Qwest Communications International. In addition, he serves as a director of various privately held companies in connection with his position at Alerion. Mr. Unruh has been a director since June 2004.

J. McDonald Williams
Director
Member of Audit Committee and Compensation Committee
Age: 66

        Mr. Williams served as the chairman of Trammell Crow Company from 1994 until May 2002. Prior to serving in that role, he was the president and chief executive officer of Trammell Crow from 1990 to 1994 and was managing partner from 1977 to 1990. Mr. Williams received his bachelor of science degree from Abilene Christian University and his L.L.B. from George Washington University Law School. He serves as a director of one other public company, A. H. Belo Corporation. In 1995, Mr. Williams founded the Foundation for Community Empowerment to assist in redeveloping low-income neighborhoods in Dallas. He also serves on the boards of a number of foundations, including the Hoblitzelle Foundation. He is a member of the Leadership Council of the University of Texas Southwestern Medical Center and is a trustee of Dallas Medical Resource. Mr. Williams was elected to the Board in March 2005.

Shareholder Approval

        The ten nominees receiving the highest number of affirmative votes of the shares voted shall be elected as directors. Votes withheld from any nominee and broker non-votes are not counted for purposes of election of directors. Unless marked to the contrary, proxies solicited by the Board will be voted FOR the election of each nominee of the Board.

        The Board recommends that shareholders vote FOR its nominees for directors.

Majority Vote Policy

        Under our Corporate Governance Principles (which are described on page 10), any director receiving a withhold vote of greater than 50% of votes cast is required to submit a letter of resignation to the Board.

CORPORATE GOVERNANCE

Director Independence

        Under our Corporate Governance Principles, at least two-thirds of the Board must consist of "independent" directors. The Board will not consider a director to be independent unless the Board affirmatively determines that the director has no material relationship with Tenet, and the director otherwise qualifies as independent under the corporate governance standards of the NYSE. The Board reviews each director's independence annually and has made the affirmative determination that each of directors Bush, Gaines, Garrison, Kangas, Kerrey, Loop, Pettingill, Unruh and Williams has no material relationship with the company and is independent.

        In making its independence determinations, the Board broadly considers all relevant facts and circumstances and, in particular, looks closely at the organizations with which each director has an affiliation. The Board reviews any interests a director, or member of the director's immediate family, may have that would preclude the Board from determining that the director has no material relationship with the company, including whether the director or a member of his or her immediate family is affiliated with an entity with which we have a commercial or charitable relationship. As part of this assessment, the Board reviews accounts payable information specifying the amount, if any, of payments we made for products and services in the prior year to those other companies with whom our directors have a relationship, and also reviews accounts receivable information to determine if we received any payments from those same entities. In addition, the Board examines donations made to not-for-profit organizations with which the directors are affiliated.

        The Audit, Compensation, and Nominating and Corporate Governance Committees are composed exclusively of independent directors as required by the NYSE. The Board also requires all directors serving not only on the Audit Committee, but also on the Compensation and Nominating and Corporate Governance Committees to meet the more stringent independence standards for audit committee members required by the Securities and Exchange Commission ("SEC"). In addition, the Compensation Committee is composed exclusively of "outside directors" within the meaning of Rule 162(m) of the Internal Revenue Code and "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

Board and Committee Organization

        We are governed by our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Significant business decisions are generally considered by the Board as a whole. The Board met 10 times during 2007. Our independent Chairman of the Board is responsible for coordinating, developing agendas for, and chairing executive sessions with non-management directors. The Board regularly meets in such executive sessions. Mr. Fetter is considered a management director. All other directors are considered non-management directors. Each incumbent director who served during 2007 participated in at least 75% of the aggregate of meetings of the Board and the committees on which he or she served, during the period he or she served as a director. All Board members are encouraged to attend our annual meeting of shareholders. Each of our ten directors attended last year's annual meeting except for director Pettingill, who was unable to attend due to an obligation involving his responsibilities as chief executive officer of Allina Hospitals and Clinics.

        The Board also operates through the following committees: Audit Committee; Compensation Committee; Nominating and Corporate Governance Committee; Quality, Compliance and Ethics Committee; and Executive Committee. Each of the Board's committees, except the Executive Committee, operates under a written charter that is reviewed and approved annually by the respective committee. The Board and each committee may from time to time retain independent advisors and consultants to assist the directors in carrying out their responsibilities.

        The Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Quality, Compliance and Ethics Committee charters are available for viewing in the "Corporate Governance" section under the "Our Company" tab on our website at www.tenethealth.com. In addition, written copies of these charters are available upon request to our Corporate Secretary.

  Audit Committee

        The Audit Committee consists of directors Unruh (Chair), Gaines and Williams, each of whom the Board has determined is an audit committee financial expert as defined by the SEC and meets the financial literacy standards of the NYSE applicable to Audit Committee members. Each member of the Committee has been deemed by the Board of Directors to be an independent director under the NYSE corporate governance listing standards and meets the more stringent independence requirements for audit committee members required by the SEC.

        The purposes of the Audit Committee are to provide Board oversight of: (1) our accounting, reporting and financial practices, including the integrity of our financial statements; (2) our compliance with legal and regulatory requirements with respect to applicable accounting and auditing matters; (3) our independent registered public accountants' qualifications, independence and performance; and (4) our internal audit function.

        The Audit Committee has implemented policies and procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls, and auditing matters. Employees may lodge their complaints and concerns anonymously through our 24-hour toll-free Ethics Action Line. All such complaints and concerns are forwarded by the Ethics Department to Tenet's Corporate Secretary. Third parties are directed to the "Compliance & Ethics" section under the "Our Company" tab on our website, www.tenethealth.com, which contains information about how to submit concerns and complaints to our Ethics Department. Third parties may also submit concerns and complaints to the Corporate Secretary. The Secretary directs all accounting related concerns to the Chair of the Audit Committee.

        The Audit Committee, which has the sole authority to select and retain our independent registered public accountants, has selected Deloitte & Touche LLP to serve as our independent registered public accountants for the year ending December 31, 2008. In making the decision to retain Deloitte & Touche LLP, the Audit Committee took into account our experience with the firm during 2007, as well as the firm's reputation in the auditing field and its professional qualifications, and also reviewed auditor independence issues and existing commercial relationships with Deloitte & Touche LLP. The Audit Committee concluded that Deloitte & Touche LLP has no commercial relationship with us that would impair its independence. The Board is requesting shareholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2008 in Proposal 7 of this Proxy Statement.

        The Audit Committee met nine times during 2007. The Committee regularly meets in executive session with only non-management directors. The Audit Committee Report can be found on page 14.

  Compensation Committee

        The Compensation Committee consists of directors Kangas (Chair), Gaines, Pettingill and Williams. Each member of the Committee has been deemed by the Board of Directors to be an independent director under the NYSE corporate governance listing standards. The members of the Committee also meet the SEC's more stringent independence requirements for audit committee members. In addition, each Committee member meets the qualifications for compensation committee members required by Section 162(m) of the Internal Revenue Code.

        The Committee's primary duties and responsibilities include establishing general compensation policies for the company that: (1) support our overall business strategies and objectives; (2) enhance our efforts to attract and retain skilled employees; (3) link compensation with business objectives and organizational performance; and (4) provide competitive compensation opportunities for our key executives. The Committee oversees the administration of the company's executive compensation programs, and is responsible for establishing and interpreting the company's compensation policies and approving all compensation paid to executive officers, including the Named Executive Officers listed in the Summary Compensation Table of this Proxy Statement, which can be found on page 30. Specifically, the Compensation Committee makes all compensation decisions regarding our non-employee directors, the Named Executive Officers and other members of our senior management team, which includes our other executive officers and certain senior vice presidents. As part of our annual performance review process, our Chief Executive Officer reviews the performance of each of such other executives and discusses their performance with the Compensation Committee, which makes its own assessment of these officers' performance based upon the Board's expectations of senior management. The Committee's decisions regarding the compensation of our executives are made in consultation with the Chief Executive Officer and outside the presence of other executives. The Compensation Committee, without the participation of management, also reviews the performance of the Chief Executive Officer.

        The Committee retains the use of an independent outside consultant, Frederic W. Cook and Co., to assist it in formulating its compensation policies, applying those policies to the compensation of executives and advising the Committee as to the form and reasonableness of compensation paid to executives.

        Additional information on the role of the Compensation Committee in setting executive compensation and the assistance provided to the Committee by its outside consultant can be found in "Compensation Discussion and Analysis" beginning on page 16.

        The Compensation Committee also acts on behalf of the Board in administering, or overseeing the administration of, all our employee benefit plans except our health and welfare plans. The Committee determines which directors, officers, employees, advisors and consultants are eligible to participate in any of our active executive compensation plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. With respect to our qualified retirement plans, the Committee is responsible for overseeing the investment of the plans' assets, reviewing actuarial and investment information concerning the plans, and monitoring the operation of the plans. The Committee also has the authority to amend our employee benefit plans.

        The Compensation Committee met five times during 2007. The Committee regularly meets in executive session with only non-management directors. The Compensation Committee Report can be found on page 16.

  Compensation Committee Interlocks and Insider Participation

        During 2007, directors Kangas (Chair), Gaines, Pettingill and Williams served on the Compensation Committee. No member of the Compensation Committee was at any time during 2007 or at any other time an officer or employee of the company, and no member had any relationship with the company requiring disclosure as a related-party transaction under "Certain Relationships and Related Transactions" (on page 45) of this Proxy Statement. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or Compensation Committee during 2007.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee consists of directors Kerrey (Chair), Bush, Garrison, Loop and Unruh. Each member of the Committee has been deemed by the Board of Directors to be an independent director under the NYSE corporate governance listing standards. The members of the Committee also meet the SEC's more stringent independence requirements for audit committee members.

        The Committee is responsible for identifying and evaluating corporate governance issues and making recommendations to the Board concerning our Corporate Governance Principles and other corporate governance matters. In addition, the Committee reviews proposed related party transactions and determines whether such transactions are appropriate for the Board to consider. The Committee is also responsible for identifying and evaluating individuals qualified to become Board members and recommending to the Board candidates to stand for election or re-election as directors.

        The Nominating and Corporate Governance Committee and the Board consider the following criteria when selecting new nominees for election to the Board and determining which of our existing directors will stand for re-election to the Board: (1) personal qualities, characteristics and achievements; (2) professionalism and integrity; (3) experience or expertise that will enhance the Board's and the company's performance; (4) familiarity with hospital operations, the health care industry or other industries with which we do business; (5) experience with government regulation of the health care industry; (6) ability and willingness to commit adequate time to Board and committee matters; (7) the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to the company's needs; (8) diversity of viewpoints, background, experience and other demographics; and (9) familiarity with and contacts in the communities in which the company and its subsidiaries do business.

        The Committee evaluates candidates through background and reference checks, interviews and an analysis of each candidate's qualifications and attributes in light of the current composition of the Board and our leadership needs at the time. From time to time, the Committee may engage the services of an outside consultant to assist the Committee by conducting searches to identify candidates, evaluating candidates' qualifications, handling background and reference checks, and making initial contacts with potential candidates. During 2007, the Committee engaged the services of an outside consultant to assist it in identifying and evaluating director candidates.

        The Nominating and Corporate Governance Committee considers candidates at the recommendation of existing Board members, our management, search firms or other consultants, and shareholders. Shareholders wishing to recommend director candidates to the Board may do so by writing to the Committee in care of the Corporate Secretary at our office in Dallas, Texas, or by e-mail to boardofdirectors@tenethealth.com.

        The Nominating and Corporate Governance Committee met five times during 2007. The Committee regularly meets in executive session with only non-management directors.

  Quality, Compliance and Ethics Committee

        The Quality, Compliance and Ethics Committee consists of directors Loop (Chair), Bush, Garrison, Kangas, Kerrey and Pettingill. Each member of the Committee has been deemed by the Board of Directors to be an independent director under the NYSE corporate governance listing standards. The members of the Committee also meet the SEC's more stringent independence requirements for audit committee members.

        The purpose of the Committee is to assist the Board in its oversight of our policies and procedures on quality assurance, legal compliance and ethics. The Committee is responsible for overseeing our information, procedures and reporting systems to provide reasonable assurance that: (1) our employees, directors and operations comply with all applicable laws and regulations, particularly those related to healthcare providers; (2) we, including our directors and employees, act in accordance with appropriate ethical standards; and (3) our subsidiaries' hospitals deliver quality medical care to their patients.

        The Quality, Compliance and Ethics Committee is also responsible for overseeing our Compliance Program and the performance of our obligations under our Corporate Integrity Agreement with the

Office of Inspector General of the U.S. Department of Health and Human Services. Our Chief Compliance Officer reports directly to the Committee.

        The Quality, Compliance and Ethics Committee met six times during 2007. The Committee regularly meets in executive session with only non-management directors.

  Executive Committee

        The Executive Committee consists of directors Kangas (Chair), Fetter, Kerrey, Loop and Unruh. The Executive Committee, which did not meet during 2007, may exercise all of the powers of the Board in the management of our business and affairs when the Board is not in session, but may not (1) fill vacancies on the Board, (2) change the membership of, or fill vacancies in, any committee of the Board, (3) adopt, amend or repeal our bylaws, or (4) declare dividends.

Corporate Governance Principles

        The Board believes that sound principles of corporate governance serve the best interests not only of our shareholders, but also of our other constituencies, such as patients, the physicians and nurses who practice at our hospitals, our employees, and the communities in which we operate our hospitals. The Board has adopted a set of Corporate Governance Principles that provide the framework for our governance. These Corporate Governance Principles address such matters as director independence, director qualifications and responsibilities, director compensation, director and officer stock ownership and retention guidelines, and Board performance evaluations. Our Corporate Governance Principles may be found in the "Corporate Governance" section under the "Our Company" tab on our website at www.tenethealth.com. A written copy of our Corporate Governance Principles is also available upon request to our Corporate Secretary.

Policies on Business Ethics and Conduct

        We maintain a values-based ethics program that is designed to monitor and raise awareness of ethical issues among employees and to stress the importance of understanding and complying with our Standards of Conduct. All of our employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, are required to abide by our Standards of Conduct to ensure that our business is conducted in a consistently legal and ethical manner. The members of our Board of Directors and many of our contractors are also required to abide by our Standards of Conduct. The standards reflect our basic values and form the foundation of a comprehensive process that includes compliance with all corporate policies, procedures and practices. Our standards cover such areas as quality patient care, compliance with all applicable laws and regulations, appropriate use of our assets, protection of patient information and avoidance of conflicts of interest. As part of the program, we provide annual ethics and compliance training sessions to every employee, as well as our Board of Directors and certain physicians and contractors. All employees are required to report incidents that they believe in good faith may be in violation of the Standards of Conduct, and are encouraged to contact our 24-hour toll-free Ethics Action Line when they have questions about the standards or any ethics concerns. All reports to the Ethics Action Line are kept confidential to the extent allowed by law, and employees have the option to remain anonymous. In cases reported to the Ethics Action Line that involve a possible violation of the law or regulatory policies and procedures, the matter is referred to the Compliance Department for investigation. Retaliation against employees in connection with reporting ethical concerns is considered a serious violation of our Standards of Conduct, and, if it occurs, it will result in discipline, up to and including termination of employment. The full text of our Standards of Conduct is published in the "Compliance & Ethics" section under the "Our Company" tab on our web site at www.tenethealth.com. A written copy of our Standards of Conduct is also available upon request to our Corporate Secretary.

Stock Ownership and Stock Option Exercise/Restricted Stock Unit Vesting Retention Guidelines

        The Board has adopted stock ownership guidelines that require each director to own shares of our stock with a value equal to three times the annual director retainer by the later of March 11, 2008 or five years after the date on which the director joins the Board. The Board has also adopted stock retention guidelines that require directors who have not satisfied their ownership guidelines to hold for at least one year all of the "net shares" received upon the exercise of stock options or vesting of restricted stock units. For this purpose, "net shares" means the number of shares obtained by exercising the option or upon restricted stock unit vesting, less the number of any shares sold to pay the exercise price of the option and any taxes and transaction costs due upon the exercise or vesting. (A detailed discussion of these guidelines can be found on page 24.)

Required Certifications

        On February 26, 2008, we filed our Annual Report on Form 10-K for the year ended December 31, 2007 with the SEC, which report contained the officer certifications required by Section 302 of the Sarbanes-Oxley Act of 2002. On May 24, 2007, we submitted our Domestic Company Section 303A CEO Certification, without qualification, to the NYSE, in accordance with NYSE requirements.

Shareholder Communications with the Board of Directors

        Shareholders may communicate with the Board of Directors by e-mail to boardofdirectors@tenethealth.com or by writing to the Board in care of the Corporate Secretary at our office in Dallas, Texas. Shareholder communications will be reviewed internally to determine if the shareholder's concern can best be addressed by referral to a Tenet department such as Investor Relations or Corporate Communications. All other communications will be referred to the Corporate Secretary, who will determine if the communication should be brought to the attention of the full Board, the Chairman of the Board or a particular Board committee or Board member.

        Other interested parties may make their concerns known to our non-management directors by following the procedures for reporting concerns to the Audit Committee set forth in our Corporate Governance Principles, which are available on our website at www.tenethealth.com.

DIRECTOR COMPENSATION

        Our non-employee directors, which include all our directors except Mr. Fetter, each receive a $65,000 annual retainer fee (prorated for partial year service). The non-employee directors also receive $1,500 per Board meeting and $1,200 per committee meeting attended. Each non-employee director serving as the chair of a committee receives an annual fee of $12,000 (prorated for partial year service), except that the chair of the Audit Committee receives an annual chair fee of $20,000 given the demands and responsibilities placed on the Audit Committee. Our independent Chairman of the Board receives an annual fee of $135,000 in addition to other Board and committee compensation. All directors are reimbursed for travel expenses and other out-of-pocket costs incurred while attending meetings. For more information on compensation of our directors, see "Compensation Discussion and Analysis" beginning on page 16. Our directors are also eligible to participate in the Tenet Healthcare Foundation Matching Gift Program, which matches charitable gifts made by our directors and most of our employees up to $10,000 per director or employee per year. (To learn more about the Foundation, please see the "Tenet Foundation" page of our website at www.tenethealth.com.)

        Our non-employee director compensation also includes an annual award of restricted stock units equal in value to two times the annual director retainer as of the date of grant, as shown in the Stock Awards column in the table below.

        The following table sets forth information concerning our compensation of the non-employee members of our Board of Directors for 2007. No compensation was paid to any of the non-employee directors pursuant to a non-equity incentive compensation plan nor were any stock options granted to our directors during 2007. All stock options held by non-employee directors were out-of-the money during 2007, that is, they had an exercise price of more than the market price of our common stock.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Option Awards ($)(1)	Change in Pension Value and Nonqualified Compensation Earnings ($)		All Other Compensation ($)(3)	Total ($)
Bush	61,581	(4)	390,000	-0-	-0-		-0-	451,581
Gaines	94,100		130,000	-0-	-0-		-0-	224,100
Garrison	91,700		130,000	-0-	-0-		-0-	221,700
Kangas	260,300		130,000	-0-	-0-		-0-	390,300
Kerrey	101,600		130,000	-0-	-0-		-0-	231,600
Loop	105,200	(4)	130,000	-0-	$40,527	(5)	-0-	275,727
Pettingill	90,500	(4)	130,000	-0-	-0-		-0-	220,500
Unruh	116,800	(4)	130,000	-0-	-0-		-0-	246,800
Williams	95,600		130,000	-0-	-0-		-0-	225,600

(1)
Effective January 1, 2006, we account for the cost of stock-based compensation in Statement of Financial Accounting Standard No. 123(R) ("SFAS 123(R)"), under which the cost of restricted stock unit grants, stock option grants and other equity incentive awards to directors, and employees is measured by the fair value of the awards on their grant date (calculated based on the NYSE closing price per share of our common stock on such date) and is recognized over the requisite service periods of the awards, whether or not the awards had any intrinsic value during the period. Amounts shown in the table above reflect the dollar amount recognized for financial statement reporting purposes for 2007 in accordance with SFAS 123(R) of awards granted under our Stock Incentive Plan (the "SIP"), as described under "Compensation Plans Applicable to Directors—2001 Stock Incentive Plan" below.

(2)
As described in detail below, the 2007 stock awards shown in this column reflect annual grants to each director valued at $130,000 on the date of grant, plus an initial grant to director Bush valued at $260,000 on the date of grant. All such awards are consistent with our policies for initial and annual director grants.

(3)
A -0- in this column means that no such compensation was paid other than perquisites that have not been included because their aggregate value did not meet the reporting threshold of $10,000.

(4)
Includes amounts deferred by the director at his or her election under our Deferred Compensation Plans, some of which are invested in stock units.

(5)
Represents the change in the actuarial present value of Dr. Loop's accumulated benefits during 2007 under the Directors Retirement Plan, described below.

Compensation Plans Applicable to Directors

  2001 Stock Incentive Plan

        All of our non-employee directors are eligible to participate in our Stock Incentive Plan. Under our SIP, the Board determines awards to be granted to each non-employee director.

        The Board currently grants restricted stock units to non-employee directors on an annual basis pursuant to a formula under which each non-employee director receives that number of restricted stock units equal to two times the then-existing annual director retainer divided by the NYSE closing price per share of our common stock on the date of the grant. The restricted stock units are automatically granted to non-employee directors on the first business day following the annual shareholders meeting. On May 11, 2007, based on the NYSE closing price of $6.97 per share of our common stock, each non-employee director was granted 18,651 restricted stock units pursuant to the foregoing formula. These annual grants are subject to a three-year vesting period under the SIP and are settled in shares of our common stock. Settlement of these units will occur on the earlier of the third anniversary of the date of grant or termination of service on the Board regardless of vesting status.

        On the last Thursday of any month in which a new non-employee director is elected to the Board, the director receives an automatic restricted stock unit grant equal to four times the then-existing annual director retainer divided by the NYSE closing price per share of our common stock on the date of the grant. These one-time grants are subject to a three-year vesting period under the SIP and are settled in shares of our common stock. Regardless of vesting status, settlement of these units will not occur until a director's termination of service on the Board. On April 26, 2007, based on the NYSE closing price of $7.50 per share of our common stock, director Bush was granted 34,667 restricted stock units pursuant to the foregoing formula.

        Prior to August 2004, director awards under the SIP were made in the form of stock options rather than restricted stock units. If a non-employee director is removed from office by our shareholders, is not nominated for re-election by the Board or is nominated by the Board but is not re-elected by our shareholders, any options granted under the SIP will expire one year after the date of removal or failure to be elected, unless by their terms they expire sooner. If during such one-year period the non-employee director dies or becomes permanently and totally disabled, the options will expire one year after the date of death or permanent and total disability, unless by their terms they expire sooner. If the non-employee director retires, the options granted under the SIP will continue to vest, be exercisable and expire in accordance with their terms. If the non-employee director dies or becomes permanently and totally disabled while serving as a non-employee director, the options granted under the SIP will expire five years after the date of death or permanent and total disability unless by their terms they expire sooner. If during such five-year period the non-employee director dies, the options will expire upon the later of the end of such five-year period or one year after the date of death, unless by their terms they expire sooner. The maximum term of an option is 10 years from the date of grant.

  Directors Retirement Plan

        Our Directors Retirement Plan (the "DRP") was discontinued as to all directors joining the Board after October 6, 1999. Only non-employee director Loop participates in the DRP. All of our other non-employee directors are not eligible to participate because they joined the Board after October 6, 1999. Employee directors were not eligible to participate.

        Retirement benefits under the DRP, with certain adjustments, are paid to directors whose services are terminated prior to retirement for any reason other than death, so long as the director has completed at least five years of service. In the event of a change of control, as defined in the DRP, followed by a director's termination of service or a director's failure to be re-elected upon the expiration of his or her term in office, directors will be deemed fully vested in the DRP without regard to years of service and will be entitled to receive full retirement benefits.

        Under the DRP, we are obligated to pay to Dr. Loop an annual retirement benefit for a period of 10 years following retirement. The annual retirement benefit is based on his years of service as a director and is equal to the lower of (x) the amount of the annual Board retainer (currently $65,000) at the time he retires and (y) $25,000, increased by a compounded rate of 6% per year from 1985 to his termination of service. The retirement benefits are paid monthly. He may elect to receive the retirement benefits in the form of a joint and survivor annuity.

        Dr. Loop's interest in the retirement benefit was partially vested after five years of service as a director and will be fully vested after 10 years of service as a director. Currently, Dr. Loop has nine completed years of service on the Board, which means he is 90% vested in the DRP. If he were to retire at this time, his annual retirement benefit would be $58,500 ($65,000 x 0.9).

Directors Life Insurance Program

        Our Directors Life Insurance Program (the "Program") was discontinued as to all directors joining the Board after October 6, 1999. Only non-employee director Loop participates in the Program. All of our other non-employee directors are not eligible to participate in the Program because they joined the Board after October 6, 1999. Employee directors were not eligible to participate.

        Under the Program, we entered into a split-dollar life insurance agreement with a policy owner designated by Dr. Loop providing for the purchase of a joint life, second-to-die, life insurance policy insuring the lives of Dr. Loop and another person designated by him. The amount of insurance purchased will be sufficient to provide a death benefit of at least $1,000,000 to the beneficiaries, and to allow us to recover the premiums we have paid towards keeping the policies in force until the deaths of both the director and the designated other person.

        Each year the policy owner pays to the insurer the cost of the term portion of the policy, and we pay a taxable bonus to Dr. Loop in the amount that approximates the cost of a one-year $1,000,000 non-renewable term life insurance policy. Dr. Loop may choose to reimburse the policy owner for the amount paid for the term portion of the policy. We pay the full cost of the policy, less the amount paid by the policy owner each year for the term portion of the policy, in annual installments over approximately seven years.

  Deferred Compensation Plan

        Under our 2006 Deferred Compensation Plan (the "2006 DCP"), directors and eligible employees may defer all or a portion of their compensation paid during a given calendar year. For directors, compensation is defined as cash compensation from retainers, meeting fees and committee fees. The following directors participated in the 2006 DCP in 2007: Bush, Kerrey, Pettengill and Unruh. These same directors have enrolled to participate in the 2006 DCP for 2008, as well. A more complete description of the 2006 DCP can be found beginning on page 37.

AUDIT COMMITTEE REPORT

        The Audit Committee is made up of the three members named below. The Board requires that each member of the Committee be an independent director as defined by the NYSE rules and the rules of the SEC, and each member of the Committee is independent under those criteria. In addition, the Board has determined that each Committee member is an Audit Committee financial expert, as defined by SEC rules, and that each Committee member is financially literate as required by NYSE rules. Director James Unruh serves as Chair of the Committee.

        The Committee, on behalf of the Board, oversees the company's financial reporting process. In fulfilling its oversight responsibilities in 2007, the Committee reviewed and discussed with management and the company's independent registered public accountants for the year ended December 31, 2007, Deloitte & Touche LLP ("Deloitte"), each quarterly report on Form 10-Q filed during 2007 (the "Forms 10-Q"), as well as the audited consolidated financial statements and the footnotes thereto in the company's annual report on Form 10-K for the year ended December 31, 2007 (the "Form 10-K"), before the Forms 10-Q and Form 10-K were filed with the SEC. The Committee discussed with management the quality, not just the acceptability, of the company's accounting principles, the reasonableness of significant estimates and judgments, and the degree and quality of disclosures in the financial statements prior to the time the respective Forms 10-Q and Form 10-K were filed with the

SEC. The Committee also reviewed with management and Deloitte each press release concerning earnings prior to it being released.

        The company's independent registered public accountants are responsible for expressing an opinion on the company's audited consolidated financial statements and the fair presentation, in all material respects, of the company's consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed with Deloitte its judgments as to the quality, not just the acceptability, of the company's accounting principles and such other matters as are required to be discussed by the Committee with the company's independent registered public accountants under the standards of the Public Company Accounting Oversight Board (United States), including the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Statement on Auditing Standards No. 90 (Audit Committee Communications). Deloitte has expressed an opinion in its Report of Independent Registered Public Accounting Firm that the company's 2007 audited consolidated financial statements conform to accounting principles generally accepted in the United States of America.

        During 2007, the Committee was provided updates on, monitored and discussed with management the status of the company's compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. In addition, the Committee reviewed management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 and approved the inclusion of management's report on such assessment in the Form 10-K. Deloitte has audited and also expressed an unqualified opinion on the effectiveness of the company's internal control over financial reporting as of December 31, 2007.

        The Committee also discussed with Deloitte the independent registered public accountants' independence from management and the company, and received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In concluding that the independent registered public accountants are independent, the Committee considered, among other factors, whether the non-audit services provided by Deloitte (as described below) were compatible with the firm's independence. The Committee also retained Deloitte and made it clear to Deloitte that the independent registered public accountants report directly to the Committee and not to management.

        The Committee discussed with the company's internal auditors and Deloitte the overall scopes and plans for their respective audits. The Committee met separately at various meetings in executive session with each of the internal auditors and independent registered public accountants to discuss, among other matters, the results of their audits, their evaluations of the company's internal controls and the overall quality of the company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the company's 2007 audited consolidated financial statements be included in the Form 10-K and filed with the SEC.

        Deloitte has been engaged by the Committee to serve as our independent registered public accountants for the year ending December 31, 2008. For further information concerning this engagement, see "Proposal 7—Ratification of Selection of Independent Registered Public Accountants."

Members of the Audit Committee

James Unruh, Chair
Brenda J. Gaines
J. McDonald Williams

Independent Registered Public Accounting Firm Fees

	Year Ended December 31, 2007	Year Ended December 31, 2006(5)
Audit fees(1)	$2,913,095	$4,146,000
Audit-related fees(2)	669,030	1,405,000
Tax fees(3)	-0-	-0-
All other fees(4)	-0-	-0-

(1)
Audit fees include professional fees paid by us in connection with the audit of our annual consolidated financial statements and the review of our quarterly financial statements. These amounts also include fees related to the audit of internal control over financial reporting performed pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Audit-related fees include fees for assurance and related services reasonably related to audits and reviews. These consisted principally of fees for audits of certain of our subsidiaries and partnerships, divestiture audits, financial statements of employee benefit plans, agreed-upon procedures, assistance with due diligence, and fees related to comfort letters, consents and reviews of filings with the SEC.

(3)
Tax fees ordinarily consist of professional fees for tax compliance, tax advice and tax planning. We did not pay any such fees to our independent registered public accountants in either 2007 or 2006.

(4)
All other fees ordinarily consist of fees for various advisory services. We did not pay any such fees to our independent registered public accountants in either 2007 or 2006.

(5)
KPMG LLP served as our independent registered public accountants during the year ended December 31, 2006.

        The Audit Committee Charter requires that the Audit Committee pre-approve or adopt procedures to pre-approve all audit and non-audit services provided to us by our independent registered public accountants, in accordance with any applicable law, rules or regulations. The Audit Committee has pre-approved all such fees.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis set forth below. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the company's annual report on Form 10-K for the year ended December 31, 2007 and included in this Proxy Statement.

Members of the Compensation Committee

Edward A. Kangas, Chair
Brenda J. Gaines
Richard R. Pettingill
J. McDonald Williams

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Philosophy

        Our compensation philosophy is to provide reasonable, competitive compensation packages that enable us to recruit and retain the best possible talent and to align management's interests with the interests of our shareholders. We design our compensation packages to make us competitive with comparable employers, and we use publicly available comparative data and industry surveys to assist us in making compensation decisions. We generally intend for executive compensation packages to deliver total compensation at the median of peer organization practice for achieving pre-determined targets. However, a significant portion of our executives' compensation is at-risk and is awarded in the form of (1) a performance-based bonus that must be earned on the basis of company-wide performance, and (2) equity awards, the value of which is tied either directly or indirectly to the performance of our stock. The more senior an executive is, the greater the percentage of that executive's compensation that is at risk.

Objectives of the Company's Compensation Program

        The objectives of our executive compensation program are:

  •
  To attract and retain the highest possible caliber management team;

  •
  To reward the achievement of pre-determined company objectives;

  •
  To reward superior performance;

  •
  To provide management with incentives to build value; and

  •
  To align the interests of management with those of our shareholders.

Compensation Policies

        The following policies guide the implementation of our executive compensation program:

  •
  All key compensation decisions are made by the Compensation Committee of our Board of Directors, all of whose members are independent;

  •
  We position aggregate compensation packages at market median levels for achieving target results;

  •
  We maintain a pay-for-performance compensation structure;

  •
  We balance short-term and long-term compensation;

  •
  We balance fixed and at-risk compensation; and

  •
  We provide compensation packages that are competitive.

Compensation Environment

        During the past several years, Tenet has been in an aggressive turnaround mode of operation. During this time, recruitment and retention have presented us with significant challenges. While cost control is of particular importance to us, it is equally important for us to be able to hire and retain executives with the skills and knowledge to meet the demands of our current operating environment and the goals that we have set for ourselves.

        Because of the specific nature of our business, we seek out individuals with experience both in the hospital or healthcare industries and in large public companies. In our current situation, we also recruit individuals with experience facing challenges and demands similar to those we now face as we rebuild the company. These individuals must also satisfy the high standards of ethics and integrity to which we adhere. Because such talent is highly desirable, we must be competitive in attracting and retaining employees at all levels.

        The competitive environment in which we operate impacts our approach to compensation. We compete for executives and other key personnel not only with other public companies, within and outside of our industry, but also with not-for-profit hospitals and hospital systems. These not-for-profit competitors may attempt to recruit from our ranks because they know that the experience of our leaders can be beneficial to their businesses. These companies generally have a lower risk profile than we do and can offer a higher level of fixed compensation, often with better benefits, than we offer. When we compete for executives with other public companies, our compensation packages must be competitive with those offered to executives in other companies of comparable size, scope and complexity.

Role of the Compensation Committee

        The Compensation Committee of our Board of Directors makes all compensation decisions regarding senior management, which includes our Named Executive Officers and certain other senior officers of the company. Each member of the Compensation Committee is an independent non-employee director. The Committee's discussions and decisions regarding compensation of our Named Executive Officers are made outside the presence of these officers except that the Chief Executive Officer may participate in discussions regarding the compensation of the other Named Executive Officers. (Please see page 28, regarding the participation of Ms. Fraser in compensation matters during 2007.) The Committee is also responsible for approving our executive compensation program and general compensation policies, all new or materially amended compensation plans, and the specifics of the Balanced Scorecard performance measurement system described below.

Independent Outside Compensation Consultant

        The Committee retains an independent outside consultant, Frederic W. Cook and Co., to assist it by researching market compensation and advising the Committee on executive compensation decisions and plan design. FW Cook does not provide services to us other than those related to compensation. Services provided directly to management by FW Cook include assisting our Compensation Department in the development and/or analysis of proposed compensation plans or plan amendments, the compilation of data on compensation trends and best practices, the analysis or presentation of our compensation data, and related projects. Any material information provided to us by FW Cook is included in management presentations to the Committee. A representative of FW Cook generally attends all meetings of the Compensation Committee.

        In 2007, FW Cook provided the Committee with peer company, industry and general public company comparative executive compensation data to assist the Committee in making decisions on executive compensation. FW Cook also provided us with examples of bonus clawback provisions used by other large public companies, so that we could use these examples in drafting the bonus clawback provision in our Annual Incentive Plan, which was approved by the company's shareholders in 2007. Also in 2007, the Committee asked FW Cook to provide it with market data and suggestions with respect to structuring performance-based equity compensation. The Committee used this data in approving the performance-based equity grants described below.

Performance Review Process

        As part of the annual performance review process, our Chief Executive Officer reviews the performance of each of the other Named Executive Officers. The Compensation Committee reviews the performance of the Chief Executive Officer in executive session. This review is based on the performance evaluations of the Chief Executive Officer by each of the Board members. In order to maintain the integrity of the review process, the contents of individual reviews and related discussions are kept confidential. If and to the extent that performance factors addressed in any individual review affects an individual Named Executive Officer's compensation, those factors are discussed below.

Benchmarking Against Peer Company Compensation

        In setting both short-term and long-term compensation, we review comparative data on the compensation practices of peer companies, as well as other comparative market data provided to us by the Compensation Committee's independent compensation consultant. Our executive compensation philosophy is to target our executive compensation at the median or 50th percentile of peer company practice. If peer company information is not available, we use industry benchmark information. Occasionally we compensate at a higher comparative level where it is warranted for particular recruitment or retention purposes or for substantially exceeding individual goals. The companies listed below comprise the peer group that we reviewed in 2007 in making compensation determinations.

  •
  Aetna, Inc.

  •
  Cigna Corporation

  •
  Community Health Systems, Inc.

  •
  Davita, Inc.

  •
  HCA, Inc.

  •
  Health Management Associates, Inc.

  •
  Humana, Inc.

  •
  Manor Care, Inc.

  •
  Triad Hospitals Inc.

  •
  UnitedHealth Group

  •
  Universal Health Services, Inc

  •
  Wellpoint Health Networks, Inc.

        Additional market comparison survey data we reviewed was obtained from the following sources:

  •
  2005 Mercer Integrated Health healthcare industry survey data;

  •
  2005 Sullivan & Cotter healthcare industry survey data; and

  •
  2006 compensation data provided by FW Cook using general industry survey data compiled by the human resources consulting firms of Towers Perrin, Mercer Human Resources Consulting and Hewitt Associates.

        Although we refer to the companies listed above as a "peer group," not all of these companies are hospital companies. Aetna, Cigna, Humana, United and Wellpoint are insurance companies. Davita operates kidney treatment centers; Manor Care operates nursing homes. Only Community Health Systems, HCA, Health Management Associates, Triad and Universal operate hospitals. It is these hospital companies that the Compensation Committee focuses on in making its decisions. However, even these companies do not represent our primary competitors because they operate few hospitals in direct competition with ours. Community, Triad and HMA operate primarily in rural areas or smaller cities, compared to our largely urban locations, and have different business models. Universal's acute-care hospital operations are smaller than ours. However, we do compete with these hospital companies for executives. The number of publicly held companies operating hospitals is becoming smaller as HCA went private in November 2006 and Community Health Systems acquired Triad in July 2007. The shrinking number of publicly held hospital companies makes it increasingly difficult for us to compare ourselves to publicly held peer companies.

Description and Analysis of Our 2007 Compensation Decisions

        We offer a balanced package of compensation, which includes those compensation elements typically paid to senior management in our industry and in large public companies: cash compensation in the form of base salary and an annual performance-based bonus; and equity-based long-term incentive compensation. We also offer our executives severance protection and participation in certain retirement plans, in addition to health and welfare benefits plans available to all our employees.

        While we have no specific formula for allocating between fixed and at-risk compensation or cash and equity, our executive compensation package is weighted heavily towards at-risk compensation rather than fixed compensation. In 2007, 88% of Mr. Fetter's target pay opportunity and 70% of our other Named Executive Officers' target opportunities were at risk, in a combination of a performance-based bonus and equity-based long-term incentive compensation, with 73% of Mr. Fetter's target pay opportunity and 47% of the other Named Executives' target pay opportunities coming from long-term incentive compensation.

        This section describes the fundamental components of our executive compensation packages, the way in which the Compensation Committee makes decisions about each component and the philosophy behind each component. An analysis of the application of these decisions and philosophies to each Named Executive Officer appears below in the section entitled "Analysis of 2007 Compensation of Our Named Executive Officers."

  Salary

        All initial salaries and salary changes for our Named Executive Officers must be approved by the Compensation Committee. The Compensation Committee reviews the base salaries of our Named Executive Officers annually. In conducting its review, the Committee refers to external surveys and data presented by its independent outside compensation consultant, FW Cook, on executive salary trends for U.S. industry in general, the healthcare industry and our peer group. The Committee also looks at the other elements of each Named Executive Officer's compensation and compares those elements, and the total compensation package for each officer, with the goal of keeping total direct compensation at approximately the 50th percentile of market, based on peer company data and data for both the healthcare industry and general industry.

        In light of the company's performance, the Compensation Committee did not increase the salaries of our executive officers in 2007. The salaries of Mr. Porter and Ms. Fraser, who joined the company in 2006, and Dr. Newman, who was promoted to Chief Operating Officer effective January 1, 2007, were set by the Committee based on analysis of the responsibilities of the particular position being filled, the qualifications of the individual executive and competitive salaries of executives in similar positions at other companies.

  Performance-Based Bonus

        "Pay for performance" is an important part of our compensation philosophy. We use a formula-driven approach to determining bonuses, based on performance. The Balanced Scorecard system described in this section has become a key component of our system of measuring and rewarding performance. The system is designed to encourage teamwork in the achievement of common goals.

        The Compensation Committee annually determines bonuses, if any, to be paid out under the company's Annual Incentive Plan ("AIP"), which was most recently re-approved by our shareholders at our annual shareholder meeting in May 2007. All employees at the level of manager and above participate in the AIP. We set bonus targets for all AIP participants by segmenting positions into bands and determining an appropriate salary percentage level bonus target for each band. We do this by combining a peer company market analysis with an internal review of the role each position plays in the organization. The minimum award is zero. The maximum possible award is equal to two times the target award for substantially exceeding the performance goals described below. The Board of Directors may require the reimbursement to the company of a bonus in the event of a material restatement of our financial results caused by the recipient's fraud or other misconduct.

        The Compensation Committee sets bonus targets for all members of senior management, including our Named Executive Officers. Target awards may vary among executives based on competitive market practices for comparable positions, their decision-making authority and their ability to affect performance. For 2007 performance, target awards for our Named Executive Officers were set by the Compensation Committee at the following percentages of salary:

Chief Executive Officer:	125%
Chief Operating Officer:	90%
Chief Financial Officer:	70%
General Counsel:	70%
SVP, Human Resources:	55%

        In 2005, we implemented the Balanced Scorecard ("BSC"), for measuring hospital and company performance. Under our formula-driven system, AIP awards are dependent upon the performance results measured under the BSC. Our strategy now is to build long-term sustainable value through a focus on quality, service and people in addition to financial metrics. The BSC rewards the collective achievement of goals that are part of that strategy. It is the Committee's practice to not exercise discretion in awarding AIP bonuses to the Named Executive Officers, but to award such bonuses strictly on the basis of corporate performance as measured under the BSC.

        The BSC measures hospital and corporate performance in five broad categories, which we call "pillars": Quality, Service, People, Cost and Growth. Each pillar has a discrete weight. For 2007, we established fourteen metrics under the pillars and developed quantitative measurement systems for awarding points according to the achievement of stated goals under each metric. The 2007 BSC metrics were:

Cost and Growth:
	•	EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization and excluding certain earnings, costs and charges as approved by the Compensation Committee.)
	•	Free cash flow (cash flow from continuing operations less capital expenditures and excluding certain cash flows and payments as approved by the Compensation Committee.)
	•	Acute admissions
	•	Outpatient visits
Quality:
	•	Evidence-based medicine (adherence to best practices of evidenced-based medicine)
	•	Infection control
	•	Compliance review of admissions for consistency with InterQual criteria (InterQual is an evidence-based medicine system developed by McKesson Corporation and widely used in the healthcare field)
	•	Documentation of adherence to standards set by the American Heart Association and American College of Cardiology
	•	Excess days (a measurement of length of patient stays against Medicare standards)

People:
	•	Employee Retention
	•	Employee Turnover
	•	Employee satisfaction (based on annual survey)
Service:
	•	Patient satisfaction (based on surveys of patients post-discharge)
	•	Physician satisfaction (based on annual survey)

        A given number of points can be achieved under each metric. The number of points that can be earned under each metric are based on our current operating goals and strategies. We work with our regional and hospital managers to determine aggressive targets under each metric based on those goals and strategies. The number of points actually earned under a particular metric will be determined by the degree to which the pre-determined goals for that metric are achieved. For some metrics, we have set performance levels that must be achieved before any points can be awarded. For others, we require improvement over prior year results before any points can be awarded. For certain metrics, improvement is not required in cases where performance is consistently exceptionally high at a particular hospital or hospitals.

        The total of number of points achieved under all applicable weighted metrics determines a hospital's aggregate BSC score. For most of the measures, corporate results are the average of all hospital results. For 2007, the following metrics were measured separately at individual hospital and corporate levels, rather than just averaging and rolling up results: EBITDA, free cash flow, employee retention, employee turnover and employee satisfaction. We may change particular metrics, or the weighting of various metrics, from year to year as business objectives warrant, with the approval of the Compensation Committee.

        In February of each year, the Compensation Committee reviews individual hospital and aggregate company performance for the previous year and approves the percentage of target levels at which bonuses, if any, will be paid based on that performance. The percentage of target approved by the Committee is based on a correlation between potential BSC scores and target percentages as determined by the Committee at the time that it set the goals for that year. The Committee then approves the metrics and measurement system to be used for determining AIP awards for the current year's performance. The Committee also approves corporate targets for metrics that are measured separately at the corporate level.

        On March 5, 2008, the Compensation Committee set 2007 AIP awards for our Named Executive Officers except Mr. Urbanowicz at 137.5% of target based on our 2007 BSC corporate results. The resultant bonuses are shown in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

  Equity Incentive Compensation

        Our objective for long-term incentive compensation in the form of equity is to provide executives an interest in common with that of our shareholders, an incentive to enhance long-term shareholder value and an incentive to remain employed with us. Equity compensation provides a very beneficial retention and incentive tool as we continue our turnaround. We believe that by limiting fixed compensation and increasing at-risk compensation we can achieve our retention goals while managing our costs and reinforcing the alignment of our executives' interests with those of our shareholders.

        Over the past several years, like many companies, we have moved from granting stock options alone to using a mix of restricted stock units and options as long-term incentive compensation. We believe that grants of restricted stock units provide a strong retention benefit given the current volatility of our stock price.

        We use a market value transfer methodology to determine the aggregate pool of grants of equity compensation available each year. This methodology looks at the annual percentage of market value that peer companies transfer to executives and other personnel, in the aggregate and by position, in granting equity compensation awards.

        The Compensation Committee approves the aggregate market value transfer for our equity awards each year. The Committee's outside compensation consultant provides the Committee with data showing the transfer of market value by peer companies. This data provides the Committee with guidelines for determining the percentage of market value to be transferred, in the aggregate and to individual executives, in equity grants that year. For 2007, the Committee approved an aggregate pool of awards equal to 1.2% of market value, measured as a percentage of market capitalization as of March 1, 2007.

        The Committee also reviews grant guidelines for each Named Executive Officer based on the same peer company data. In determining specific award amounts granted to Named Executive Officers other than the CEO, the Committee reviews management recommendations that are based on the guidelines and then considers other factors it deems relevant, including individual performance. In determining the CEO's award, the Committee reviews the CEO's performance and the grant guidelines in executive session and grants awards as it deems appropriate.

        In February 2007, the Compensation Committee approved a new approach for equity grants, under which a portion of the restricted stock units granted to our CEO and other Named Executive Officers in 2007 were performance-based in that their vesting is tied to the future performance of our stock. The purpose of these performance-based restricted stock units is to more directly tie executive equity compensation to the company's future financial performance. The units will vest on March 1, 2010* based on the average share price of our stock over the last 40 trading days of 2009, as follows:

Share price of $6.75 or less:	one-third of performance-based units vest
Share price of $8.50:	additional one-third of performance-based units vest
Share price of $10.25 or higher:	additional one-third of performance-based units vest
(For prices between the above amounts, straight-line interpolation will be used to determine the exact percentage of units that vest.)

*
100,000 units of Mr. Fetter's award vested on March 1, 2008, 100,000 units will vest on March 1, 2009 and the remainder will vest on March 1, 2010 in accordance with the stock prices shown above.

        In 2007, the Compensation Committee decided to position equity awards for Named Executive Officers at the 75th percentile of peer company practice, with a portion of the awards delivered in the form of performance-vesting restricted stock units, a portion delivered in the form of time-vesting restricted stock units and a portion delivered in the form of stock options. In making this decision, the Compensation Committee considered several factors, including the fact that no outstanding employee stock options have any current in-the-money value, and the value of previously granted restricted stock units has dropped since prior grants were made. The inclusion of options and performance-vested units, tied to our stock price, in our 2007 equity awards ensured that above-market equity compensation (i.e., compensation above the 50th percentile of market median) would be earned only if there is a substantial increase in our stock price.

          Equity Grant Timing and Stock Option Exercise Prices

        Annual equity grants to our Named Executive Officers are made by the Compensation Committee during the first quarter of each year. The date of any annual equity grants has historically been the date on which the Compensation Committee approves the grant, or the date of the next previously scheduled meeting of the Board of Directors if the Committee decides to seek Board ratification of its approval. Grants may also be made at the time of hiring or promotion. These grants, and other grants that might be made outside of the annual grant process, are also made by the Compensation Committee. Under a policy adopted by the Compensation Committee in 2006, the grant date for any grant made to a newly hired executive is the last trading day of the month of hire. The exercise price for all stock options is the NYSE closing price per share of our common stock on the date of grant or on the next preceding trading day if the date of grant is a non-trading day.

        We have no program, plan or practice to select option grant dates for our executive officers in coordination with the release of material non-public information.

          Stock Ownership and Stock Option Exercise/Restricted Stock Unit Vesting Retention Guidelines

        Our Board of Directors has adopted stock ownership and stock option exercise retention guidelines for our directors and all company officers with the title of SVP or above, in order to further align the personal interests of our directors and senior officers with those of our shareholders. The ownership guidelines must be met by the later of March 11, 2008 and five years from the date on which an individual becomes a senior officer.

        The stock ownership guidelines require each senior officer to own shares of our stock with a value equal to the following multiples of his or her base salary. (Named Executive Officers other than the CEO are required to own stock at the EVP level):

Title	Multiple of Base Salary
CEO	5x
President	4x
EVP and others above SVP	2x
SVP	1x

        A report prepared for us in March 2005 by Pearl Meyer & Partners, an executive compensation consulting firm, indicated that our ownership requirements for executives as a multiple of base salary are in line with the largest U.S. public companies that have ownership guidelines.

        The Nominating and Corporate Governance Committee of our Board of Directors has determined that the following types of holdings shall satisfy the ownership requirement guidelines: (i) all shares owned (however acquired, including shares acquired through the Employee Stock Purchase Plan), (ii) deferred compensation invested in Tenet stock units under our Deferred Compensation Plans, and (iii) unvested restricted stock units granted under the SIP. Options do not satisfy the ownership guidelines.

        The Board has also adopted stock retention guidelines that require all directors and senior officers who have not satisfied the stock ownership guidelines to hold for at least one year all the "net shares" received upon the exercise of stock options or vesting of restricted stock units. For this purpose, "net shares" means the number of shares obtained by exercising the option or upon restricted stock unit vesting, less the number of shares sold to pay the exercise price of the option and any taxes or transaction costs due upon the exercise or vesting.

        Each of the Named Executive Officers has satisfied the stock ownership guidelines.

  Perquisites

          Automobile Allowance

        Up until August 2007, each of our Named Executive Officers received an automobile allowance ranging from $12,300 to $24,200 per year. In August 2007, in lieu of salary increases, the Compensation Committee decided to eliminate the automobile allowance for all executives other than the CEO and to add the dollar amount of each executive's allowance into salary. The Committee decided not to add the CEO's automobile allowance into his salary in order to avoid any resultant increase in his bonus calculation.

          Personal Use of Business Aircraft

        Tenet owns one aircraft and holds an 18.75% undivided interest in a second aircraft through a fractional ownership program. The reason for our ownership of these aircraft is to enable our executive officers and directors to fly more efficiently between our business locations, and to and from other locations for business purposes, in a manner that enables them to conduct business in privacy while traveling.

        Under our aircraft usage policy, our Chief Executive Officer and certain other employees of the company approved by him from time to time are eligible to use these aircraft for limited personal use consistent with regulations of the Internal Revenue Service, the SEC and the Federal Aviation Administration. We believe this is a reasonable perquisite to offer to our senior executive officers given the business necessity of maintaining these aircraft.

        Under our aircraft usage policy, Mr. Fetter must reimburse us for any personal use of the corporate aircraft above 75 hours per year and may elect to reimburse us for any personal use of our aircraft at any time. The incremental cost of his use that we disclose as a perquisite in the Summary Compensation Table is reduced by whatever amount Mr. Fetter reimburses us. In 2007, Mr. Fetter's personal use of the corporate aircraft totaled 49.9 hours.

          Other Perquisites

        Named Executive Officers and other members of our senior management team receive relocation assistance to the same extent as other employees who we relocate as part of our recruitment process, or in connection with a change of job location for an existing employee.

        We do not provide our Named Executive Officers with personal benefits such as country club memberships, company car and/or driver, home security systems or housekeeping, personal financial planning assistance or similar perquisites.

  Supplemental Executive Retirement Plan

        The Supplemental Executive Retirement Plan ("SERP") provides our Named Executive Officers (and certain other officers) with retirement benefits in the form of retirement payments for life, generally commencing on the first day of the month following retirement and the attainment of age 65. The benefit amount is based on the executive's years of service and earnings.

        Our SERP has been in place since 1984. It is similar to the types of defined benefit retirement plans that other large companies maintain for their senior executives. We continue this benefit because it is customary for executives at higher levels and offering such a benefit is necessary for recruiting and retaining qualified executives, particularly those at senior executive levels in advanced stages of their careers. Additional information regarding benefits calculation and other terms of the SERP is provided in the narrative discussion following the Pension Benefits table on page 35.

  Executive Severance Plan

        On June 20, 2006, we adopted the Tenet Executive Severance Plan ("ESP"), which amended and restated the existing Tenet Executive Severance Protection Plan ("TESPP") applicable to our Named Executive Officers, and certain other members of senior management, as well as certain severance protection guarantees embodied in offer letters and employment agreements applicable to other officers of the company, including hospital chief executive officers. The terms of the ESP, which was effective as of May 11, 2006, were approved by the Compensation Committee after consultation with its outside compensation consultant.

        Prior to the adoption of the ESP, severance arrangements, including those under the TESPP, were negotiated individually at the time of hiring or promotion. This approach to severance was inconsistent. The ESP provides a consistent level of cash severance payments and other benefits to officers with the same title and eliminates inconsistencies in benefits offered under existing severance arrangements. We believe the level of benefits provided is reasonable. Benefits under the ESP are predictable to current and future executives, as well as to our shareholders.

        The ESP, like the TESPP and other severance arrangements that it replaced, is intended to continue the company's practice of strengthening retention and recruitment by offering competitive compensation packages consistent with industry standards. Severance benefits for our executives reflect the fact that it can be difficult for someone in an advanced position to find a new job within a reasonably short period of time.

        Each of the Named Executive Officers participates in the ESP. The severance periods for the company's Named Executive Officers under its ESP were determined by the Compensation Committee based on (a) past company practice, (b) competitive data regarding the severance periods in place for executives of similar sized companies provided by the Committee's independent outside compensation consultant, and (c) the Committee's analysis of the future financial impact of various severance payout scenarios on each of these executives and on the company.

        Provisions in the ESP and related severance agreements regarding non-competition, confidentiality, non-disparagement and non-solicitation as a condition of receipt of severance benefits under the ESP remain in effect for the period during which the severed executive is entitled to receive severance payments. There are no provisions regarding waiver of breach of any such agreements or provisions.

        A more detailed description of the ESP begins on page 42.

  Deferred Compensation Plans

        Under our Deferred Compensation Plans, our Named Executive Officers, directors and other eligible employees (those at the manager level and above) may defer all or a portion of their compensation paid during a given calendar year. The purpose of these plans is to enable highly paid employees to defer the taxable receipt of a portion of their income until such time as the employee is more likely to be in a lower tax bracket, usually at retirement.

        Mr. Fetter and Mr. Porter are the only Named Executive Officers who currently participate in our Deferred Compensation Plans. Additional details regarding the Deferred Compensation Plans are set out beginning on page 37.

Analysis of 2007 Compensation of Our Named Executive Officers

  Mr. Fetter

        The Compensation Committee's approach to Mr. Fetter's compensation includes a thorough review of Mr. Fetter's current compensation and compensation history, as well as competitive data on peer company and general industry compensation of chief executive officers. In reaching its decisions on Mr. Fetter's compensation, the Committee looks to balance the elements of his compensation package to help it achieve several objectives: first, to provide appropriate incentives for Mr. Fetter to continue to execute on the business strategies the Board believes are working for the company and second, to limit upfront compensation so that Mr. Fetter will realize the majority of his compensation only if and to the extent that the company achieves its internal operational objectives (in the case of annual bonuses) and sees an improvement in its stock price (in the case of options and restricted stock units).

        In reviewing Mr. Fetter's compensation in 2007, the Committee looked at: detailed information on Mr. Fetter's current compensation structure; Mr. Fetter's compensation history since November 2002, including, since 2004, a market comparison of the elements and total of his direct compensation; a wealth accumulation analysis; an analysis of competitive long-term incentive values; details on the changing value of Mr. Fetter's equity holdings since 2004: the value as of February 28, 2007 of his holdings at various theoretical Tenet stock prices; and a competitive analysis of the value of the grants awarded to him in 2006. The Committee also looked at the sensitivity of several proposed 2007 equity awards to various performance scenarios, examining the potential value of the proposed grants over time at various stock prices and looking at those values in relation to market compensation. This information enabled the Committee to examine each element of Mr. Fetter's compensation in light of other elements; to understand the totality of his compensation and changes to his compensation during his tenure as CEO; to track changes in the value of his prior-year equity grants; and to assess the impact of various levels of future company stock price performance on his equity holdings over time. This analysis helped the Committee to make decisions on appropriate levels of 2007 compensation.

        The Compensation Committee emphasizes incentive compensation and pay-for-performance in Mr. Fetter's compensation package. In light of the company's financial performance, Mr. Fetter did not receive an increase in his base salary in 2007. In reviewing Mr. Fetter's base salary in 2007, the Committee found that the base salary was below the market median as compared against both healthcare industry and general industry data. Mr. Fetter's base salary has not increased since April 2005, when his salary was increased by 2%, consistent with the salary increase received by all our corporate employees at that time.

        The Committee emphasizes performance compensation for Mr. Fetter to provide him with an incentive to increase his cash compensation by improving the performance of the company. The Committee awards performance bonuses to Mr. Fetter and our other Named Executive Officers consistent with the Balanced Scorecard corporate-wide performance results. Mr. Fetter's 2008 bonus, reflecting 2007 corporate performance at 137.5% of the Balanced Scorecard target, is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Mr. Fetter's bonus was not adjusted for individual performance.

        As described above under "Equity Incentive Compensation," we award grants of equity each year to our Named Executive Officers and other employees eligible to participate in our Stock Incentive Plan. For our Named Executive Officers, these annual awards are made in the form of options and restricted stock units, all of which vest over three years. In 2007, the Compensation Committee decided that a portion of these awards should be tied directly to the company's stock performance. These performance-based restricted stock units will vest over three years in accordance with the movement of the company's stock price as described above under "Equity Incentive Compensation."

        The Committee granted Mr. Fetter 728,000 options and 900,000 restricted stock units, 300,000 of which he will earn only if the company's stock price reaches $8.50 by the end of 2009, and another 300,000 of which he will earn only if the company's stock price reaches $10.25 by the end of 2009.

        In reaching its decision, the Committee reviewed peer company data provided by its independent outside compensation consultant. Mr. Fetter's grants would be consistent with the 75th percentile of peer company practice in terms of the total value of the grants only if the company's stock price reaches $8.50 by the end of 2009.

        The Compensation Committee did not make any other changes to Mr. Fetter's compensation in 2007. It is our practice that all Compensation Committee decisions regarding Mr. Fetter's compensation must be approved by the independent directors of the full Board. Mr. Fetter is not present during either the Compensation Committee or the full Board's deliberations regarding his compensation.

  Other Named Executive Officers

        In 2007, compensation decisions regarding each of our Named Executive Officers other than our Chief Executive Officer were, except as noted below, consistent with the decisions regarding the other Named Executive Officers. These decisions were also, in each case, consistent with the policies and procedures discussed in other sections of this CD&A. For these reasons, we discuss the compensation of all of these Named Executive Officers in this single section.

        In reviewing compensation for the Named Executive Officers other than Mr. Fetter in 2007 the Compensation Committee looked at detailed information on their current compensation structures; a market comparison of the value of each of the elements and the aggregate total of each of their direct compensation; and peer company guidelines on equity compensation. This information enabled the Committee to examine each element of each officer's compensation in light of other elements; to understand each officer's aggregate compensation; and compare the officer's compensation to how officers in similar positions in peer companies are compensated.

        In light of the company's financial performance, none of the Named Executive Officers received any base salary increase in 2007. The Committee voted in 2006 to increase Dr. Newman's salary effective January 1, 2007, in connection with his promotion to Chief Operating Officer effective that date. The Committee determined an appropriate salary for Dr. Newman by considering his qualifications for the position, the responsibilities he would be assuming, his salary history within Tenet and salaries of officers with comparable responsibilities in peer companies.

        In 2007, the Compensation Committee decided that the automobile allowance previously offered to executives as a perquisite should be rolled into base salary. Any apparent increase in the base salaries of the Named Executive Officers is a result of this decision.

        Mr. Porter, Dr. Newman and Ms. Fraser were each awarded an AIP bonus for 2007 in an amount reflecting 2007 corporate performance at 137.5% of the Balanced Scorecard target, as shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The Compensation Committee did not award Mr. Urbanowicz an annual incentive award due to his impending departure.

        The Compensation Committee does not increase Named Executive Officer bonuses above what is determined in accordance with our Annual Incentive Plan, based upon performance results achieved under our Balanced Scorecard. Although the Committee does have discretion to lower executive bonuses, the Committee normally will not do so unless it thinks an individual has failed to meet expectations. In 2007, the Compensation Committee awarded each of the Named Executive Officers equity grants in the form of stock options, time-vested restricted units and performance-vested restricted units. These grants are shown in the Grants of Plan-Based Awards Table on page 32.

        The number of options and units awarded was based on guidelines developed from an analysis of the value of equity grants of our peer companies. The awards were targeted at the 75th percentile of peer company practice in order to provide our executives with a significant incentive to improve the company's stock price. One-third of the value of each Named Executive Officer's award was delivered in the form of stock options; one-third in the form of time-vested restricted stock units; and one-third in the form of performance-vested restricted stock units that vest over three years based on the stock price thresholds noted above. These grants would be consistent with the 75th percentile of peer company practice in terms of the total value of the grants only if the company's stock price reaches $8.50 by the end of 2009.

        This year, our Senior Vice President of Human Resources, Cathy Fraser, is included as one of our Named Executive Officers. During 2007, Ms. Fraser did participate in discussions of executive compensation and was present at Compensation Committee meetings, given her position as head of Human Resources. This participation took place prior to our determination that Ms. Fraser would be named in this Proxy Statement. Ms. Fraser's participation in compensation discussions and decisions did not impact decisions regarding her compensation, which was determined based on the same policies and procedures applicable to our other Named Executive Officers.

Tax Matters

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to any of its Named Executive Officers, but exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Committee generally seeks, wherever possible, to structure performance-based compensation, including bonus awards and stock option grants, in a manner intended to satisfy those requirements.

        The Board and the Committee reserve the authority to award nondeductible compensation as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, no assurance can be given that compensation intended by the Committee to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table summarizes the compensation paid by us for the years ended December 31, 2007 and 2006 to our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated other executive officers during 2007 (collectively, the "Named Executive Officers"). Additional information concerning our Named Executive Officers' compensation can be found in the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 16.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)	Total ($)
Fetter Chief Executive Officer and President	2007 2006	1,081,000 1,081,000	-0- -0-		3,882,209 3,575,916	3,039,074 3,047,957	1,857,969 1,051,340		487,430 389,894	(7)	203,862 276,596	10,558,294 9,422,703
Porter Chief Financial Officer	2007 2006	554,177 306,731	100,000 100,000	(8)	1,087,365 523,584	245,625 98,397	533,730 210,000		178,446 -0-		41,661 217,373	2,747,754 1,456,085
Newman Chief Operating Officer	2007	701,434	-0-		832,750	342,238	872,685		324,026		325,710	3,405,593
Urbanowicz General Counsel and Secretary	2007 2006	554,177 496,154	-0- -0-		933,757 521,693	643,743 858,332	-0- 297,754	(9)	27,227 74,597	(10)	20,549 34,385	2,179,453 2,282,915
Fraser Senior Vice President Human Resources	2007	332,838	-0-		130,184	50,978	251,888		44,391		12,313	829,342

(1)
Includes amounts deferred at the election of the executive under the Tenet Healthcare Corporation 401(k) Retirement Savings Plan (the "401(k) Plan") and, for certain Named Executive Officers, under the 2006 DCP. For information with respect to amounts deferred under the 2006 DCP, see the table and related discussion under "Nonqualified Deferred Compensation" on page 37.

(2)
Values in this column represent the amounts expensed by us in 2007 for portions of awards granted in 2007 and portions of awards granted in prior years. These amounts do not represent the intrinsic or market value of the awards on the dates of grant, at year end or at present. For market values of all outstanding options and restricted units at December 31, 2007, please see the table entitled Outstanding Equity Awards on page 34.

  Effective January 1, 2006, we account for the cost of stock-based compensation in accordance with SFAS 123(R) under which the cost of restricted stock unit grants, stock option grants and other equity incentive awards to employees and directors is measured by the fair value of the awards on their grant date and is recognized over the requisite service periods of the awards, whether or not the awards had any intrinsic value during the period. Amounts shown in the table above reflect the dollar amount recognized for financial statement reporting purposes for 2007 in accordance with SFAS 123(R) of awards granted under our SIP and include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts with respect to stock option grants are included in Note 7 to our consolidated financial statements for the year ended December 31, 2007 included in our annual report on Form 10-K and are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" under "Critical Accounting Estimates—Accounting for Stock-Based Compensation" in the Form 10-K. We calculate the grant date fair value of restricted stock units based on the NYSE closing price per share of our common stock on the date of grant.

(3)
All stock options granted to the Named Executive Officers during 2007 were out-of-the money on December 31, 2007, that is, they had an exercise price of more than the market price per share of our common stock.

(4)
Reflects cash awards under our Annual Incentive Plan.

(5)
The amounts shown for each Named Executive Officer, excluding Mr. Fetter, represent the change in the actuarial present value of accumulated benefits during 2007 under our Supplemental Executive Retirement Plan or SERP. Mr. Fetter's aggregate amount includes $484,448, representing the change in the actuarial present value of his accumulated benefits during 2007 under the SERP; and $2,982, representing the above-market portion of interest earned on compensation deferred under our Deferred Compensation Plans.

(6)
The All Other Compensation column includes the following:

	Fetter	Porter	Newman	Urbanowicz	Fraser
Automobile Allowance (Allowance discontinued and rolled into base salary effective October 1, 2007 for all executives other than Mr. Fetter)	24,200	13,923	15,892	13,923	9,462
Premiums for long-term disability and survivor benefit life insurance under the Tenet SERP	4,140	4,315	4,495	4,060	2,851
Matching contributions under the Tenet 401(k) Retirement Savings Plan	6,750	6,750	6,750	6,750	6,750
Matching contributions under the Tenet 2006 Deferred Compensation Plan	58,804	16,175	—	—	—
Personal use of company aircraft* (Dr. Newman's use of company aircraft for relocation is included in relocation expenses below.)	116,718	—	3,070	—	—
Reimbursement to executive or payment to third parties of relocation expenses	—	5,331	244,552	2,566	—
Tax gross-up on reimbursement of relocation expenses	—	1,917	55,060	—	—
Other	—	—	2,641	—	—

Total	$203,862	$41,661	$325,710	$20,549	$12,313

*
Amounts shown in this row represent the incremental costs associated with the personal use of our aircraft. We calculate incremental costs based on a methodology that sums: (i) an average price for fuel, oil and additives per hour of flight time multiplied by the actual flight hours for the flight; (ii) hangar and aircraft parking expenses away from the aircraft's home base; (iii) customs and handling charges; (iv) flight planning weather services; (v) landing fees; (vi) average engine and auxiliary power unit ("APU") accrual expenses per hour of flight time multiplied by the actual flight hours for the flight; (vii) passenger catering and ground transportation; (viii) total crew expenses (including meals, hotels and transportation): and (ix) other charges, including fees for any contract crew members and variable fees related to the use of our fractional jet interest. Because our aircraft are used primarily for business travel, our incremental cost calculations exclude fixed costs that do not change based on usage, such as pilots' salaries, the purchase or lease costs of the aircraft, management fees related to our fractional jet interest, home-base hangar costs and maintenance fees (except with respect to the engine and APU accrual expenses described above). Incremental costs do not include any potential disallowed tax deduction (approximately $461,000 for 2007) for the expenses we incur in connection with non-business use of our aircraft.

(7)
The aggregate amount includes a corrected amount of $388,590, representing the change in the actuarial present value of Mr. Fetter's accumulated benefits during 2006 under the SERP and a corrected amount of $1,304, representing the above-market portion of interest earned on compensation deferred under our Deferred Compensation Plans.

(8)
Represents the second installment of a sign-on bonus granted to Mr. Porter pursuant to his offer letter that was paid on the second anniversary date of his employment date. Mr. Porter's offer letter provides for an additional $100,000 payable on the third anniversary date of his employment date, provided that he remains employed in his position with the company on that date.

(9)
The Compensation Committee did not award Mr. Urbanowicz an annual incentive award due to his impending departure.

(10)
Includes a corrected amount of $74,597, representing the change in the actuarial present value of Mr. Urbanowicz's accumulated benefits during 2006 under the SERP.

Grants of Plan-Based Awards During 2007

        The following table sets forth information concerning grants of equity made in 2007 under our Third Amended and Restated Tenet Healthcare Corporation 2001 Stock Incentive Plan and grants of cash that may be earned in 2008 under our Annual Incentive Plan. Descriptions of these plans follow the table below.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)
												Grant Date Fair Value of Stock and Option Awards($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)		All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)
Fetter	3/1/07 3/1/07 3/1/07	337,812	1,351,250	2,702,500	300,000	600,000	900,000			728,000	6.60	4,239,000 2,016,560
Porter	3/1/07 3/1/07 3/1/07 3/1/07	97,042	388,168	776,335	25,000	50,000	75,000	50,000		100,000	6.60	353,250 330,000 277,000
Newman	3/1/07 3/1/07 3/1/07 3/1/07	158,670	634,680	1,269,360	30,000	60,000	90,000	60,000		140,000	6.60	423,900 396,000 387,800
Urbanowicz	3/1/07 3/1/07 3/1/07 3/1/07 3/1/07	97,042	388,168	776,335	25,000	50,000	75,000	50,000 300,000	(7)	100,000	6.60	353,250 330,000 1,980,000 277,000
Fraser	3/1/07 3/1/07 3/1/07 3/1/07	45,798	183,191	366,383	10,000	20,000	30,000	20,000		40,000	6.60	141,300 132,000 110,800

(1)
Amounts shown in these columns reflect awards that our Named Executive Officers might have earned during 2007, dependent upon our 2007 performance. Actual awards earned are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
On March 1, 2007, based on a NYSE closing price of $6.60 per share, the Board granted stock options and restricted stock units to all of our Named Executive Officers following the recommendations of the Compensation Committee. Restricted stock units will be settled in shares of Tenet common stock upon vesting.

(3)
All awards in this column are in the form of restricted stock units. One hundred thousand (100,000) units of Mr. Fetter's award will vest on each of the first two anniversaries of the grant date. The remainder of Mr. Fetter's award, along with the awards shown in this column to the other Named Executive Officers, will vest only to the extent to which pre-determined price targets of Tenet common stock are met on an absolute basis, calculated based on an average of the closing price per share of Tenet's common stock on the NYSE for the last 40 trading days in 2009. The following table shows the payouts and associated price targets:

Absolute Tenet Common Stock Performance	Percent Payout of Target Performance Shares Awarded
$6.75 or less	50%
$8.50	100%
$10.25 or higher	150%

  Straight-line interpolation will be applied in determining the payout for performance of Tenet common stock between $6.75 and $8.50 and $8.50 and $10.25. Any restricted stock units not earned will be forfeited.

(4)
All awards in this column are in the form of restricted stock units and, except for the award to Mr. Urbanowicz as described in footnote (7) below, vest ratably on each of the first three anniversaries of the grant date.

(5)
All stock options vest ratably on each of the first three anniversaries of the grant date. All stock options granted to the Named Executive Officers during 2007 were out-of-the money on December 31, 2007, that is, they had an exercise price of more than the market price per share of our common stock.

(6)
Computed in accordance with SFAS 123(R). Assumptions used in the calculation of these amounts with respect to stock option grants are included in Note 7 to the consolidated financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K and are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" under "Critical Accounting Estimates—Accounting for Stock-Based Compensation" in the Form 10-K. We calculate the grant date fair value of restricted stock units based on the NYSE closing price per share of our common stock on the date of grant.

(7)
Award to Mr. Urbanowicz is a retention incentive "career grant" in the form of restricted stock units and vests 25% on each of March 1, 2010, March 1, 2012, March 1, 2014 and March 1, 2017.

  2001 Stock Incentive Plan

        Our Third Amended and Restated 2001 Stock Incentive Plan, which was originally approved by our shareholders in 2001 and amended in 2005 with shareholder approval, promotes our interests and those of our shareholders by strengthening our ability to attract, motivate and retain management level employees and directors who possess the training, experience and ability necessary to the success of the company. This is accomplished by annual grants of equity-based compensation under the SIP, primarily in the form of restricted stock units and stock options.

        The SIP is administered by the Compensation Committee. All of our Named Executive Officers are eligible to participate in the SIP. The process used by the Compensation Committee for determining and granting SIP awards is discussed under "Equity Incentive Compensation" beginning on page 22, above.

        If a Named Executive Officer retires or becomes totally and permanently disabled while employed by us, the options granted under the SIP will continue to vest, be exercisable and expire in accordance with their terms. If the Named Executive Officer dies during his employment, the options granted under the SIP will expire three years after the date of death unless by their terms they expire sooner. In the case of any other termination of a Named Executive Officer, all stock options will expire three months thereafter unless by their terms they expire earlier. However, if a Named Executive Officer dies or becomes totally and permanently disabled following his retirement or during the three-month period following a termination of employment, the options will become fully vested and exercisable for a period of one year after the date of death and for the remainder of their original term in the case of total and permanent disability. The maximum term of an option is 10 years from the date of grant.

        If a Named Executive Officer retires or becomes totally and permanently disabled, the restricted stock units granted under the SIP will continue to vest in accordance with their terms, provided that the Named Executive Officer does not engage in any competitive business with us. If the Named Executive Officer dies during his employment, the restricted stock units granted under the SIP will become fully vested. In the case of any other termination of a Named Executive officer, all restricted stock units will expire. The maximum vesting period for a restricted stock unit is 10 years from the date of grant.

        Certain restricted stock units and options granted to our Named Executive Officers may be subject to accelerated vesting or, in the case of Mr. Urbanowicz's career grant of restricted stock units, continued vesting during the severance period, if a Named Executive Officer's employment is terminated without cause or due to a change of control, as described under "Executive Severance Plan" beginning on page 42.

  Annual Incentive Plan

        Each of our Named Executive Officers, as well as all employees at the level of manager or above, is eligible to participate in our Annual Incentive Plan. The AIP, which was first approved by our shareholders in 2001 and again in 2007, promotes the attainment of our business objectives by basing a portion of an employee's compensation on his or her performance, the performance of his or her business unit and/or the performance of the company.

        Each year, the Compensation Committee establishes performance criteria, sets performance goals and sets target awards under the AIP. In February 2007, criteria, goals and target awards were established under the AIP by the Compensation Committee and, in March 2008, cash awards were paid to our Named Executive Officers for performance during 2007. The amounts paid under the AIP for 2007 are reflected in the Summary Compensation Table under Non-Equity Incentive Plan Compensation. For a more complete description of the AIP, see the discussion of "Performance-Based Bonus" beginning on page 20, above.

Outstanding Equity Awards

		Option Awards(1)						Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Market Value of Securities Underlying Options ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Rights That Have Not Yet Vested (#)(3)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Rights That Have Not Yet Vested ($)(2)
Fetter	7/28/99 11/7/02 9/15/03 3/4/04 2/17/05 2/22/06 3/1/07	25,000 450,000 350,000 469,333 312,888 243,899	156,445 487,798 728,000	11.125 27.95 14.98 12.02 10.63 7.93 6.60	-0- -0- -0- -0- -0- -0- -0-	7/28/09 11/7/12 9/15/13 3/4/14 2/17/15 2/22/16 3/1/17		57,956 405,878	294,416 2,061,860	300,000	1,524,000
Total values:					$-0-				$2,356,276		$1,524,000
Porter	6/5/06 3/1/07	48,194	96,389 100,000	7.76 6.60	-0- -0-	6/5/16 3/1/17		231,334 50,000	1,175,177 254,000	25,000	127,000
					$-0-				$1,429,177		$127,000
Newman	7/28/99 3/3/04 2/16/05 7/1/05 2/22/06 1/1/07 3/1/07	17,700 66,666 40,000 18,333	20,000 36,667 140,000	11.125 12.01 10.52 7.93 6.60	-0- -0- -0- -0- -0-	7/28/09 3/3/14 2/16/15 2/22/16 3/1/17		6,667 21,079 36,667 50,400 60,000	33,868 107,081 186,268 256,032 304,800	30,000	152,400
Total values:					$-0-				$888,049		$152,400
Urbanowicz	12/22/03 3/3/04 2/16/05 2/22/06 3/1/07	125,000 133,333 88,888 43,333	44,445 86,667 100,000	15.68 12.01 10.52 7.93 6.60	-0- -0- -0- -0- -0-	12/22/13 3/3/14 2/16/15 2/22/16 3/1/17	(4)	12,223 86,667 350,000	62,093 440,268 1,778,000	25,000	127,000
Total values:					$-0-				$2,280,361		$127,000
Fraser	9/29/06 3/1/07	6,666	13,334 40,000	8.14 6.60	-0- -0-	9/26/16 3/1/17		13,334 20,000	67,737 101,600	10,000	50,800
Total values:					$-0-				$169.337		$50,800

(1)
Except as otherwise noted in the table, all awards vest ratably over a three-year period, commencing on the first anniversary of the date of grant, and have a term of ten years. All stock options held by the Named Executive Officers were out-of-the money on December 31, 2007, that is, they had an exercise price of more than the market price per share of our common stock.

(2)
Based on the NYSE closing price of $5.08 per share of our common stock on December 31, 2007.

(3)
Messrs. Porter, Newman and Urbanowicz, and Ms. Fraser received performance-based restricted stock units on March 1, 2007 that are eligible for vesting on December 31, 2009. Mr. Fetter received restricted stock units on March 1, 2007 of which 100,000 units vest on each of the first two anniversaries of the grant date, with the remainder eligible for vesting on December 31, 2009. Pursuant to Instruction 3 to Item 402(f)(2) of Regulation S-K, performance-based restricted stock units are listed at the threshold number of shares.

(4)
Mr. Urbanowicz received an award of 300,000 restricted stock units on March 1, 2007, which vests 25% on each of March 1, 2010, March 1, 2012, March 1, 2014 and March 1, 2017.

Option Exercises and Stock Vested During 2007

        The following table sets forth information concerning restricted stock units that vested to each of the Named Executive Officers during 2007, including the value they realized on such vesting. None of the Named Executive Officers exercised any options during 2007. All stock options held by the Named Executive Officers were out-of-the money on December 31, 2007, that is, they had an exercise price of more than the market price of our common stock.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Fetter	358,850	2,656,856
Porter	115,666	813,132
Newman	50,524	352,471
Urbanowicz	64,444	472,485
Fraser	6,666	22,398

(1)
The value realized on vesting has been computed by multiplying the number of shares of common stock by the market value of such shares on the vesting date. These amounts represent gain realized on prior year equity compensation and is not considered 2007 compensation.

Pension Benefits

        The following table sets forth information as of December 31, 2007 with respect to our Supplemental Executive Retirement Plan, which provides for payments or other benefits in connection with the retirement of the Named Executive Officers.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)(3)	Payments During Last Fiscal Year ($)
Fetter	SERP	12	2,796,256	-0-
Porter	SERP	1	178,446	-0-
Newman	SERP	8	1,501,725	-0-
Urbanowicz	SERP	4	232,424	-0-
Fraser	SERP	1	44,391	-0-

(1)
None of the Named Executive Officers has been credited with years of service in excess of his or her actual years of service with the company.

(2)
Computed as of December 31, 2007, the same pension plan measurement date used for financial statement reporting purposes with respect to our consolidated financial statements for the year ended December 31, 2007, which are included in our annual report on Form 10-K filed with the SEC on February 26, 2008.

(3)
Determined using the benefit formula, age and service credits, and final average earnings as of December 31, 2006 and December 31, 2007, using: (i) the assumption that retirement age is age 62, which is the age at which a participant under the SERP may retire or terminate their employment without a reduction in benefits; (ii) actuarial tables used in calculating life expectancies; and (iii) a discount rate of 5.75%.

  Supplemental Executive Retirement Plan

        The SERP provides our Named Executive Officers (and certain other executives, collectively referred to as "participants") with supplemental retirement benefits in the form of retirement payments for life, generally commencing on the first day of the month following the attainment of age 65. At retirement, the monthly benefit paid to a participant will be a product of four factors: (i) the participant's highest average monthly earnings (base salary and annual cash bonus under our AIP) for any consecutive 60-month period during the 10 years preceding retirement; (ii) the number of years of service with the company up to a maximum of 20 years provided that during the first five years of participation in the SERP partial credit will be given for years of service performed prior to the participant's enrollment in the SERP; (iii) a vesting factor; and (iv) a percentage factor, not to exceed 2.7% offset for other retirement benefits such as our 401(k) Plan, our Deferred Compensation Plans and Social Security.

        A participant in the SERP qualifies for early retirement if, at the time of retirement or termination of employment, the participant meets one of the following requirements, as elected by the participant at the time of enrollment: (i) age 55 with 10 years of service; or (ii) age 62. The monthly SERP benefit is reduced in the event of a participant's early retirement or termination of employment prior to age 62 by 3.0% for each year early retirement or termination occurs before age 62, subject to a maximum reduction of 21%. Monthly SERP benefits are further reduced, by an additional 3% each year if benefits begin to be paid prior to age 62 as a result of early retirement. Unreduced retirement benefits under the SERP are available for participants who terminate on or after age 62. None of our Named Executive Officers are presently eligible for early retirement under the SERP.

        In the event of a change of control, participants will be deemed fully vested in their SERP benefits without regard to their actual years of service, their SERP benefits will be calculated based on all of their years of service with the company (i.e., the partial credit for service prior to enrollment in the SERP will not apply) and no early retirement or payment reduction will apply once the participant attains age 60. SERP benefits payable in the event of a termination of employment within two years of a change of control event described in Section 409A of the Internal Revenue Code will commence on the first day of the month following the later of the date of the participant's termination of employment or the participant's attainment of age 60. Otherwise any SERP benefits payable following a change of control will be paid at normal retirement or early retirement as described above.

        We do not have a policy with respect to the granting of extra years of credited service under the SERP. The Executive Severance Plan, which was adopted during 2006, provides for the accrual of age and service credit under the SERP for each participant who also participates in the Executive Severance Plan during his or her "severance period."

        We purchased insurance policies on the lives of our Named Executive Officers and certain other participants in the SERP to reimburse us, based on actuarial calculations, for amounts to be paid to the participants under the SERP over the course of the participants' retirement (assuming that our original estimates as to interest rates, mortality rates, tax rates and certain other factors are accurate). SERP participants also are provided a life insurance and accidental death benefit for the designated beneficiary of each participant and a disability insurance policy for the benefit of each participant. All of these benefits are fully insured.

Nonqualified Deferred Compensation

        The following table sets forth information as of December 31, 2007 with respect to our Deferred Compensation Plans.

Name	Plan Name		Executive Contributions in Last Fiscal Year ($)(3)	Registrant Contributions in Last Fiscal Year ($)(4)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Fetter	2006 DCP 2001 DCP	(1) (2)	58,804 -0-	58,804 -0-	18,713 32,309	(5) (7)	-0- -0-	331,139 144,306	(6) (6)
Porter	2006 DCP	(1)	16,175	16,175	3,038	(8)	-0-	52,656
Newman			-0-	-0-	-0-		-0-	-0-
Urbanowicz			-0-	-0-	-0-		-0-	-0-
Fraser			-0-	-0-	-0-		-0-	-0-

(1)
Represents amounts with respect to the Tenet 2006 Deferred Compensation Plan.

(2)
Represents amounts with respect to the Seventh Amended and Restated Tenet 2001 Deferred Compensation Plan.

(3)
Included in the amounts represented as "Salary" in the Summary Compensation Table.

(4)
Included in the amounts represented as "All Other Compensation" in the Summary Compensation Table.

(5)
Represents earnings from amounts invested at an annual rate of interest equal to 1% below the prime rate of interest, which generated an annual return for 2007 of 6.9%. Of this amount, $2,494 is included as above-market interest in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table.

(6)
Includes amounts reported as compensation for Mr. Fetter in our Summary Compensation Tables for previous years.

(7)
Represents earnings from amounts invested at an annual rate of interest equal to 1% below the prime rate of interest, which generated an annual return for 2007 of 6.9% and earnings from amounts invested in Tenet stock. Included in the interest amount is $488 of above-market interest, which is included in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table.

(8)
Represents earnings from amounts invested in the Fidelity Freedom 2015 Fund.

  Deferred Compensation Plans

        We maintain two Deferred Compensation Plans (i) the Tenet 2006 Deferred Compensation Plan ("2006 DCP") and (ii) the Seventh Amended and Restated Tenet 2001 Deferred Compensation Plan ("2001 DCP"). No additional elective deferrals or employer contributions may be made to the 2001 DCP.

        The 2006 DCP was adopted in order to comply with the requirements of the JOBS Act. Deferrals elected with respect to amounts otherwise payable in calendar years beginning before January 1, 2005 are subject to the terms of the 2001 DCP. Deferrals elected with respect to amounts otherwise payable in calendar years beginning on and after January 1, 2005 are subject to the terms of the 2006 DCP. All of our Named Executive Officers and non-employee directors are eligible to participate in the 2006 DCP.

        Directors and eligible employees (together, "participants") are permitted to elect to make up to five types of elective deferral contributions ("Deferral Contributions") to the 2006 DCP:

            (i)  Basic compensation deferrals of up to 75% of compensation (base salary and certain other cash compensation, but excluding bonuses) for employees and 100% of compensation (retainers, meeting fees and committee fees) for non-employee directors.

           (ii)  Bonus deferrals of up to 100% of bonus for employees (97% if a supplemental deferral is made as described below).

          (iii)  Supplemental deferrals of 3% of compensation when the employee reaches any of the statutory limits on contributions under our 401(k) Plan and/or 3% of bonus under the AIP.

          (iv)  Discretionary compensation deferrals, in a specified dollar or percentage amount of compensation, if authorized by the administrator of the 2006 DCP.

           (v)  Restricted stock unit deferrals, of up to 100% of the restricted stock units awarded under our SIP, if authorized by the administrator of the 2006 DCP.

        We will make an employer matching contribution to the 2006 DCP equal to 100% of an employee's supplemental deferrals. In addition, we may elect to make a discretionary contribution to the 2006 DCP with respect any participant. We did not elect to make any discretionary contributions to the DCP for 2007. All elective deferrals and employer contributions made to the 2006 DCP are fully vested when made and are credited to a separate bookkeeping account on behalf of each participant.

        Amounts deferred into the 2006 DCP are subject to the rules of the 2006 DCP. Amounts deferred into the 2001 DCP are subject to the rules of the 2001 DCP. The following general statements regarding distributions are subject to the specific provisions of these plans. Amounts deferred under the 2006 DCP or 2001 DCP will generally be distributed, as directed by the participant, upon either termination of service or the occurrence of a specified date. Matching and discretionary contributions are distributed upon termination of service. Distributions may also be elected by a participant in the event of an unforeseen emergency in which case participation in the 2006 DCP may be suspended. Distributions may be made in cash or in shares of our common stock, depending upon the participant's investment elections, as described below. Distributions may be made in the form of a lump sum payment or installments over a one to fifteen year period, depending on the value and investment of the participant's DCP account, as elected by the participant. Any amounts that are payable from the 2006 DCP upon a termination of employment are subject to the six month delay applicable to key employees under the JOBS Act. Under certain circumstances, a participant may elect to receive an immediate lump sum distribution under the 2001 DCP subject to a 10% forfeiture, a thirteen-month delay or the occurrence of a change of control, as defined in the 2001 DCP.

        Participants may request, on a daily basis, any of the following investment crediting rates be applied to amounts credited to their 2001 and 2006 DCP accounts: (i) an annual rate of interest equal to 1% below the prime rate of interest; (ii) a rate of return based on one or more benchmark mutual funds, which are the same funds as those offered under our 401(k) Plan; or (iii) a rate of return based on the performance of our common stock, designated as stock units that are payable in shares of our common stock. Amounts that are deemed to be invested in stock units may not be transferred out of stock units.

Potential Payments Upon Termination or Change of Control

        The information below describes and quantifies certain compensation that would be paid under existing plans and arrangements if a Named Executive Officer's employment had terminated on

December 31, 2007, given his or her compensation and service levels as of that date and, as applicable, based on the NYSE closing price of $5.08 per share of our common stock on that date. These benefits are in addition to benefits available generally to our salaried employees, such as distributions under our 401(k) Plan, disability benefits, and accrued vacation pay. A Named Executive Officer's benefits under our Deferred Compensation Plans will generally be distributed in connection with his termination of employment, or the occurrence of a specified date.

        Due to the number of factors that affect the nature and amount of any benefits paid upon the occurrence of any of the events discussed below, any actual amounts paid may be different. Factors that could affect these amounts include the timing of the event, the company's stock price and the executive's age.

  Death, Disability and Retirement

        Upon the death of a Named Executive Officer, his or her survivors would receive payments from our insurance carriers under life insurance and accidental death and dismemberment policies provided in connection with the SERP. We provide coverage under each policy in an amount up to two times a Named Executive Officer's salary, not to exceed $550,000 per policy (i.e., we pay up to $1,100,000), with excess coverage elected by the executive at his or her expense. As of December 31, 2007, the survivors of the Named Executive Officers would receive the following lump sum cash payments: Fetter, $1,600,000; Porter, $3,873,000; Newman, $2,321,000; Urbanowicz, $3,500,000; and Fraser, $2,970,000. In addition, under the SERP, the surviving spouse of a deceased Named Executive Officer would receive monthly payments equal to 50% of the retirement benefits that would have been payable to the executive.

        Upon total and permanent disability, a Named Executive Officer would receive a cash payment from our insurance carrier, payable on a monthly basis until the executive reaches age 65, not to exceed $25,000 per month.

        For information concerning the effect of a Named Executive Officer's death, disability and retirement on his restricted stock units and stock options, see the discussion under "2001 Stock Incentive Plan" on page 33.

  Non-Cause Terminations

        Each of the Named Executive Officers participates in the ESP and is entitled to certain severance payments and other benefits if his or her employment is terminated without cause, or by the executive for good reason, in either case including terminations following a change of control of the company. Terminations without cause or by the executive for good reason are referred to as "non-cause" terminations in the table headings below.

        As a condition of receiving any severance benefits, a Named Executive Officer will be required to execute a severance agreement and general release that will contain restrictive covenants regarding non-competition, confidentiality, non-disparagement and non-solicitation, as well as a release of claims against us.

        The tables set forth below reflect the estimated aggregate amount of payments and other benefits (not including reimbursable legal fees, if any, to obtain benefits under the ESP and certain reimbursable excise taxes, if any, incurred by the participant under Section 409A of the Internal Revenue Code) each Named Executive Officer would receive first, upon a non-cause termination unrelated to any change of control and, next, upon a non-cause termination relating to a change of control. Both tables assume that terminations occurred as of December 31, 2007.

          Non-Cause Termination/No Change of Control

Name	Cash Severance ($)(1)(2)	Health and Welfare Benefits ($)(3)	Automobile Allowance ($)(2)	Outplace-ment Services ($)	SERP Benefit ($)(4)	Accelerated Equity Awards ($)(5)	Excise Tax Reimburse-ments ($)	Total ($)
Fetter(6)	7,296,750	20,628	72,600	25,000	2,621,490	6,013,873	-0-	16,050,341
Porter(7)	2,414,425	32,388	-0-	25,000	-0-	1,860,977	-0-	4,332,790
Newman(7)	3,423,800	23,723	-0-	25,000	1,135,680	1,253,810	-0-	5,862,013
Urbanowicz(7)	2,414,425	23,723	-0-	25,000	104,591	1,569,161	-0-	4,136,900
Fraser(8)	795,848	10,314	-0-	25,000	-0-	291,257	-0-	1,122,419

(1)
Represents aggregate salary continuation and target bonus amounts under the AIP.

(2)
To be paid on a bi-weekly basis commencing either at termination or six months following termination as required by Section 409A of the Internal Revenue Code.

(3)
Represents the aggregate incremental cost of providing medical, dental, life insurance, and accidental death and dismemberment to the executive at active employee rates. "Incremental cost" is comprised of our contributions to the premium cost for these benefits and our cost of paying benefits under our self-funded plans.

(4)
Represents the present value of aggregate retirement benefits payable under the SERP, which includes those benefits shown in the Pension Benefits table on page 35. In addition, these amounts include age and service credits for the Named Executive Officers that would accrue during their applicable severance periods in the event of a termination of their employment. Present value calculations use the assumptions discussed in footnote (3) to the Pension Benefits table.

(5)
With respect to Named Executive Officers who formerly participated in the Tenet Executive Severance Protection Plan (all except Ms. Fraser), equity awards under the SIP that have not vested will accelerate and become vested upon termination for any termination prior to May 10, 2011 (excluding a "career grant" to Mr. Urbanowicz on March 1, 2007 in the form of restricted stock units, which will continue to vest during his severance period). Ms. Fraser will forfeit any non-vested outstanding equity awards at termination. Any outstanding performance-based restricted stock unit awards are assumed to vest at target levels. Amounts reflected are based on the intrinsic value of equity awards granted to the Named Executive Officers. Intrinsic value has been calculated using the NYSE closing price of $5.08 per share of our common stock on December 31, 2007 with respect to restricted stock units. Stock options had no value on that date as they had an exercise price of more than the market price of our common stock.

(6)
Based on a severance period of three years under the ESP.

(7)
Based on a severance period of two and one-half years under the ESP.

(8)
Based on a severance period of one and one-half years under the ESP.

          Non-Cause Termination/Change of Control

Name	Cash Severance ($)(1)(2)	Health and Welfare Benefits ($)(3)	Automobile Allowance ($)(2)	Outplace- ment Services ($)	SERP Benefit ($)(4)	Accelerated Equity Awards ($)(5)	Excise Tax Reimburse-ments ($)(6)	Total ($)
Fetter(7)	7,296,750	20,627	72,600	25,000	4,125,547	6,013,873	4,816,143	22,320,135
Porter(7)	2,897,310	70,055	-0-	25,000	843,658	1,860,977	1,685,334	7,364,690
Newman(7)	4,108,560	28,467	-0-	25,000	2,435,685	1,253,810	2,814,795	10,634,679
Urbanowicz(7)	2,897,310	37,734	-0-	25,000	480,541	2,712,161	2,079,915	8,232,661
Fraser(8)	1,061,130	40,075	-0-	25,000	157,669	291,257	502,949	2,074,265

(1)
Represents aggregate salary continuation and target bonus amounts under the AIP.

(2)
To be paid on a bi-weekly basis commencing either at termination or six months following termination as required by Section 409A of the Internal Revenue Code.

(3)
Represents the aggregate incremental cost of providing medical, dental, life insurance, and accidental death and dismemberment benefits to the executive at active employee rates. "Incremental cost" is comprised of our contributions to the premium cost for these benefits and our cost of paying benefits under our self-funded plans.

(4)
Represents the present value of aggregate retirement benefits payable under the SERP in the event of a termination related to a change of control of the company, which includes those benefits shown in the Pension Benefits table on page 35. These amounts include age and service credits for the Named Executive Officers that would accrue during their applicable severance periods, and are based on: (i) the deemed full vesting of the Named Executive Officers in their SERP benefits without regard to their actual years of service; (ii) all of their years of service to the company and using the executive's highest average monthly earnings (base salary and annual cash bonus under our AIP) over a 60-month period; and (iii) a normal retirement age of 60 without a reduction in benefits.

  In the event of a change of control of the company without termination of employment, the aggregate retirement benefits payable under the SERP to the Named Executive Officers would be as follows: Fetter, $3,300,438; Porter, $210,914; Newman, $1,771,407; Urbanowicz, $274,595; and Fraser, $52,556. These amounts include those benefits shown in the Pension Benefits table. These amounts have been calculated as described above in this footnote (4), but without the accrual of additional age and service credits.

  Present value calculations use the assumptions discussed in footnote (3) to the Pension Benefits table.

(5)
Equity awards under the SIP that have not vested and are not assumed by the successor to the company will accelerate and become vested upon a change of control irrespective of whether the Named Executive Officer terminates employment. Equity awards under the SIP that are not vested and are assumed by the successor to the company will accelerate and become vested upon termination in connection with a change of control. Performance-based restricted stock unit awards are assumed to vest at target levels. Amounts reflected are based on the intrinsic value of equity awards granted to the Named Executive Officers. Intrinsic value has been calculated using the NYSE closing price of $5.08 per share of our common stock on December 31, 2007 with respect to restricted stock units. Stock options had no value on that date as they had an exercise price of more than the market price of our common stock.

(6)
Reflects amounts payable with respect to an executive's 280G Excise Taxes plus all federal, state, and local taxes applicable to the company's payment of the 280G Excise Tax, including any additional taxes due as a result of such payments.

(7)
Based on a severance period of three years under the ESP.

(8)
Based on a severance period of two years under the ESP.

        A "change of control" under the Deferred Compensation Plans, the ESP, the SERP and the SIP will have occurred if: (i) any one person, or more than one person acting as a group, acquires more than 50% of the total fair market value or voting power of our stock (including stock held prior to such acquisition); (ii) any one person, or more than one person acting as a group, acquires during a 12-month period ending on the date of the most recent acquisition by such person or persons, 35% or more of the total voting power of our stock (not considering stock owned by such person or group prior to such 12-month period); (iii) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our Board prior to such election; (iv) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) 40% or more of our total assets; or (v) there occurs a liquidation or dissolution of the company that is approved by a majority of the company's shareholders.

  Executive Severance Plan

        Upon a qualifying termination, the Named Executive Officers are entitled to receive, during the applicable severance period, the severance pay and benefits as described below. In the case of a qualifying termination that is not related to a change of control, payment of severance pay will be made to the Named Executive Officer in a lump sum to the extent it does not exceed the lesser of: (1) two times the executive's annual compensation for the taxable year before the year in which the separation of service occurs; or (2) two times the compensation limit set for tax-qualified retirement plans under Internal Revenue Code Section 401(a)(17) ($450,000 for 2007), and the remainder of such severance pay, if any, will be paid bi-weekly over the severance period, subject to a six-month delay applicable to key employees under Internal Revenue Code Section 409A. Upon the expiration of the six-month period, the severance pay that would otherwise have been paid to the Named Executive Officer during such six-month period will be paid in a lump sum and the remaining severance pay will be paid on a bi-weekly basis for the remainder of the severance period. In the case of a qualifying termination that is related to a change of control, payment of severance pay will be made to the Named Executive Officer in a lump sum at six months following termination as required by Section 409A of the Internal Revenue Code. Any six-month delay will cease to apply in the event of the death of the Named Executive Officer.

        A Named Executive Officer who incurs a qualifying termination under the ESP will incur a termination of employment for purposes of our 401(k) Plan, 2001 DCP and 2006 DCP, and will be entitled to payment of any benefits under the terms of these plans. If the Named Executive Officer participates in our SERP and his or her SERP benefits become payable during the severance period, the amount of severance pay payable to the executive under the ESP will be reduced by the amount of SERP benefits payable during the severance period. At the end of the severance period, the Named Executive Officer's SERP benefits will be adjusted to reflect the additional age and service credit provided under the ESP during the severance period. The Named Executive Officer's severance pay will not be considered in calculating his final average earnings under the SERP.

        Health and welfare benefits payable under the ESP will be reduced to the extent that the Named Executive Officer receives comparable benefits through other employment during the severance period.

        Except as described above with respect to former TESPP participants, upon a qualifying termination that is not related to a change of control, as defined above, any equity-based compensation awards granted under the SIP or any of our prior equity plans that are outstanding and vested as of such termination date will be exercisable or settled pursuant to the terms of the SIP or other equity plan.

  Benefit Plan Trusts

        We established trusts for the purpose of securing our obligations to make distributions under the 2001 DCP, 2006 DCP, SERP and ESP. As of December 31, 2007, the trust established for the 2001 DCP and 2006 DCP held 2,977,197 shares of our common stock, and the trust established for the SERP held 3,750,000 shares of our common stock and collateral interests in certain real properties. In the event of a change of control, we are required to fund the trust established for the ESP. The trusts, which are "rabbi trusts," must be funded in an amount that is sufficient, together with all assets then held by the trust, to pay each participant the benefits to which the participant would be entitled as of the date of a change of control. The trustees will make required payments to participants under these plans in the event that we fail to make such payments for any reason other than our insolvency, and may sell the assets of these trusts from time to time to obtain funds for such payments. In the event of our insolvency, the assets of the trusts will be subject to the claims of our general creditors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        We currently grant stock options, as well as restricted stock units, under our 2001 Stock Incentive Plan, or SIP. All options were granted with an exercise price equal to the NYSE closing price per share of our common stock on the date of grant. Options normally are exercisable at the rate of one-third per year beginning one year from the date of grant and generally expire 10 years from the date of grant. Most of our restricted stock unit grants vest over a three-year period.

        The following table summarizes certain information with respect to our equity compensation plans pursuant to which rights remain outstanding as of December 31, 2007.

Equity Compensation Plan Information

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	32,410,292	$20.24	11,381,133	(3)
Equity compensation plans not approved by security holders (1)(2)	3,737,233	$19.92	-0-
Total	36,147,525		11,381,133

(1)
Includes deferred compensation invested in 185,839 stock units under the Deferred Compensation Plans payable in common stock and 3,551,394 shares outstanding under the Second Amended and Restated Tenet Healthcare Corporation 1999 Broad-Based Stock Incentive Plan (the "1999 Plan"). The potential future dilutive effect of the Deferred Compensation Plans due to future investment of deferrals into stock units cannot be estimated.

(2)
In fiscal years 2000 and 2001, we granted non-qualified stock options to our employees under the 1999 Plan. The 1999 Plan was adopted by our Board in 1999, but it was not submitted to our shareholders for approval. With the approval by our shareholders of our SIP at the 2001 annual meeting of shareholders, we discontinued the grant of any additional options under the 1999 Plan. Awards granted under the 1999 Plan vest and may be exercised as determined by the Compensation Committee of the Board. In the event of a change of control, the Compensation Committee may, in its sole discretion, without obtaining shareholder approval, accelerate the vesting or performance periods of those awards. Although the 1999 Plan authorized, in addition to options, the grant of appreciation rights, performance units, restricted stock units and cash bonus awards, only nonqualified stock options were granted under the 1999 Plan.

(3)
Includes 213,241 shares remaining for issuance pursuant to the Seventh Amended and Restated 1995 Employee Stock Purchase Plan and 11,167,892 shares remaining for issuance under the SIP. All shares available under the SIP may be used for option-based and all other awards authorized under the SIP. As approved by our shareholders, option-based awards and stock appreciation rights continue to reduce the number of shares available for issuance on a one-to-one basis. However, grants of all other awards, such as restricted stock units, reduce the number of shares available by 1.6 shares for each share subject to such awards. On March 6, 2008, 8,907,784 of the 11,167,892 shares were awarded through our annual equity compensation process, leaving 2,260,108 shares available for grant under the 2001 SIP. The 8,907,784 shares awarded consisted of 3,072,000 stock options, which reduced the available shares on a 1-for-1 basis, and 3,647,365 restricted units which reduced the available shares by 1.6 shares for each unit awarded (a total of 5,835,784 shares). Upon approval by our shareholders of the 2008 SIP (see PROPOSAL 2—APPROVAL OF THE 2008 STOCK INCENTIVE PLAN) the 2,260,108 shares remaining would no longer be available for grants under the 2001 SIP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2007 and through March 17, 2008, we did not enter into any transaction in which a "related person" as defined by SEC rules, including our directors and executive officers and their immediate family members, has a direct or indirect material interest.

        Tenet's Standards of Conduct require all employees, including our executive officers, to report conflicts of interest and also those situations in which there may be the appearance of a conflict of interest. Our Standards of Conduct also apply to members of our Board of Directors. The full text of our Standards of Conduct is published on our web site at www.tenethealth.com, and a description of our policies on business ethics and conduct can be found on page 10. In addition, each director and executive officer is required to file with us, on an annual basis, a Conflict of Interest Disclosure Form, indicating whether or not a conflict of interest may exist. In the event that a related party transaction is identified through this process or otherwise, our policy is to require that any such transaction be reviewed and approved or ratified by the Board's Nominating and Corporate Governance Committee, which is comprised entirely of independent directors. We have not adopted standards for approval of related party transactions, but instead, the Committee reviews these transactions on a case-by-case basis.

SECURITIES OWNERSHIP

Securities Ownership of Management

        The table below indicates the shares, options and other securities beneficially owned by our directors and each of our Named Executive Officers as of March 17, 2008. On that date, each of the individuals listed below owned less than 1% of the outstanding shares of our common stock and options exercisable within 60 days of that date; and all of the current directors and executive officers as a group owned 1.15% of the outstanding shares of our common stock and options exercisable within 60 days of that date.

	Shares Beneficially Owned(1)
Name	Shares of Common Stock(2)		Options Exercisable on or Before May 16, 2008
John Ellis Bush	81,883	(3)	-0-
Trevor Fetter	850,319	(4)	2,494,130
Cathy Fraser	11,156		26,666
Brenda J. Gaines	103,763	(5)	-0-
Karen M. Garrison	71,298	(6)	-0-
Edward A. Kangas	108,943	(7)	54,867
J. Robert Kerrey	93,608	(8)	36,867
Floyd D. Loop, M.D.	77,324	(9)	113,448
Stephen L. Newman, M.D.	137,136		227,698
Richard R. Pettingill	79,286	(10)	49,904
Biggs C. Porter	100,568		129,721
James A. Unruh	71,080	(11)	41,139
E. Peter Urbanowicz	125,028	(12)	511,665
J. McDonald Williams	195,098	(13)	-0-
Executive officers and directors as a group (15 persons)	2,140,731		3,745,271

(1)
Except as indicated, each individual named has sole control as to investment and voting power with respect to the securities owned.

(2)
As noted in the footnotes below, some amounts in this column include stock units representing the value of the owner's deferred compensation invested in stock units at his or her election under the terms of one or both of our Deferred Compensation Plans. These units are settled in shares of our common stock upon termination of service. In addition, as noted below, the totals in this column for each non-employee director include restricted stock units granted under the terms of our SIP. These restricted stock units are settled in shares of our common stock upon termination of service.

(3)
Includes 13,565 stock units representing the value of Ms. Bush's deferred compensation invested in stock units at his election under the terms of our Deferred Compensation Plans and 53,318 restricted stock units granted under our SIP.

(4)
Includes 10,200 shares held by Mr. Fetter's spouse, 10,000 shares held in trust and 18,798 stock units representing the value of Mr. Fetter's deferred compensation invested in stock units at his election under the terms of our Deferred Compensation Plans.

(5)
Includes 24,080 stock units representing the value of Ms. Gaines' deferred compensation invested in stock units at her election under the terms of our Deferred Compensation Plans and 69,298 restricted stock units granted under our SIP.

(6)
Includes 69,298 restricted stock units granted under our SIP.

(7)
Includes 58,943 restricted stock units granted under our SIP.

(8)
Includes 31,547 stock units representing the value of Mr. Kerrey's deferred compensation invested in stock units at his election under the terms of our Deferred Compensation Plans and 58,943 restricted stock units granted under our SIP.

(9)
Includes 18,231 stock units representing the value of Dr. Loop's deferred compensation invested in stock units at his election under the terms of our Deferred Compensation Plans and 58,943 restricted stock units granted under our SIP.

(10)
Includes 20,343 stock units representing the value of Mr. Pettingill's deferred compensation invested in stock units at his election under the terms of our Deferred Compensation Plans and 58,943 restricted stock units granted under our SIP.

(11)
Includes 12,137 stock units representing the value of Mr. Unruh's deferred compensation invested in stock units at his election under the terms of our Deferred Compensation Plans and 58,943 restricted stock units granted under our SIP.

(12)
Includes 3,500 shares held indirectly in an Individual Retirement Account.

(13)
Includes 69,298 restricted stock units granted under our SIP.

Securities Ownership of Certain Shareholders

        Based on reports filed with the SEC, each of the following entities owns more than 5% of our outstanding common stock. We know of no other entity or person that beneficially owns more than 5% of our outstanding common stock.

Name and Address	Number of Shares Beneficially Owned		Percent of Class as of March 17, 2008
Brandes Investment Partners, L.P. 11988 El Camino Real, Suite 500 San Diego, CA 92130	67,892,338	(1)	14.3%
FMR LLC. 82 Devonshire Street Boston, MA 02109	65,966,295	(2)	13.9%
The TCW Group, Inc. 865 South Figueroa Street Los Angeles, CA 90017	59,596,846	(3)	12.5%
Franklin Resources, Inc One Franklin Parkway San Mateo, CA 94403	22,948,519	(4)	6.1%

(1)
Based on a Schedule 13G/A filed with the SEC on February 14, 2008 by Brandes Investment Partners, L.P., on behalf of itself and its named control persons, as of December 31, 2007. The group collectively reported shared voting power with respect to 54,247,225 of the shares indicated above and shared dispositive power with respect to all of the shares indicated above.

(2)
Based on a Schedule 13G/A filed with the SEC on February 11, 2008 by FMR LLC, on behalf of itself and its named subsidiaries and affiliates, as of January 31, 2008. Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC and a registered investment advisor, is described as the beneficial owner of 64,999,650 of the shares indicated above, or 13.7% as of March 17, 2008. The group collectively reported sole voting power with respect to 966,645 of the shares indicated above and sole dispositive power with respect to all of the shares indicated above.

(3)
Based on a Schedule 13G/A filed with the SEC on February 11, 2008 by The TCW Group, Inc., on behalf of itself and its named direct and indirect subsidiaries, as of December 31, 2007. The group collectively reported shared voting power with respect to 50,402,551 of the shares indicated above and shared dispositive power with respect to all of the shares indicated above.

(4)
Based on a Schedule 13G/A filed with the SEC on February 8, 2008 by Franklin Resources, Inc., on behalf of itself and its named subsidiaries and affiliates (including Templeton Global Advisors Limited ("TGAL"), as of January 31, 2008. TGAL is described as the beneficial owner of 22,948,519 of the shares indicated above, or 4.8% as of March 17, 2008. According to the report, TGAL has sole voting power with respect to 22,799,665 of the shares indicated above and sole dispositive power with respect to 22,948,519 of the shares indicated above. The other entities collectively reported sole voting power with respect to 4,220,755 of the shares indicated above, sole dispositive power with respect to 5,885,637 of the shares indicated above and shared dispositive power with respect to 332,427 of the shares indicated above.

PROPOSAL 2—APPROVAL OF THE 2008 STOCK INCENTIVE PLAN

        On March 6, 2008, our Board adopted, subject to shareholder approval, the Tenet Healthcare 2008 Stock Incentive Plan (the "2008 SIP") upon the recommendation of the Board's Compensation Committee. The 2008 SIP is intended to replace our Third Amended and Restated 2001 Stock Incentive Plan (the "2001 SIP") and to serve the same purpose of enabling us to deliver a portion of our employee and director compensation in the form of grants of stock and cash-based incentive awards. The Board believes that an effective and shareholder-friendly compensation program should include long-term incentive compensation, the ultimate value of which is tied to our financial performance. Approval of the 2008 SIP will allow us to continue to attract, motivate and retain qualified employees and directors, and provide them with the incentive to maximize long-term shareholder returns and achieve long-term objectives that will inure to the benefit of our shareholders.

        We are proposing the adoption of the 2008 SIP to (1) add to the number of shares currently available for equity grants to our employees and directors, (2) provide greater flexibility to our Compensation Committee in the terms and conditions of awards and (3) conform our stock incentive plan to current best practices and changes in federal tax law. As of December 31, 2007, there were an aggregate total of 11,167,892 shares remaining under the 2001 SIP. On March 6, 2008, 8,907,784 of these shares were awarded through our annual equity compensation process, leaving 2,260,108 shares available for grant under the 2001 SIP. If the 2008 SIP is approved, these 2,260,108 shares will no longer be available for grants under the 2001 SIP.

        The primary features of the 2008 SIP are summarized below. The summary is qualified by, and subject to, the provisions of the 2008 SIP, a copy of which is attached as Appendix A, and should be referred to for a complete statement of the terms of the 2008 SIP. The meaning of capitalized terms not defined in this summary can be found in the "Definitions" section of the 2008 SIP.

Shares Available Under the 2008 SIP

        Upon approval of the 2008 SIP by our shareholders, there will be an aggregate of 35,000,000 shares of our common stock ("Shares"), par value $0.05 per share, available for issuance pursuant to awards under the 2008 SIP. Each share of Common Stock issued pursuant to settlement of Options and Appreciation Rights will reduce the number of shares on a 1-for-1 basis. Each share of Common Stock issued pursuant to settlement of Restricted Stock, Performance Units or Restricted Units will reduce the number of shares by 1.5 shares. The aggregate number of Shares that may be issued to settle Awards, described below, will not exceed an annual average of 1,000,000 shares per year over a five-year period. Upon approval of the 2008 SIP by our shareholders, the Shares will be registered with the Securities and Exchange Commission on a Form S-8.

Administration of the 2008 SIP; Eligibility and Awards

        The 2008 SIP will be administered by the Compensation Committee (the "Committee"), which is composed entirely of independent directors. The Committee will select the individuals eligible to participate in the 2008 SIP, the types of awards granted, the time(s) at which awards may be granted and the number of Shares to be covered by each award granted. The Committee will also have the authority to interpret and administer the 2008 SIP, to determine the terms and conditions of awards and to make all other determinations relating to the 2008 SIP that it deems necessary or desirable for the administration of the Plan. The 2008 SIP will terminate on May 8, 2018, ten years after it is approved by our shareholders except with respect to awards then outstanding.

        Eligible participants under the 2008 SIP will include all of our directors and employees as selected by the Committee. Approximately 600 persons currently participate in our 2001 SIP and are considered to be eligible to participate in the 2008 SIP. Awards that may be granted under the 2008 SIP ("Awards") include Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards and Other Share-Based Awards and any other right, interest or option relating to shares of the company or cash granted pursuant to the 2008 SIP. All Awards granted will be evidenced by a written Award Agreement in a form, and containing such terms and conditions, as the Committee determines. While Awards typically are granted to selected eligible participants once a year, the Committee may grant Awards to any eligible participant at any time. The Committee may delegate to management the authority to grant Awards to employees who are not executive officers.

Terms and Conditions of Options

        Options may be granted alone or in addition to other Awards. Options may be nonqualified stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code; provided, that incentive stock options may only be granted to employees and are subject to the requirements of Section 422 of the Internal Revenue Code as explained in the 2008 SIP.

        The exercise price for Shares purchasable under an Option will not be less than 100% of the Fair Market Value of the Shares on the date of grant. Options will vest and be exercised as determined by the Committee and may be exercised during a term not to exceed 10 years from the date of grant. The Committee may permit participants to use shares they own of our common stock to pay the exercise price and may provide that the Shares to be issued upon an Option's exercise will be in the form of Restricted Stock or other similar securities.

Terms and Conditions of Stock Appreciation Rights

        A Stock Appreciation Right may be granted in connection with, or without relationship to, all or part of any Award, either at the time of grant or at any time during the term of the Award. A Stock Appreciation Right will have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Internal Revenue Code with respect to Stock Appreciation Rights granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten years. The Committee may impose such other conditions or restrictions on the terms of the exercise and the grant price of any Stock Appreciation Right as it deems appropriate.

        Upon the exercise of a Stock Appreciation Right, the holder will have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than the Fair Market Value as the Committee determines at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except as provided in the 2008 SIP, will not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right. The Committee may determine, in its sole discretion, whether payment of a Stock Appreciation Right will be made in cash, in whole Shares, or any combination thereof.

Terms and Conditions of Restricted Stock and Restricted Stock Units

        The Committee may grant Restricted Stock and Restricted Stock Units either alone or in addition to other Awards and as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee will determine the Vesting Period, which will not be less than three years from the date of grant (but permitting pro rata vesting over such time); provided, however, that this minimum Vesting Period will not be applicable to (i) grants of new hires to replace forfeited Awards from a prior employer, or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. Restricted Stock Awards and Restricted Stock Unit Awards subject to the achievement of performance objectives will have a minimum Vesting Period of one year. The minimum Vesting Period requirements will not apply to Restricted Stock or Restricted Stock Units granted to non-employee directors.

        Unless otherwise provided in the Award Agreement, beginning on the date of the grant of Restricted Stock, the Participant will become a shareholder of the Company with respect to all Shares subject to the Award Agreement and will have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving Restricted Stock Units will not possess voting rights with respect to such Award. Generally, Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any unvested Awards of Restricted Stock or Restricted Stock Units will be subject to the same restrictions as the Award itself. The certificates representing a grant of Restricted Stock will remain in the physical custody of the Company until such Restricted Stock has vested and any other restrictions are removed or expire.

Terms and Conditions of Performance Awards

        The Committee may grant Performance Awards in the form of Performance Cash or Performance Share Units. Performance Awards may be granted for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards. The amount of the Award to be distributed, the performance criteria to be achieved during any Performance Period and the length of the Performance Period will be conclusively determined by the Committee. However, a Performance Period will not be shorter than 12 months. Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, or any combination thereof, as determined in the sole discretion of the Committee. Performance Awards may also be paid in lump sum or in installments following the close of the Performance Period, or, in accordance with procedures established by the Committee, on a deferred basis subject to Section 409A of the Internal Revenue Code.

Terms and Conditions of Other Share-Based Awards

        The Committee may grant Other Share-Based Awards to participants either alone or in addition to other Awards. Other Share-Based Awards will also be available as a form of payment of other Awards and other earned cash-based compensation. Other Share-Based Awards will be subject generally to the same vesting conditions noted for Restricted Stock and Restricted Stock Units above. Other Share-Based Awards may be paid in cash, Shares, or any combination thereof, as determined by the Committee in its sole discretion. Other Share-Based Awards may be paid in a lump sum or in installments or on a deferred basis subject to Section 409A of the Internal Revenue Code.

Effect of Termination of Employment

        The Committee will determine and set forth in each Award Agreement whether any Awards will, as applicable, continue to be exercisable and the terms of such exercise, or cease to be subject to restrictions and the timing of when such restrictions will lapse, on and after the date that a participant ceases to be employed by or to provide services to us (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant's employment or services will be determined by the Committee, which determination will be final.

Section 162(m) Provisions

        If the Committee determines that at the time of a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that the provisions of the 2008 SIP relating to Section 162(m) of the Internal Revenue Code will be applicable to such Award. In such case, the vesting of the Award and the distribution of cash, Shares or other property pursuant thereto, as applicable, will be subject to the achievement of one or more objective Performance Criteria (as described in the 2008 SIP) established by the Committee within the time required by Section 162(m).

Limits on Awards

        During any consecutive five year period, no participant may (i) be granted Options or Stock Appreciation Rights with respect to more than an average of 1,000,000 Shares per year, or (ii) for Awards that are intended to comply with the performance-based exception under Section 162(m) of the Internal Revenue Code, earn more than an average of (a) 1,000,000 Shares per year under other Awards or (b) an average of $5,000,000 per year with respect to Performance Awards. If an Award is cancelled, the cancelled Award will continue to be counted toward the applicable Limitations.

Adjustment Provisions

        Awards may be adjusted in the event of unusual events such as distributions in connection with a merger or reorganization or stock splits. In addition, in the event of a change of control, the treatment of outstanding Awards granted to employees generally depends on whether: (i) the successor company assumes or substitutes the applicable Award, in which case such Awards will continue pursuant to their terms; and/or (ii) the participant incurs a Qualifying Termination, in which case such outstanding Awards will become immediately vested and exercisable or transferable, depending on the type of award. If the successor company does not assume or substitute the applicable Award, such Award will become immediately vested and exercisable, depending on the type of Award, as of the date of the change of control irrespective of whether the participant incurs a Qualifying Termination.

        In addition, the Committee may make other determinations, as described in the 2008 SIP, regarding the effect of a change in control on Awards.

Transferability of Awards

        Generally, Awards granted under the 2008 SIP, will not be transferable other than (1) by will or the laws of descent and distribution, or (2) pursuant to a qualified domestic relations order. The Committee in its discretion may permit other transfers of Awards pursuant to the terms of the 2008 SIP.

Amendment and Termination of the 2008 SIP

        The Committee has the authority to amend, suspend or terminate the 2008 SIP at any time. The Committee may not amend the 2008 SIP in any respect that materially increases the benefits available under the SIP without the approval of our shareholders, including, (a) increasing the number of Shares that may be the subject of Awards under the 2008 SIP (b) expanding the types of awards available under the 2008 SIP, (c) materially expanding the class of persons eligible to participate in the 2008 SIP, (d) amending any provision of the 2008 SIP regarding changes in the exercise price of Options and Stock Appreciation Rights, (e) increasing the maximum permissible term of any Option or the maximum permissible term of a Stock Appreciation Right, or (f) increasing the Limitations set forth above.

Certain Federal Income Tax Consequences

        The following is a general description of the U.S. federal income tax consequences to participants and the Company relating to Awards. This discussion does not purport to cover all tax consequences relating to the Awards, and assumes, with respect to deductibility of compensation by the Company, that to the extent applicable, the requirements of Section 162(m) of the Internal Revenue Code have been satisfied. Also, our ability to obtain a deduction for future payments under the 2008 SIP could be limited by the "golden parachute rules" of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain "excess parachute payments" made in connection with a change of control of the employer corporation. The tax treatment may also vary depending on the participant's particular situation and may, therefore, be subject to special rules not discussed below.

        A participant who receives Options or Stock Appreciation Rights generally will not recognize any income, nor will the Company be entitled to any tax deduction, in the year of the grant. At the time that a nonqualified stock option or Stock Appreciation Right is exercised, the participant will recognize ordinary income in an amount equal to the excess of (a) the Fair Market Value of the Shares purchased (or subject to a Stock Appreciation Right) over (b) the exercise price of the Option for such Shares (or the price stated in a Stock Appreciation Right). We generally will be entitled to a tax deduction in an amount equal to the amount includible in the income of the participant in the taxable year in which the participant is required to recognize the income. Payment of any cash bonus award in connection with the exercise of a nonqualified stock option or Stock Appreciation Right similarly will be taxed to the participant as ordinary income, and we will be entitled to a tax deduction in the same amount.

        A participant who disposes of Shares received upon the exercise of a nonqualified stock option will recognize capital gain (or loss) in an amount equal to the difference between (a) the amount realized on the disposition of the Shares, and (b) the Fair Market Value of the Shares on the date on which the Option was exercised. The capital gain (or loss) will be considered long-term if the Shares received upon exercise of the nonqualified stock option are held for more than one year after the Option was exercised. We are not entitled to any deduction for federal income tax purposes upon a participant's disposition of stock received upon the exercise of an Option (other than, in the circumstances described below, an incentive stock option).

        A participant will recognize no income for federal income tax purposes upon the grant or the exercise of an incentive stock option, provided that the exercise occurs during employment or within three months after termination, other than in the case of death or disability. If the Shares acquired upon the exercise are held for a minimum of both (a) two years from the date of grant and (b) one year from the date of exercise, then any gain or loss recognized by the participant on the sale of such Shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction for federal income tax purposes. If the Shares acquired are not held for these minimum periods, then the participant will be required to recognize ordinary income in the year of the disposition to the extent that the Fair Market Value of the Shares on the date of exercise or the sale price, whichever is less, exceeds the exercise price for the shares. We generally will be entitled to a deduction for federal income tax purposes equal to the amount the participant is required to recognize as ordinary income

        A participant who receives Awards payable in cash or Restricted Stock, Restricted Stock Units or Performance Awards payable in stock, will not recognize income for federal income tax purposes until the Awards vest. At that time, the participant will recognize ordinary income on the amount of cash received or, for Awards delivered in Shares, the excess of (a) the Fair Market Value of the Shares on the vesting date over (b) the amount, if any, paid for the Shares. We will be entitled to take a tax deduction in an amount equal to the ordinary income recognized by the participant.

        The 2008 SIP allows the Committee to permit the transfer of Awards in limited circumstances. See "Transferability of Awards" above. For income and gift tax purposes, certain transfers of nonqualified stock options and Stock Appreciation Rights generally should be treated as completed gifts, subject to gift taxation.

        An employee participant will be subject to withholding for federal and, if applicable, state and local, income taxes at the time the participant recognizes income under the rules described above with respect to Shares or cash received. As such, we will have the right to make all payments or distributions to a participant net of any taxes required to be paid at such time. We will have the right to withhold from wages or other amounts otherwise payable such withholding taxes as may be required by law, to otherwise require the participant to pay such withholding taxes or to take such other action as may be necessary to satisfy such withholding obligations. Non-employee directors are not subject to withholding by us and must make their own arrangements for satisfying any tax obligations they may have in connection with the grant or exercise of an Award under the 2008 SIP.

        Internal Revenue Code Section 409A imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation, as defined in Section 409A, under a plan that fails to satisfy certain requirements. Awards made pursuant to the 2008 SIP are designed to comply with the requirements of Section 409A to the extent such awards are not exempt from coverage. However, if the 2008 SIP fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

New Plan Benefits

        Future benefits that may be awarded under the 2008 SIP are subject to the discretion of the Committee and, therefore, are not currently determinable.

Shareholder Approval

        This proposal will be approved if a majority of the votes present or represented by proxy and entitled to vote on the proposal at the Annual Meeting are cast for approval of the proposal. Shares will be counted as voting against the proposal if they are voted against the proposal or abstain from voting. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not change the number of votes cast for or against the proposal and will not be treated as shares entitled to vote. Unless marked to the contrary, proxies will be voted FOR the approval of the 2008 SIP.

        The Board recommends that shareholders vote FOR the approval of the 2008 Stock Incentive Plan.

PROPOSAL 3—AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

        On March 5, 2008, the Compensation Committee of our Board of Directors approved, subject to shareholder approval, an amendment of our 1995 Employee Stock Purchase Plan (as amended from time to time, the "ESPP"). The ESPP was originally approved by our Board on August 11, 1995 and by our shareholders on September 27, 1995. The purpose of the ESPP is to enhance shareholder value and promote the attainment of our significant business objectives by allowing our employees to purchase the Company's stock at a discount, thereby giving employees an interest in common with that of our shareholders.

        We are proposing amending the ESPP at this time to increase the maximum number of shares available for purchase by 2,000,000 shares. The number of shares available for purchase under the ESPP was last increased in 1999. As of December 31, 2007, approximately 213,000 shares remained available for purchase under the ESPP. During the four quarters ended December 31, 2007, 798,380 shares of our common stock were purchased by employees under the ESPP at a weighted average price of $5.15 per share. The proposed amendment would make no other changes to the ESPP.

        The primary features of the ESPP are summarized below. The summary is qualified by, and subject to, the provisions of the ESPP, a copy of which is attached as Appendix B and should be referred to for a complete statement of the terms of the ESPP. The meaning of capitalized terms not defined in this summary can be found in the "Definitions" section of the ESPP.

Administration

        The ESPP is administered by the Compensation Committee, which is composed solely of independent directors who are not eligible to participate in the ESPP. However, the Compensation Committee has delegated certain of its administrative functions to our Pension Administration Committee and has delegated the day-to-day administration of the Plan to an ESPP Director in our Compensation Department. Smith Barney, Inc. is the record keeper for the ESPP.

Eligibility

        Any employee who customarily works at least 20 hours per week and six months per year is eligible to participate in the ESPP after having worked for us for thirty days. Our non-employee directors are not eligible to participate in the ESPP.

Operation of the ESPP

        Each employee eligible to participate in the ESPP may contribute between one and ten percent of the employee's "Covered Compensation" (as defined in the ESPP) towards the purchase of our common stock at a purchase price for each three-month calendar-quarter period equal to 95% of the fair market value of a share of our common stock on the last business day of that calendar quarter. Fair market value is defined in the ESPP as the closing price of our common stock on the relevant date. The amount to be contributed by a participant will be deducted from each paycheck on an after-tax basis, held for the participant and applied towards the purchase of the common stock following the last business day of the quarter. Amounts held for a participant during a quarter will not bear interest.

        Participants who are reporting persons under Section 16 of the Securities Exchange Act of 1934 and who choose to withdraw from participation in the ESPP must wait at least six months after withdrawing before electing to participate again in the ESPP. The Company will bear the costs of administration of the ESPP, including any fees, costs and expenses relating to the purchase of shares. The employee will be responsible for all fees, costs and expenses due upon the sale of any shares purchased under the ESPP. No fractional shares will be purchased under the ESPP. Amounts that otherwise would have been applied to the purchase of fractional shares will continue to be held for the participant and be applied towards the purchase of shares on the last day of the next quarter.

        Shares of Common Stock purchased by active employees (i.e., those who as of the purchase date have not terminated employment, retired, died or incurred a permanent disability) cannot be sold for a period of 12 months. Once the 12 months has expired or the participant has terminated employment, the participant may at any time sell the shares of common stock in his or her account or request a certificate representing those shares. If, however, a participant requests a certificate for his or her shares, there will be a charge to have the certificate issued. In addition, the participant will be responsible for all fees, costs and expenses due upon the sale of any shares of common stock purchased under the ESPP.

Restrictions on Purchase

        No employee may (a) purchase shares under the ESPP if the employee owns five percent or more of the total combined voting power or value of our stock, (b) purchase shares under the ESPP in excess of $25,000 (fair market value) of shares per year, or (c) purchase more than 4,000 shares (or such other number of shares as may be determined in advance by the Compensation Committee) of common stock in any quarter.

Number of Shares Available

        Upon approval of the Amendment, the number of shares remaining available for purchase under the ESPP would be 2,000,000 (plus the number of previously authorized shares that have not been purchased under the ESPP (i.e., approximately 213,000 as of December 31, 2007)). Such shares may be treasury shares, shares purchased on the open market, newly issued shares reserved for issuance under the ESPP or any combination thereof. Shares purchased for a participant will be held for the participant unless a participant requests that a certificate be issued for such shares. The participant will have the right to vote shares held for the participant's account. Any cash dividends paid with respect to shares of stock held for the account of a participant will be, as determined by the Compensation Committee on a uniform basis for all participants, either (i) distributed to the participant, or (ii) credited to the participant's account and used to purchase additional shares of stock under the ESPP at the end of the next calendar quarter.

Termination of Employment

        If a participant terminates employment, retires or becomes permanently disabled, contributions to the participant's account will cease and the participant or the participant's representative may elect to withdraw the remaining cash balance or to have the remaining cash balance applied to the purchase of stock on the last day of the calendar quarter. Upon the participant's death, all contributions to the participant's account will cease and the cash balance remaining in the participant's account will be refunded to the participant's estate unless the executor of the estate elects otherwise. The participant or his representative may request a certificate or certificates evidencing the stock purchased by the participant.

Basic Federal Tax Consequences

        No federal income tax will be recognized by the participant upon the grant of the option to purchase stock or upon the purchase of the stock under the Plan. If a participant disposes of stock purchased under the Plan within two years from the first day of the calendar quarter during which such stock was purchased, at the time of disposition the participant will recognize (a) ordinary income equal to the fair market value of the stock on the day it was purchased less the amount paid for the shares, and (b) a capital gain or loss equal to the difference between the participant's basis in the stock (the amount paid for the stock plus the amount taxed as ordinary income under subparagraph (a) above)

and the amount realized upon the disposition of the stock. If the participant holds the stock for more than 12 months, the capital gain or loss will be a long-term capital gain or loss. The Company generally will be entitled to a deduction in the amount of the ordinary income on which the participant is taxed under subparagraph (a) above. A participant must notify the Company if the participant disposes of any stock purchased under the ESPP within two years from the first day of the calendar quarter during which such stock was purchased.

        If a participant disposes of stock purchased under the ESPP more than two years from the first day of the calendar quarter during which such stock was purchased, at the time of the disposition the participant will recognize ordinary income equal to the lesser of (x) the excess of the fair market value of the stock on the date of disposition over the amount paid for such stock, and (y) 5 percent of the fair market value of such stock at the beginning of the calendar quarter in which the stock was purchased. In addition, the participant will recognize a long-term capital gain or loss equal to the difference between the participant's basis in the stock (the amount paid for the stock plus the amount taxed as ordinary income under subparagraph (x) or (y) above) and the amount realized upon the disposition of the stock. The Company will not be entitled to any deduction.

        All dividends paid on shares under the ESPP will be treated as taxable income for federal income tax purposes whether paid in cash or shares and whether or not used to purchase additional shares under the ESPP.

Amendment or Termination of the Plan

        The Board at any time may amend, suspend or discontinue the Plan, in whole or in part.

New Plan Benefits

        Future benefits available under the Plan are subject to the participation level of our employees and to our stock price at the time of any purchases and are, therefore, not determinable at this time.

Shareholder Approval

        This proposal will be approved if a majority of the votes present or represented by proxy and entitled to vote on the proposal at the Annual Meeting are cast for approval of the proposal. Unless marked to the contrary, proxies will be voted FOR the approval of the Eighth Amended and Restated 1995 Employee Stock Purchase Plan.

        The Board recommends that shareholders vote FOR the approval of the Eighth Amended and Restated 1995 Employee Stock Purchase Plan.

PROPOSAL 4—ELIMINATION OF SUPERMAJORITY VOTE PROVISIONS
IN ARTICLES OF INCORPORATION

        Tenet's Amended and Restated Articles of Incorporation currently require the affirmative vote of the holders of two-thirds of all outstanding shares on the following matters: (1) if shareholders seek to increase the number of directors by more than one during any 12-month period; (2) to approve any merger or consolidation or the sale of substantially all assets of the company; and (3) to amend either of the two foregoing provisions.

        Although most corporations in the United States have historically had some supermajority vote requirements as a way to protect minority shareholder interests, in recent years some investors and shareholder advisory groups have begun to view these provisions as a hindrance to good corporate governance and majority shareholder rule. Some shareholder advisory groups believe that a supermajority vote requirement provides veto power to minority stockholders. Some believe that a supermajority vote requirement can assist a board or management team opposed to an acquisition of the company for reasons not related to the best interests of shareholders. Shareholder groups who advocate the elimination of supermajority vote requirements believe that a simple majority of voting shares should be all that is necessary to effect changes regarding any matters subject to a shareholder vote.

        Proponents of supermajority vote requirements believe that these requirements appropriately ensure that fundamental changes in company structure can be made only through a broad consensus of a large number of shareholders. They believe that supermajority vote provisions provide protection for all shareholders and guard against self-interested actions by one or a few large shareholders. These supporters say that supermajority vote requirements are designed to encourage any potential acquirer to negotiate directly with the Board, which is in the best position to solicit alternative offers, evaluate the adequacy and fairness of proposed offers, and negotiate on behalf of all shareholders, and to protect shareholders against abusive tactics during a takeover attempt.

        We believe our shareholders should have the opportunity to reach their own conclusions on this issue and vote to decide if they wish to retain or eliminate existing supermajority vote provisions in our Articles of Incorporation. If the supermajority voting provisions were eliminated, matters currently requiring a supermajority vote would require only a simple majority vote.

        Approval of the proposed amendments by the favorable vote of the holders of not less than two-thirds of the outstanding shares would eliminate all shareholder supermajority voting provisions from our Articles of Incorporation. A marked version of our Articles of Incorporation, showing the proposed changes, is attached as Appendix C. If the amendments are approved, the amendments will become effective upon our filing of an appropriate Certificate of Amendment with the Nevada Secretary of State. The company will then amend its Bylaws to be consistent with the newly amended Articles.

        Our Board of Directors believes that our shareholders should decide this important issue based on their own best judgment. However, in light of the prevailing opinion of corporate governance advisors that a simple majority vote on all matters is preferable to the requirement of a supermajority vote for certain matters, the Board of Directors recommends that you vote FOR this proposal.

PROPOSAL 5—SHAREHOLDER PROPOSAL

        We received the following shareholder proposal for inclusion in this Proxy Statement. Promptly upon receiving an oral or written request from any shareholder, we will provide the full name, address and number of voting securities held by the shareholder proponent of the above proposal. We have included the proposal and the related supporting statement exactly as we received it. Following the proposal, we explain why our Board recommends a vote AGAINST the proposal.

        RESOLVED, that the shareholders of Tenet HealthCare Corporation ("Tenet" or the "Company") urge the board of directors to adopt a policy under which shareholders may vote at each annual meeting on an advisory resolution, to be proposed by Tenet's management, to ratify the compensation of the named executive officers ("NEOs") set forth in the proxy statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

        Investors are increasingly concerned about mushrooming executive compensation that sometimes appears to be insufficiently aligned with the creation of shareholder value. Recent media attention on questionable dating of stock options grants by companies has also raised investor concerns.

        A new SEC rule, which received record support from investors, requires companies to disclose additional information about compensation and perquisites for top executives. In adopting this rule, the SEC made it clear that market forces, not the SEC, should provide checks and balances on compensation practices.

        We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not give shareholders enough mechanisms to provide input to boards on senior executive compensation. By contrast, public companies in the United Kingdom allow shareholders to cast an advisory vote on the "directors' remuneration report," which discloses executive compensation. Such a vote is not binding, but gives shareholders a clear voice that could help shape senior executive compensation.

        U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans, but those plans set only general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have a means to provide ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, PAY WITHOUT PERFORMANCE 49 (2004)).

        Similarly, performance criteria submitted for shareholder approval that would allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and inadequate instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

        Accordingly, we urge Tenet's board to let shareholders express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote would, we think, provide Tenet with useful information about whether shareholders view the company's senior executive compensation, as reported each year, to be in shareholders' best interests.

        We urge shareholders to vote for this proposal.

BOARD RESPONSE

        The foregoing proposal is a well-intentioned, but, in our opinion, not well thought out attempt to allow shareholders to communicate their approval or disapproval of a company's executive compensation. This "one size fits all" proposal does not specifically address either our executive compensation practices or the avenues we provide our shareholders to bring their concerns to our attention. While these types of shareholder proposals are popular and have emotional appeal, we believe they do not present a viable solution to legitimate investor concerns about executive compensation.

        The shareholder proposes that we provide a process by which shareholders can annually cast a non-binding "advisory vote" on executive compensation. Such a process would result in a blanket approval or disapproval of our executive compensation program, but tell us nothing about exactly what aspect of compensation our shareholders do or do not like. This straw poll process would not tell us whether shareholders think one, several or all of our named executive officers is/are over-compensated or whether shareholders approve or disapprove of salaries, our bonus program, our equity incentive program, our severance program, some other aspect of compensation or any one or more of these. Nor would this straw poll inform us as to the extent to which shareholders might think we are overcompensating our executives.

        Our executives' compensation consists primarily of three elements, as described in detail in the Compensation Discussion and Analysis section of this Proxy Statement: a base salary; a formula-driven performance-based bonus under our Annual Incentive Plan; and equity-based incentive compensation, the value of which is directly related to the value of our stock, delivered though our Stock Incentive Plan. Our shareholders last approved our Stock Incentive Plan in 2005, and it is up for shareholder approval again this year. Our shareholders last approved our Annual Incentive Plan in 2007. Each element of each Named Executive Officer's compensation is reviewed annually by the independent directors who form our Compensation Committee.

        We welcome our shareholders' opinions on executive compensation, as we welcome their views on other matters, and we provide a number of means for shareholders to provide us with specific feedback. First, we meet regularly in person with our larger shareholders; second, in addition to our annual shareholder meetings, we hold an annual Investor Day, at which shareholders are invited to meet with and communicate their concerns and questions to our executives; third, we have an active Investor Relations program administered by our Investor Relations department, which provides our shareholders the opportunity to voice their specific views to us at any time; fourth, any shareholder may communicate with our Board of Directors either by e-mail or in writing as described in this Proxy Statement.

        We listen to our shareholders views on compensation as we listen to their views on other subjects. In 2006, for example, when we adopted and publicly disclosed our Executive Severance Plan, one of our investors called us and raised concerns about one provision of the Plan. In response to the investor's concerns, we immediately amended that provision. This type of interaction with our shareholders is the most direct and meaningful way for us to hear our shareholders voices and respond accordingly.

        In contrast, we believe implementation of this proposal will give an appearance of a meaningful feedback process, while providing no real forum for shareholders' views and leaving our Compensation Committee with no idea of the true nature of our shareholders' concerns. To use the proponent's words, it is a "blunt and inadequate" instrument to address a complex subject.

        For these reasons, the Board of Directors urges you to vote AGAINST this proposal.

PROPOSAL 6—SHAREHOLDER PROPOSAL

        We received the following shareholder proposal for inclusion in this Proxy Statement. Promptly upon receiving an oral or written request from any shareholder, we will provide the full name, address and number of voting securities held by the shareholder proponent of the above proposal. We have included the proposal and the related supporting statement exactly as we received it. Following the proposal, we explain why our Board recommends a vote AGAINST the proposal.

Pay-for-Superior-Performance Proposal

Resolved: That the shareholders of Tenet Healthcare Corporation (the "Company") request that the Board of Director's Executive Compensation Committee establish a pay-for-superior-performance standard in the Company's executive compensation plan for senior executives ("Plan"), by incorporating the following principles into the Plan:

  1.
  The annual incentive or bonus component of the Plan should utilize defined financial performance criteria that can be benchmarked against a disclosed peer group of companies, and provide that an annual bonus is awarded only when the Company's performance exceeds its peers' median or mean performance on the selected financial criteria;

  2.
  The long-term compensation component of the Plan should utilize defined financial and/or stock price performance criteria that can be benchmarked against a disclosed peer group of companies. Options, restricted shares, or other equity or non-equity compensation used in the Plan should be structured so that compensation is received only when the Company's performance exceeds its peers' median or mean performance on the selected financial and stock price performance criteria; and

  3.
  Plan disclosure should be sufficient to allow shareholders to determine and monitor the pay and performance correlation established in the Plan.

Supporting Statement: We feel it is imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance relative to industry peers. We believe the failure to tie executive compensation to superior corporate performance; that is, performance exceeding peer group performance, has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

We believe that common compensation practices have contributed to excessive executive compensation. Compensation committees typically target senior executive total compensation at the median level of a selected peer group, then they design any annual and long-term incentive plan performance criteria and benchmarks to deliver a significant portion of the total compensation target regardless of the company's performance relative to its peers. High total compensation targets combined with less than rigorous performance benchmarks yield a pattern of superior-pay-for-average-performance. The problem is exacerbated when companies include annual bonus payments among earnings used to calculate supplemental executive retirement plan (SERP) benefit levels, guaranteeing excessive levels of lifetime income through inflated pension payments.

We believe the Company's Plan fails to promote the pay-for-superior performance principle. Our Proposal offers a straightforward solution: The Compensation Committee should establish and disclose financial and stock price performance criteria and set peer group-related performance benchmarks that permit awards or payouts in its annual and long-term incentive compensation plans only when the Company's performance exceeds the median of its peer group. A senior executive compensation plan based on sound pay-for-superior performance principles will help moderate excessive executive compensation and create competitive compensation incentives that will focus senior executives on building sustainable long-term corporate value.

BOARD RESPONSE

        The Board agrees that compensation plans for senior executives must be designed and implemented to reward long-term growth in shareholder value. This proposal, however, is not targeted or drafted to achieve that goal. It is a "one size fits all" proposal, quite similar to those that have been submitted to other companies, regardless of their individual business models, strategies or circumstances. By focusing solely on single financial metrics such as stock price, the proposal fails to recognize the significance of other metrics and the difficulty of making meaningful comparisons to other companies.

        In contrast, our bonus and incentive pay systems for senior executives are based upon our company's specific business needs and objectives and are approved each year by the Compensation Committee of our Board of Directors. The Board's Compensation Committee is composed entirely of independent non-employee directors. The Committee's thoughtful design of our compensation program, including its performance-based elements, is explained in depth in our Compensation Discussion and Analysis (CD&A) beginning on page 16 of this Proxy Statement.

        As described in the CD&A, we benchmark all of our compensation against the compensation of a specific group of companies. Taking into consideration, among other things, how those companies compensate their executives, our Compensation Committee considers how we have performed, based on pre-determined criteria. The Committee sets these criteria each year so that they are in line with our specific strategic, operational and financial objectives for that year, and are appropriately difficult to achieve.

        We award bonuses based upon the company's results under our "Balanced Scorecard" system, which takes into account not only the company's financial performance, but its operating performance according to several metrics, including clinical quality, patient, physician and employee satisfaction, and other measures. Bonuses and incentive compensation for our executives are determined each year by our Board's Compensation Committee using this Balanced Scorecard methodology, which is described beginning on page 20.

        The Compensation Committee awards equity compensation each year only after reviewing the level of equity compensation awarded at peer companies. The Committee also reviews company and individual performance in deciding on awards. Performance has also become a key factor in our equity incentive compensation program. In 2007, the Committee added a stock price criterion to the vesting of certain equity awards granted to executives. The Committee's policies and procedures for making grants of equity to executives are discussed beginning on page 22.

        As our long-term shareholders know, prior to 2003, management bonuses were driven purely by reference to short-term financial results. We believe it is necessary for our performance criteria to include not only financial results, but other metrics that build long-term shareholder value, including the quality of the services that we provide and the satisfaction of the physicians and patients who use those services.

        This shareholder proposal assumes that we have directly comparable peers against whom we can benchmark our financial performance. In fact, as we note in our CD&A, the small, and shrinking, number of public companies in the hospital sector operate in very different markets from us, have very different business models and face very different challenges. Their results, therefore, are not directly comparable to our own. In large part, our competitors are usually not-for-profit hospital organizations, whose results are often not publicly available, but in any case are also not comparable to our own.

        Our Compensation Committee believes that long-term shareholder interest is best met by letting the Committee have the flexibility to determine senior executive compensation based on a number of different performance measures, incentives and objectives, including operational and strategic goals, as well as financial results. We believe that superior performance measurements must be multifaceted and that company performance cannot be measured simply by looking at the stock price performance of other companies with different business models operating in different competitive environments. Our performance must be measured by the achievement of the goals that our Board has determined will make our company successful for the long term.

        For these reasons, the Board of Directors urges you to vote AGAINST this proposal.

PROPOSAL 7—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of the Board has selected Deloitte & Touche LLP to serve as our independent registered public accountants for the year ending December 31, 2008. Deloitte & Touche LLP is familiar with our operations, and the Audit Committee is satisfied with Deloitte & Touche LLP's reputation in the auditing field, its personnel, its professional qualifications and its independence.

        Deloitte & Touche LLP representatives will attend the Annual Meeting and respond to questions where appropriate. Such representatives may make a statement at the Annual Meeting should they so desire.

        During 2006, the Audit Committee of the Board solicited proposals from several audit firms to serve as our independent registered public accountants. The Audit Committee conducted this review in keeping with its responsibilities to evaluate and select our independent registered public accountants and because it believes that it should conduct periodic reviews as a matter of good corporate governance. On January 9, 2007, the Audit Committee engaged Deloitte & Touche LLP to serve as our independent registered public accountants for the year ended December 31, 2007. In deciding to engage Deloitte & Touche LLP, the Audit Committee considered Deloitte & Touche's reputation in the auditing field and its professional qualifications, and reviewed auditor independence issues and existing commercial relationships with Deloitte & Touche LLP. The Audit Committee concluded that Deloitte & Touche LLP had no commercial relationship with us that would impair its independence.

        KPMG LLP served as our independent registered public accountants for the year ended December 31, 2006. On January 3, 2007, we informed KPMG LLP that they would be dismissed as our accountants effective upon the completion of the audit of our consolidated financial statements as of and for the year ended December 31, 2006 and the issuance of their related reports. The decision to dismiss KPMG LLP was approved by the Audit Committee.

        KPMG LLP's audit reports on our consolidated financial statements as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. KPMG LLP's report on our consolidated financial statements as of and for the years ended December 31, 2005 and 2004 did contain separate paragraphs stating: (1) "effective December 31, 2005, the company changed its method of accounting for asset retirement obligations"; and (2) "the company has restated its consolidated financial statements as of December 31, 2004 and 2003." Also KPMG LLP's report on our consolidated financial statements as of and for the years ended December 31, 2004 and 2003 did contain a separate paragraph stating "effective June 1, 2002, the company changed its method of accounting for goodwill and other intangible assets." The audit reports of KPMG LLP on management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2005 and 2004, and in the subsequent interim period through the date of completion of the audit of our consolidated financial statements as of and for the year ended December 31, 2006, (i) we had no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused them to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of SEC Regulation S-K.

        During the years ended December 31, 2006 and 2005, and in the subsequent interim period through January 9, 2007, neither we, nor anyone on our behalf, consulted with Deloitte & Touche LLP on any of the matters or events set forth in Item 304(a)(2) of SEC Regulation S-K.

Shareholder Approval

        Ratification of the selection of the independent registered public accountants by the shareholders requires that the votes cast in favor of ratification exceed the votes cast opposing ratification. Broker non-votes and abstentions will not change the number of votes cast for or against the proposal. If a favorable vote is not obtained, other independent registered public accountants will be selected by the Audit Committee of the Board. Unless marked to the contrary, proxies will be voted FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants.

        The Board recommends that shareholders vote FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants.

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

        Any shareholder proposal intended to be presented at the next annual meeting and included in our proxy materials must be received by our Corporate Secretary by November 28, 2008. We will determine whether or not to include any such proposals in the proxy statement in accordance with our bylaws and applicable law, including SEC regulations.

        Our bylaws provide that any shareholder wishing to nominate a candidate for director or to propose other business at the next annual meeting must give us written notice between January 9, 2009 and February 8, 2009. The notice must comply with the requirements of our bylaws, which may be found on our corporate website at www.tenethealth.com, and any applicable law. Any such nomination or other business will not be included in our proxy materials, but may be brought before the meeting.

        Any proposal or nomination that is not timely received by our Corporate Secretary will not be considered at the next annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the SEC reports regarding their ownership and changes in ownership of our securities. Other than one transaction report inadvertently not filed on a timely basis for Stephen L. Newman, M.D., to our knowledge, all of our directors and executive officers complied with all Section 16(a) filing requirements during 2007. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5 provided to us and the written representations of our directors and executive officers.

                      By Order of the Board of Directors,

                      Caitlin M. Larsen
                       Corporate Secretary

Dallas, Texas
March 27, 2008

Appendix A

TENET HEALTHCARE
2008 STOCK INCENTIVE PLAN

        Tenet Healthcare Corporation (the "Company"), a Nevada corporation, hereby establishes and adopts the following 2008 Stock Incentive Plan (the "Plan").

1.     PURPOSE OF THE PLAN

        The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees and directors of the Company and its Subsidiaries who are expected to contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.     DEFINITIONS

        2.1.    "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or cash granted pursuant to the provisions of the Plan.

        2.2.    "Award Agreement" shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, including through an electronic medium.

        2.3.    "Board" shall mean the board of directors of the Company.

        2.4.    "Cause" shall have the same meaning as set forth the ESP.

        2.5.    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        2.6.    "Committee" shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 of the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Code, and (iii) an "independent director" for purpose of the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded).

        2.7.    "Covered Employee" shall mean an employee of the Company or its subsidiaries who is a "covered employee" within the meaning of Section 162(m) of the Code.

        2.8.    "Director" shall mean a non-employee member of the Board.

        2.9.    "Dividend Equivalents" shall have the meaning set forth in Section 12.5.

        2.10.    "Employee" shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

        2.11.    "ESP" shall mean the Tenet Executive Severance Plan.

        2.12.    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.13.    "Executive Officer" shall mean an officer of the Company within the meaning of section 16b-3 of the Exchange Act.

        2.14.    "Fair Market Value" shall mean the per Share closing price of the Shares as reported on the New York Stock Exchange as of the relevant date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the New York Stock Exchange, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on the New York Stock Exchange or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion

        2.16.    "Good Reason" shall have the same meaning as set forth in the ESP.

        2.17.    "Limitations" shall have the meaning set forth in Section 10.6.

        2.18.    "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

        2.19.    "Other Share-Based Award" shall have the meaning set forth in Section 8.1.

        2.20.    "Participant" shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

        2.21.    "Payee" shall have the meaning set forth in Section 13.2.

        2.22.    "Performance Award" shall mean any Award of Performance Cash or Performance Share Units granted pursuant to Article 9.

        2.23    "Performance Cash" shall mean any cash incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

        2.24.    "Performance Period" shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

        2.25.    "Performance Share Unit" shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

        2.26.    "Permitted Assignee" shall have the meaning set forth in Section 12.3.

        2.27.    "Plan Administrator" shall mean the individual or committee appointed by the Committee to handle the day-to-day administration of the Plan. If the Committee does not appoint an individual or committee to serve as the Plan Administrator, the Committee will be the Plan Administrator.

        2.28.    "Protection Period" shall mean:

          (i)    with respect to Participants who are not eligible to participate in the ESP, the period beginning on the date of the Change in Control and ending twenty-four (24) months following the occurrence of a Change in Control; and

          (ii)   with respect to Participants who are eligible to participate in the ESP, the same period as set forth in the ESP, and as it may be amended from time to time

        2.29.    "Qualifying Termination" shall mean:

          (i)    the involuntary termination of a Participant's employment by the Company (or Subsidiary) without Cause, or

          (ii)   the Participant's resignation from the employment of the Company (or Subsidiary) for Good Reason;

        provided, however, that a Qualifying Termination will not occur by reason of the divestiture of a Subsidiary (or an Affiliate as defined in the ESP) with respect to a Participant employed by such

Subsidiary (or an Affiliate as defined in the ESP) who is offered a comparable position with the purchaser and either declines or accepts such position.

        2.30.    "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

        2.31.    "Restricted Stock Award" shall have the meaning set forth in Section 7.1.

        2.32.    "Restricted Stock Unit" means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery, as the Committee shall determine, of cash, Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate,

        2.33.    "Restricted Stock Unit Award" shall have the meaning set forth in Section 7.1

        2.34.    "Shares" shall mean the shares of common stock of the Company, par value $0.075 per share.

        2.35.    "Stock Appreciation Right" shall mean the right granted to a Participant pursuant to Article 6.

        2.36.    "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        2.37.    "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

        2.38.    "Vesting Period" shall have the meaning set forth in Section 7.1.

3.     SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

          (a)   Subject to adjustment as provided in Section 12.2, a total of 35,000,000 Shares shall be authorized for grant under the Plan. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and fifty one hundredths (1.5) Shares for every one (1) Share granted.

          (b)   If (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.

          (c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant under Section 10.6. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

          (d)   Any Shares that again become available for grant pursuant to this Article shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights under the Plan, or (ii) as one and forty-six one hundredths (1.46) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

          (e)   No Award may be granted if the number of Shares to be delivered in connection with such Award exceeds the number of Shares remaining available under this Plan minus the number of Shares issuable in settlement of or related to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

        3.2.    Character of Shares.    Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.     ELIGIBILITY AND ADMINISTRATION

        4.1.    Eligibility.    Any Employee or Director shall be eligible to be selected by the Committee as a Participant.

        4.2.    Administration.

          (a)   The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances, Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents and the time and form of payment of such Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

          (b)   Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing, the determination of the Directors to whom Awards may be granted, the time(s) at which Awards may be granted to Directors and the number of Shares subject to Awards to Directors shall be made by the Board.

          (c)   To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded), the Committee may delegate to one or more Executive Officers or a committee of Executive Officers the right to grant Awards to Employees who are not Directors or Executive Officers of the Company, the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or Executive Officers of the Company and the authority to take any of the other actions described in Section 4.2(a).

          (d)   The Committee may appoint the Plan Administrator, who will have the responsibility and duty to administer the Plan on a daily basis. The Committee may remove the Plan Administrator with or without cause at any time. The Plan Administrator will have all the day-to-day responsibilities of administering the Plan but for those duties retained by the Committee as set forth above in Section 4.2(c) and not otherwise delegated to such Plan Administrator.

5.     OPTIONS

        5.1.    Grant of Options.    Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

        5.2.    Award Agreements.    All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

        5.3.    Option Price.    Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company's stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

        5.4.    Option Term.    The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability.

        5.5.    Exercise of Options.

          (a)   Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant's executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

          (b)   Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker except by Executive Officers), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

        5.6.    Form of Settlement.    In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.

        5.7.    Incentive Stock Options.    The Committee may grant Options intended to qualify as "incentive stock options" as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of "incentive stock options" under the Plan, the maximum aggregate number of Shares that may be issued pursuant to "incentive stock options" granted under the Plan shall be the number of Shares set forth in the first sentence of Section 3.1(a), subject to adjustments provided in Section 12.2. Incentive stock options shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company's stockholders. In addition, the Fair Market Value of Shares subject to an incentive stock option and the aggregate Fair Market Value of Shares of any parent or Subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of Section 422 of the Code)) of the Company or a parent or Subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the incentive stock options are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

6.     STOCK APPRECIATION RIGHTS

        6.1.    Grant and Exercise.    The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

        6.2.    Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (a)   Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right.

          (b)   The Committee shall determine in its sole discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Shares, or any combination thereof.

          (c)   The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

          (d)   The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years except in the event of death or disability.

          (e)   Without the approval of the Company's stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

          (f)    The Committee may impose such other terms and conditions on Stock Appreciation Rights granted in conjunction with any Award as the Committee shall determine in its sole discretion.

7.     RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        7.1.    Grants.    Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a "Restricted Stock Award" or "Restricted Stock Unit Award" respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the "Vesting Period"). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

        7.2.    Award Agreements.    The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant

        7.3.    Rights of Holders of Restricted Stock and Restricted Stock Units.    Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

        7.4.    Minimum Vesting Period.    Except for Substitute Awards and in certain limited situations determined by the Committee (including the death, disability or retirement of the Participant and a Change of Control as defined in Article 11), Restricted Stock Awards and Restricted Stock Unit Awards subject solely to continued service with the Company or a Subsidiary shall have a Vesting Period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. Restricted Stock Awards and Restricted Stock Unit Awards subject to the achievement of performance objectives shall have a minimum Vesting Period of one (1) year. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under Code Section 162(m), waive the Vesting Period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors.

        7.5    Issuance of Shares.    Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.     OTHER SHARE-BASED AWARDS

        8.1.    Grants.    Other Awards of Shares and other Awards that are valued by reference to, or are otherwise based on, Shares ("Other Share-Based Awards") may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

        8.2.    Award Agreements.    The terms of Other Share-Based Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.

        8.3.    Minimum Vesting Period.    Except for Substitute Awards and in certain limited situations determined by the Committee (including the death, disability or retirement of the Participant and a Change of Control as defined in Article 11), Other Share-Based Awards subject solely to continued service with the Company or a Subsidiary shall have a Vesting Period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Other Share-Based Awards in payment of Performance Awards and other earned cash-based incentive compensation. Other Share-Based Awards subject to the achievement of performance objectives shall have a minimum Vesting Period of one (1) year). Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), waive the Vesting Period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Other Share-Based Awards granted to Directors.

        8.4.    Payment.    Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, or any combination thereof in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.     PERFORMANCE AWARDS

        9.1.    Grants.    Performance Awards in the form of Performance Cash or Performance Share Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

        9.2.    Award Agreements.    The terms of any Performance Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

        9.3.    Terms and Conditions.    The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months. The amount of the Award to be distributed shall be conclusively determined by the Committee.

        9.4.    Payment.    Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, or any combination thereof in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.   CODE SECTION 162(m) PROVISIONS

        10.1.    Covered Employees.    Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

        10.2.    Performance Criteria.    If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following:

          (a)   Basic or diluted earnings per share of common stock, which may be calculated (i) as income calculated in accordance with Section 10.2(d), divided by (x) the weighted average number of shares, in the case of basic earnings per share, and (y) the weighted average number of shares and share equivalents of common stock, in the case of diluted earnings per share, or (ii) using such other method as may be specified by the Committee;

          (b)   Cash flow, which may be calculated or measured in any manner specified by the Committee;

          (c)   Economic value added, which is after-tax operating profit less the annual total cost of capital;

          (d)   Income, which may include, without limitation, net income, operating income, volume measures (e.g., admissions or visits) and expense control measures, and which and may be calculated or measured (i) before or after income taxes, including or excluding interest, depreciation and amortization, minority interests, extraordinary items and other material non-recurring items, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes; or (ii) using such other method as may be specified by the Committee;

          (e)   Quality of service and/or patient care, which may be measured by (i) the extent to which the Company achieves pre-set quality objectives including, without limitation, patient, physician and/or employee satisfaction objectives, or (ii) such other method as may be specified by the Committee;

          (f)    Business performance or return measures (including, but not limited to, market share, debt reduction, return on assets, capital, equity, or sales), which may be calculated or measured in any manner specified by the Committee;

          (g)   The price of the Company's common or preferred stock (including, but not limited to, growth measures and total shareholder return), which may be calculated or measured in any manner specified by the Committee; or

          (h)   Any of the above Performance Criteria, determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies deemed by the Committee to be comparable to the Company.

Such performance goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. As and to the extent permitted by Section 162(m), in the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, (ii) a natural disaster or other significant unforeseen event that materially impacts the operation of the Company, (iii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iv) any material change in accounting policies or practices affecting the Company and/or the performance goals, then, to the extent any of the foregoing events was not anticipated at the time the performance goals were established, the Committee may make adjustments to the performance goals, based solely on objective criteria, so as to neutralize the effect of the event on the applicable Award.

        10.3.    Timing for Establishing Performance Criteria.    Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Awards, or at such other earlier date as may be required or permitted for "performance-based compensation" under section 162(m) of the Code.

        10.4.    Settlement and Adjustments.    The Committee shall at the end of the applicable Performance Period, determine whether the applicable performance goals were satisfied and the amount payable with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award. Notwithstanding any provision of the Plan (other than Article 11), with respect to any such Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances. All such determinations by the Committee shall be in writing and the Committee may not delegate any responsibility relating to Awards subject to this Section 10.

        10.5.    Restrictions.    The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code.

        10.6.    Limitations on Grants to Individual Participants.    Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any period of five consecutive fiscal years with respect to more than an average of 1,000,000 Shares per year over such five consecutive fiscal year period, and (ii) earn more than an average of 1,000,000 Shares per year under Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any period of five consecutive fiscal years that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares (collectively, the "Limitations"). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any period of five consecutive fiscal years with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is an annual average of $5,000,000 during such five consecutive fiscal year period. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.   CHANGE IN CONTROL PROVISIONS

        11.1.    Impact on Certain Awards.    Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefore if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (b) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of

Performance Period completed as of the date of the Change in Control), and any limitations or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

        11.2.    Assumption or Substitution of Certain Awards.

          (a)   Unless otherwise provided in an Award Agreement or, the extent applicable, prohibited by Section 162(m) of the Code, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, if a Participant incurs a Qualifying Termination with such successor company (or a subsidiary thereof) within the Protection Period (or such other period set forth in the Award Agreement, including a period prior thereto if applicable) and under the circumstances specified in the Award Agreement, then the following shall occur: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest (i.e., immediately vest on the termination date), become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested on the termination date, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable, to the full extent of the original grant, on the termination date. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

          (b)   Unless otherwise provided in an Award Agreement or, to the extent applicable, prohibited by Section 162(m) of the Code, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable as of the date of the Change in Control, (ii) restrictions, limitations and other conditions on Restricted Stock and Restricted Stock Units that are not assumed or substituted for shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested as of the date of the Change in Control, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-

  Based Awards or any other Awards that are not assumed or substituted for shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable, to the full extent of the original grant, as of the date of the Change in Control.

          (c)   The Committee, in its discretion, and to the extent applicable, consistent with Section 162(m) of the Code, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

        11.3.    Change in Control.    For purposes of the Plan, Change in Control means the occurrence of any one of the following events:

          (a)   A "change in the ownership of the Company" which will occur on the date that any one person, or more than one person acting as a group within the meaning of section 409A of the Code, acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a "change in the ownership of the Company" (or to cause a "change in the effective control of the Company" within the meaning of paragraph (b) below). Further, an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided, that for purposes of this Section 11.3(a), the following acquisitions of Company stock will not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate (as defined below), (B) any acquisition directly from the Company or (C) any acquisition by the Company. This paragraph (a) applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction

          (b)   A "change in the effective control of the Company" which will occur on the date that either:

            (i)    any one person, or more than one person acting as a group within the meaning of section 409A of the Code, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty five percent (35%) or more of the total voting power of the stock of the Company (not considering stock owned by such person or group prior to such twelve (12) month period)(i.e., such person or group must acquire within a twelve (12) month period stock possessing thirty-five percent (35%) of the total voting power of the stock of the Company) except for (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate (as defined below), (B) any acquisition directly from the Company or (C) any acquisition by the Company; or

            (ii)   a majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

For purposes of a "change in the effective control of the Company," if any one person, or more than one person acting as a group, is considered to effectively control the Company within the meaning of this paragraph (b), the acquisition of additional control of the Company by the same person or persons is not considered a "change in the effective control of the Company," or to cause a "change in the ownership of the Company" within the meaning of paragraph (a) of this Section.

          (c)   A "change in the ownership of a substantial portion of the Company's assets" which will occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Any transfer of assets to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided in guidance issued pursuant to section 409A of the Code, will not constitute a Change in Control.

          (d)   A liquidation or dissolution of the Company that is approved by a majority of the Company's stockholders.

For purposes of this Section 11.3, the provisions of section 318(a) of the Code regarding the constructive ownership of stock will apply to determine stock ownership; provided that, stock underlying unvested options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the option. The term "Affiliate" for purposes of this Section 11.3 means a corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company, any trade or business (whether or not incorporated) that is in common control (as defined in Section 414(c) of the Code) with the Company, or any entity that is a member of the same affiliated service group (as defined in Section 414(m) of the Code) as the Company.

12.   GENERALLY APPLICABLE PROVISIONS

        12.1.    Amendment and Termination of the Plan.    The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Committee may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Committee may not, without the approval of the Company's stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(e) (regarding changes in the exercise price of Options and Stock Appreciation Rights) (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the limitations set forth in Section 10.6. The Committee may not, without the approval of the Company's stockholders, take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall impair in any material respect the rights of a Participant under any Award previously granted without such Participant's consent except as required to comply with applicable securities laws or Section 409A of the Code.

        12.2.    Adjustments.    In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued as incentive stock options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

        12.3.    Transferability of Awards.    Except as provided below, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a "Permitted Assignee") to (i) the Participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, (iv) for charitable donations or (v) pursuant to a domestic relations order entered or approved by a court of competent jurisdiction; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section.

        12.4.    Termination of Employment.    Subject to Article 11, the Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will (i) in the case of Options or Stock Appreciation Rights, continue to be or become exercisable and, if so, the terms of exercise, and (b) in the case of Restricted Stock, Restricted Stock Units, Performance Awards or Other Share-Based Awards, cease to be subject to any applicable restrictions, limitations and other conditions, and if so, the timing of the removal of such restrictions, limitations and conditions, after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant's employment or services will be determined by the Committee, which determination will be final.

        12.5.    Deferral; Dividend Equivalents.    The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Such procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of deferred payments denominated in Shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. This Plan shall not constitute an "employee benefit plan" for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

        Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such Dividend Equivalents (if any) shall be either (a) be paid with respect to such Award on the dividend payment date in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends or (b) be deferred and the amount or value thereof automatically reinvested in additional Shares, other Awards or otherwise reinvested and may provide that such Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

13.   MISCELLANEOUS

        13.1.    Award Agreements.    Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

        13.2.    Tax Withholding.    The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a "Payee") net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

        13.3.    Right of Discharge Reserved; Claims to Awards.    Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

        13.4.    Substitute Awards.    Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

        13.5.    Cancellation of Award.    Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

        13.6.    Stop Transfer Orders.    All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        13.7.    Nature of Payments.    All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

        13.8.    Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        13.9.    Severability.    If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

        13.10.    Construction.    As used in the Plan, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        13.11.    Unfunded Status of the Plan.    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        13.12.    Governing Law.    The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Nevada, without reference to principles of conflict of laws, and construed accordingly.

        13.13.    Effective Date of Plan; Termination of Plan.    The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

        13.14.    Foreign Employees.    Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

        13.15.    Compliance with Section 409A of the Code.    This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

        13.16.    Captions.    The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Appendix B

TENET HEALTHCARE CORPORATION

EIGHTH AMENDED AND RESTATED

1995 EMPLOYEE STOCK PURCHASE PLAN

Effective May 8, 2008

B-i

ARTICLE I
PURPOSE, COMMENCEMENT AND HISTORY

1.1    Purpose

  The purpose of the ESPP is to provide the employees of the Company and its Subsidiaries with added incentive to continue in their employment and to encourage increased efforts to promote the best interests of the Company by permitting eligible employees to purchase shares of Common Stock of the Company at prices less than the current market price thereof. The ESPP is intended to qualify as an employee stock purchase plan under section 423 of the Code and shall be interpreted and construed in accordance with such purpose.

1.2    Commencement and History

  The ESPP was approved by the Board of Directors of the Company on August 11, 1995 and approved by the Company's shareholders on September 25, 1995. The purchase of Common Stock under the ESPP began with the calendar quarter commencing on April 1, 1996.

  The ESPP has been amended and restated on six prior occasions. Specifically, on July 30, 1997, the Board of Directors approved the first amendment and restatement of the ESPP, which was approved by the Company's shareholders on October 1, 1997. This amendment and restatement increased the maximum number of shares of Common Stock available for purchase under the ESPP from 2,000,000 shares to 5,000,000 shares.

  On December 3, 1997, the Board approved the second amendment and restatement of the ESPP. Shareholder approval was not required for this amendment and restatement, which clarified the definition of "Covered Compensation."

  On July 28, 1999, the Board approved the third amendment and restatement of the ESPP, which was approved by the Company's shareholders on October 6, 1999. This amendment and restatement increased the maximum number of shares of Common Stock available for purchase under the ESPP from 5,000,000 shares to 9,500,000 shares.

  On April 14, 2000, the Board approved the fourth amendment and restatement of the ESPP. Shareholder approval was not required for this amendment and restatement, which modified the definition of "Covered Compensation" and delegated authority to amend, modify or alter the ESPP to the Compensation Committee.

  On April 10, 2001, the Compensation Committee approved the fifth amendment and restatement of the ESPP. Shareholder approval was not required for this amendment and restatement, which changed the period new employees must wait before being eligible to participate in the ESPP from six months to 30 days.

  On May 22, 2001, the Compensation Committee approved the sixth amendment and restatement of the ESPP. Shareholder approval was not required for this amendment and restatement, which clarified the definition of "Covered Compensation" and other operational terms of the ESPP.

  On May 5, 2004 the Compensation approved the seventh amendment and restatement of the ESPP. Shareholder approval was not required for this amendment and restatement which amended the ESPP effective July 1, 2004 to (a) reduce the discount on the purchase price for each share of Common Stock, (b) eliminate the "look back period" for purposes of determining the purchase price for each share of Common Stock, (c) eliminate the cashout provision applicable upon a termination of employment, (d) impose a holding period of twelve (12) months on each share of Common Stock purchased by an active Employee under the ESPP, and (e) appoint the Plan Director to handle the day-to-day administration of the ESPP on a ministerial basis. The terms of the seventh amendment and restatement are set forth in this document.

  On March 6, 2008, the Compensation Committee approved the eighth amendment and restatement of the ESPP, which was approved by the Company's shareholders on May 8, 2008. This amendment and restatement changed the maximum number of shares of Common Stock available for purchase under the ESPP from 14,250,000 shares (taking into account the 3:2 stock split in 2001) to 2,000,000 plus the number of shares previously authorized but not yet purchased under the ESPP.

End of Article I

ARTICLE II
DEFINITIONS

2.1    Definitions

  As used in the ESPP, the following terms and phrases shall have the following meanings:

  (a)
  "Board of Directors" means the Board of Directors of the Company.

  (b)
  "Closing Market Price" means (i) if the Common Stock is traded on a national securities exchange, the Closing Market Price shall be the closing price reported by the applicable composite transactions report on the date of any determination or, if the Common Stock is not traded on such date, the closing price so reported on the next following date on which the Common Stock is traded on such exchange, or (ii) if the foregoing provision is inapplicable, the Closing Market Price shall be determined by the Compensation Committee in good faith on such basis as it deems appropriate.

  (c)
  "Code" means the Internal Revenue Code of 1986, as amended.

  (d)
  "Commencement Date" means the first day of a Plan Quarter.

  (e)
  "Compensation Committee" means the Compensation Committee of the Board of Directors, or such other committee designated by the Board of Directors for purposes of administering the ESPP.

  (f)
  "Common Stock" means the common stock of the Company, par value $0.05 per share.

  (g)
  "Company" means Tenet Healthcare Corporation, a Nevada corporation.

  (h)
  "Contribution Account" means the bookkeeping account established on behalf of a Participant pursuant to Article III to which shall be credited his or her Participant Contributions.

  (i)
  "Contribution Rate" means the percentage of a Participant's Covered Compensation during each payroll period designated by each such Participant to be contributed by regular payroll deductions to his or her Contribution Account as set forth in Section 3.3.

  (j)
  "Covered Compensation" means:

  (i)
  The entire amount paid to an Employee by a Sponsoring Employer for the performance of duties including base salaries, wages paid on an hourly or other time basis, commissions, overtime and certain other amounts of cash compensation paid during the Plan Quarter, excluding bonuses, foreign service pay, hardship withdrawal allowances and any other pay intended to reimburse the Employee for the higher cost of living outside the United States, Annual Incentive Plan Awards, automobile allowances, ExecuPlan payments, housing allowances, relocation payments, deemed income, income payable under the stock incentive plans, Christmas gifts, insurance premiums and other imputed income, pensions, retirement benefits, prizes or awards (such terms to include, but not be limited to, amounts redeemed by an Employee from rideshare points, either in cash or in merchandise purchased by the Employee with such points).

  (ii)
  The entire amount paid to an Employee by a Sponsoring Employer on account of a period of time during which no duties are performed, including salaries, wages paid on an hourly or other time basis, commissions and salary or wage continuation paid during vacation, holiday, illness, jury duty, military duty or leave of absence, regardless of the form of payment, excluding (A) any payments made or due under a plan maintained solely for the purpose of complying with workers' compensation or unemployment compensation or disability insurance laws, (B) any payment which solely reimburses the Employee for expenses incurred by the Employee, (C) severance pay, or (D) imputed income.

    (iii)
    For purposes of Subparagraphs (i) and (ii) above, "Covered Compensation" for any Plan Quarter shall also include amounts described in Subparagraph (i) and (ii) which are deferred by a Participant under the Tenet Healthcare Corporation 401(k) Retirement Savings Plan, as amended, in accordance with section 401(a) of the Code, under a "cafeteria plan" maintained by the Company or a subsidiary in accordance with section 125 of the Code, or under the Company's deferred compensation plans.

  (k)
  "Employee" means each employee of a Sponsoring Employer whose customary employment is at least twenty (20) hours a week and more than six months in a calendar year and who has reached the age of majority in his or her state of residence. For purposes of the ESPP, "employment" shall be determined in accordance with the provisions of section 1.421-7(h) of the Treasury Regulations (or any successor regulations).

  (l)
  "ESPP" means the Eighth Amended and Restated 1995 Employee Stock Purchase Plan as set forth herein, as it may be amended from time to time.

  (m)
  "Participant" means any Employee of a Sponsoring Employer who has met the conditions and provisions for becoming a Participant set forth in Article III.

  (n)
  "Participant Contributions" means the aggregate dollars actually contributed by each Participant to his or her Contribution Account.

  (o)
  "PAC" means the Pension Administration Committee of the Company designated by the Compensation Committee for purposes of assisting with the administration of the ESPP.

  (p)
  "Permanent Disability" means an illness, injury or other physical or mental condition of an Employee that continues for at least one hundred and eighty (180) consecutive days and results in the Employee's inability to provide in all material respects the duties previously performed in his or her capacity as an Employee of a Sponsoring Employer.

  (q)
  "Plan Director" means the individual appointed by the Compensation Committee to handle the day-to-day administration of the ESPP on a ministerial basis as specified in Section 5.2(b).

  (r)
  "Plan Quarter" means each calendar quarter. The first Plan Quarter was the Plan Quarter commencing on April 1, 1996, and ending on June 30, 1996.

  (s)
  "Purchase Date" means the last business day of a Plan Quarter on which the Common Stock publicly trades.

  (t)
  "Purchase Price" means the purchase price for a share of Common Stock to be paid by a Participant on a Purchase Date, which shall equal ninety five percent (95%) of the Closing Market Price on the Purchase Date of such Plan Quarter.

  (u)
  "Request for Participation" means the form prescribed by the Plan Director for distribution to Employees in connection with participation in the ESPP.

  (v)
  "Sponsoring Employers" means the Company and each Subsidiary that has been designated by the Compensation Committee as a Sponsoring Employer under the ESPP.

  (w)
  "Subsidiary" means a subsidiary of the Company which is treated as a subsidiary corporation under section 424(f) of the Code.

End of Article II

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.1    Eligibility

  Each Employee shall become eligible to be a Participant in the ESPP and may participate in the ESPP as of the Commencement Date of a Plan Quarter if such Employee has been an Employee for at least thirty (30) days prior to such Commencement Date. The date on which Employees may become eligible to become Participants of the ESPP may be amended, from time to time, by the Compensation Committee or the PAC.

3.2    Limitations

  Notwithstanding anything to the contrary contained in the ESPP, no right to purchase Common Stock shall accrue under the ESPP in favor of any person who is not an Employee eligible to participate in the ESPP under Section 3.1, and no Employee shall acquire the right to purchase shares of Common Stock:

  (a)
  If immediately after receiving such right to purchase Common Stock, such Employee would own five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, taking into account in determining stock ownership any stock attributable to such Employee under section 424(d) of the Code;

  (b)
  If to do so would permit such Employee's right to purchase stock under all employee stock purchase plans (to which section 423 of the Code applies) of the Company and its Subsidiaries, as those plans are in effect from time to time, to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (as determined as of each Commencement Date) for each calendar year, all as specified in the manner provided by section 423(b)(8) of the Code; or

  (c)
  If to do so would permit such Employee the right to purchase more than Four Thousand (4,000) shares (or such other number as may be determined in advance for any Purchase Period by the Compensation Committee) of Common Stock in any Purchase Period.

  This Section 3.2 shall not preclude purchases of Common Stock in connection with an Employee's termination, death, retirement or Permanent Disability pursuant to Sections 3.4 and 3.5.

3.3    Participation

  (a)
  Summary of ESPP and Request for Participation Form.    Each Employee eligible to be a Participant in the ESPP may enroll by completing a Request for Participation and filing it with the Plan Director not later than fifteen (15) days prior to a Commencement Date of a Plan Quarter. The completed Request for Participation shall indicate the Contribution Rate authorized by the Participant. If any Employee does not elect to participate in the ESPP during any given Plan Quarter, such Employee may elect to participate on any future Commencement Date so long as he or she continues to be an eligible Employee. An Eligible Employee who enrolls in the ESPP shall be furnished a summary of the ESPP by the Plan Director.

  (b)
  Payroll Deduction Authorization.    On his or her Request for Participation, an Employee must authorize his or her Sponsoring Employer to deduct through a payroll deduction the amount of such Employee's Participant Contribution. The payroll deduction specified in a Request for Participation for each payroll period shall be at a Participant Contribution Rate no less than one percent (1%) and no more than ten percent (10%) of such Employee's Covered Compensation during such payroll period paid to him or her by his or her Sponsoring Employer. Such deductions shall begin as of the first pay period ending after the

    Commencement Date of a Plan Quarter. Participant Contributions will not be permitted to begin at any time other than immediately after the Commencement Date of a Plan Quarter. Participant Contributions will be credited to the Participant's Contribution Account. No interest shall accrue on amounts credited to Participant Contribution Accounts, unless and until the Compensation Committee shall approve such accrual of interest on terms that it shall specify and apply on a uniform basis as to all Participants.

  (c)
  Changes in Contribution Rate.    The Participant's Contribution Rate, once established, shall remain in effect for all Plan Quarters unless changed by the Participant in writing delivered to the Plan Director at least fifteen (15) days prior to the Commencement Date of the next Plan Quarter. Such change in the Participant's Contribution Rate will be effective on the Commencement Date of the next Plan Quarter. A Participant's Contribution Rate for a Plan Quarter may not be increased, decreased or otherwise modified at any time during the fifteen (15)-day period prior to the Commencement Date of such Plan Quarter.

  (d)
  Discontinuation of Contributions.    A Participant may notify the Plan Director of such Participant's desire to discontinue his or her Participant Contributions by delivering to the Plan Director written notice on such forms as may be provided by the Plan Director. If the Participant desires to cease Participant Contributions for the current Plan Quarter, the Participant must indicate that on the form and such form must be returned to the Plan Director at least fifteen (15) days prior to the Purchase Date of the relevant Plan Quarter. Upon such request, there shall be refunded to such Participant as soon as practicable the entire cash balance in his or her Contribution Account. Alternatively, the Participant may elect to cease Participant Contributions for the next Plan Quarter by so indicating on the form and returning the form to the Plan Director before the last day of the current Plan Quarter, in which case the balance in his Participant Contribution Account will be used to purchase shares of Common Stock in accordance with Article IV but no Participant Contributions or stock purchases shall be made following the current Plan quarter unless the Participant reenrolls in the ESPP.

  If a Participant determines to discontinue his or her Participant Contributions pursuant to this Section 3.5(d), (i) such Participant shall be terminated from the ESPP effective upon the date specified in the Participant's notice to the Plan Director, and (ii) such Participant shall not be permitted to be a Participant in the ESPP for the remainder of the calendar year in which such notice is received; provided, that if the Participant is subject to the reporting requirements of Section 16 of the Securities and Exchange Act of 1934, as amended, the Participant may not participate in the ESPP for at least six (6) months.

  In the event a Participant's payroll deduction is prevented by legal process, the Participant will be deemed to have terminated from the ESPP and the balance in such Participant's Participant Contribution Account will either be refunded or used to purchase additional shares of Common Stock depending on whether such termination of payroll deductions occurs before or after the fifteenth (15th) day prior to the Purchase Date of the relevant Plan Quarter (i.e., if the termination is on or before the fifteenth (15th) day prior to the Purchase Date of the relevant Plan Quarter, the balance in the Participant's Participant Contribution Account shall be refunded and if the termination is after the fifteenth (15th) day prior to the Purchase Date of the relevant Plan Quarter, the balance in his Participant Contribution Account shall be used to purchase shares of Common Stock in accordance with Article IV).

  (e)
  Establishment of Brokerage Account and Withdrawal of Shares.    By enrolling in the ESPP, each Participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm or other financial institution selected by the Compensation Committee in its discretion.

  Only whole shares of Common Stock may be withdrawn by the Participant under the ESPP and any fractional shares of Common Stock purchased with respect to a Participant shall be paid to the Participant in cash.

3.4    Termination of Employment

  Any Participant (a) whose employment by a Sponsoring Employer is terminated for any reason (except death, retirement or Permanent Disability), or (b) who shall cease to be an Employee under the ESPP, shall cease being a Participant as of the date of such termination of employment or cessation of Employee status. A Participant may withdraw amounts credited to his or her Contribution Account upon such termination of employment by submitting a withdrawal request to the Plan Director at least fifteen (15) days before the last day of the applicable Plan Quarter. If the Participant does not submit such a withdrawal request, amounts credited to his or her Contribution Account will be used to purchase Common Stock pursuant to the terms of the ESPP.

3.5    Death, Retirement or Permanent Disability

  (a)
  Death.    If a Participant dies during a Plan Quarter, no further Participant Contributions on behalf of the deceased Participant shall be made. Unless the executor or administrator of the deceased Participant's estate instructs the Plan Director otherwise in writing at least fifteen (15) days prior to the Purchase Date in respect of such Plan Quarter, the balance accumulated in the deceased Participant's Contribution Account shall be refunded to the Participant's estate.

  (b)
  Retirement or Permanent Disability.    If, during a Plan Quarter, a Participant's employment by a Sponsoring Employer is terminated due to (i) retirement or (ii) Permanent Disability, no further contributions on behalf of the retired or disabled Participant shall be made. A retired or disabled Participant may elect to withdraw the balance in his or her Contribution Account by notifying the Plan Director in writing at least fifteen (15) days prior to the last day of the Plan Quarter. In the event no election to withdraw has been made, the balance accumulated in the retired or disabled Participant's Contribution Account shall be used to purchase shares of Common Stock in accordance with Article IV. In the event a retired or disabled Participant dies during the Plan Quarter of such Participant's retirement or disability and such Participant shall not have notified the Plan Director of his or her desire to withdraw his or her Contribution Account, the executor or administrator of such Participant's estate shall have all the rights provided pursuant to Section 3.5(a).

End of Article III

ARTICLE IV
PURCHASE OF COMMON STOCK

4.1    Purchase of Common Stock

  (a)
  Purchase on Each Purchase Date.    On each Purchase Date, each Participant's Contribution Account shall be used to purchase the maximum number of shares of Common Stock determined by dividing (i) the Participant's Contribution Account as of such Purchase Date by (ii) the Purchase Price in respect of such Plan Quarter.

  (b)
  Adjustment of Shares.    If, in any Plan Quarter, the total number of shares of Common Stock to be purchased pursuant to the ESPP by all Participants exceeds the number of shares authorized under the ESPP, then each Participant shall purchase his or her pro rata portion of the shares of Common Stock remaining available under the ESPP based on the ratio that (i) the balance of each Participant's Contribution Account as of the Purchase Date bears to (ii) the total balance of all Participants' Contribution Accounts as of the Purchase Date; provided, however, that, in no event, shall any fractional shares of Common Stock be issued pursuant to the ESPP or this Section 4.1(b).

  (c)
  Dividends.    Any cash dividends paid with respect to shares of Common Stock held for the account of a Participant shall be, as determined by the Compensation Committee on a uniform basis as to all Participants, either (i) distributed to the Participant or (ii) credited to the Participant's Contribution Account and used, in the same manner as payroll deductions, to purchase additional shares of Common Stock under the ESPP on the next Purchase Date (subject to the limitations of Section 3.2).

4.2    Notice of Purchase, Stock Certificates, Voting Rights

  (a)
  Notice of Purchase and Holding Period.    After the Purchase Date in respect of each Plan Quarter, a report will be sent by the Plan Director, or the agent designated pursuant to Section 5.2(d), to each Participant stating the entries made to his or her Contribution Account, the number of shares of Common Stock purchased and the applicable Purchase Price. Shares of Common Stock purchased by active Employees (i.e., those who as of the Purchase Date have not terminated employment, retired, died or incurred a Permanent Disability) will be subject to restrictions on transfer in the form of a twelve (12) month holding period during which period such shares of Common Stock may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred (i.e., the Employee may not dispose of such shares for a period of at least twelve (12) months from the Commencement Date); provided, that the Employee remains an active Employee during such twelve (12) month holding period. If the Employee terminates active employment during the twelve (12) month holding period, such holding period will cease to apply.

  (b)
  Stock Certificates.    Evidence of shares of Common Stock purchased under the ESPP shall be maintained under the ESPP for the account of each Participant and registered in the manner determined by the Compensation Committee. As soon as practicable after each Purchase Date, the Company shall issue one or more certificates representing the total number of whole shares of Common Stock purchased under the ESPP by Participants in the aggregate. Any such certificate shall be held by the Company (or its agent) and may be held in street name.

    If the Company issues a certificate representing the shares of more than one Participant, the Company shall keep accurate records of the beneficial interests of each Participant in each such certificate by means of a Company stock account. Each Eligible Employee shall be provided with such periodic statements as may be directed by the Compensation Committee reflecting all activity in any such Company stock account. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any Participant in the ESPP except to return to him or her the amount of the balance in his or her Participant Contribution Account.

    A Participant may, following the end of the twelve (12) month holding period and on the form prescribed by the Compensation Committee, request the Company or its agent to deliver to such Participant a certificate issued in his or her name representing all or a part of the aggregate whole number of shares of Common Stock then held by the Company on his or her behalf under the Plan. Further, the Company may, at its election, and for any reason, including without limitation following the Participant's termination of employment with a Sponsoring Employer, deliver to such Participant a certificate issued in his or her name representing the aggregate whole number of shares of Common Stock then held by the Company on his or her behalf under the Plan. While shares of Common Stock are held by the Company, or its agent, (i.e., before a certificate has been issued to the Participant or his or her broker) such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the Participant who has purchased such shares; provided, however, that such restriction shall not preclude a transfer of such shares of Common Stock pursuant to (i) Section 5.1(b), but the stock, securities or other property received in exchange therefor shall be held by the Company pursuant to the provisions hereof or (ii) a divorce.

    The Compensation Committee may cause the stock certificates issued in connection with the purchase of Common Stock under the Plan to bear such legend or legends as are necessary to reflect the twelve (12) month holding period, and the Compensation Committee may take such other actions, as it deems appropriate in order to reflect the provisions of this Subparagraph and to assure compliance with applicable securities laws. Neither the Company nor the Compensation Committee shall have any liability with respect to a delay in the delivery of a Stock certificate pursuant to this Subparagraph.

  (c)
  Voting.    Shares of Common Stock held under the ESPP for the account of each Participant shall be voted by the holder of record of such shares in accordance with the Participant's instructions.

4.3    Notification of Disposition of Stock

  If a Participant or former Participant disposes of a share of Common Stock purchased under the ESPP prior to two (2) years after the Commencement Date of the Plan Quarter during which such share was purchased, then such Participant or former Participant shall notify the Plan Director immediately of such disposition in writing. As provided in Section 4.2, a Participant who is an active Employee on a Purchase Date may not dispose of shares of Common Stock purchased on the Purchase Date within twelve (12) months after such Commencement Date; provided, that the Participant remains an active Employee during such twelve (12) month period. If the Participant terminates active employment during the twelve (12) month holding period, such holding period shall cease to apply.

End of Article IV

ARTICLE V
MISCELLANEOUS PROVISIONS

5.1    Shares Subject to Plan; Adjustments

  (a)
  Maximum Number of Shares.    The maximum number of shares of Common Stock which may be purchased under the ESPP is 2,000,000 plus the number of shares previously authorized but not purchased under the ESPP (i.e., 14,250,000 less the number of shares that have been purchased pursuant to the ESPP), subject, however, to adjustment as hereinafter set forth. The shares of Common Stock to be purchased under the ESPP will be made available, at the discretion of the Board of Directors or the Compensation Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

  (b)
  Adjustment of Shares.    If the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, spin off, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in the maximum number and kind of shares provided in Section 5.1(a), subject in the case of certain corporate reorganizations to the requirements of section 424(a) of the Code.

5.2    Administration of the Plan

  (a)
  Responsible Party.    The Compensation Committee shall be responsible for the administration of the ESPP including, but not limited to, the determination of eligibility to participate in the Plan and limitations on the number of shares of Common Stock eligible for purchase under the ESPP. In carrying out such responsibilities, the Compensation Committee shall have the discretionary authority to interpret and construe the ESPP and determine all questions arising in the administration, application and operation of the ESPP, including all questions of fact and all questions of interpretation of the provisions of the ESPP and shall correct any defect or supply any omission or reconcile any inconsistency in the ESPP in the manner and to the extent that the Compensation Committee deems desirable to carry out the terms of the ESPP. All such determinations by the Compensation Committee shall be conclusive and binding on all persons. The Compensation Committee, from time to time, may adopt, amend and rescind rules and regulations not inconsistent with the ESPP for carrying out the administration of the ESPP, and may approve the forms of any documents or writings provided for in the ESPP.

    The Compensation Committee shall have full discretionary authority to delegate certain of its administrative functions under this Section 5.2(a) to the PAC. In addition, the Compensation Committee or, if applicable, the PAC shall have full discretionary authority to delegate ministerial functions in the administration of the ESPP to employees of the Company.

  (b)
  Delegation of Duties.    The Compensation Committee has delegated certain of its administrative functions under Section 5.2(a) to the PAC as set forth in this document. In addition, the Compensation Committee has delegated the ministerial administrative functions of the ESPP, including the responsibility for the day-to-day administration of the ESPP, to the Plan Director as set forth in this document.

  (i)
  Duties of the PAC.    The PAC shall have the following administrative responsibilities

  (A)
  To modify the date on which Employees are eligible to participate in the ESPP pursuant to Section 3.1.

      (B)
      To delegate ministerial functions in the administration of the ESPP to employees of the Company.

      (C)
      To enforce the terms of the ESPP and any rules and regulations adopted by the Compensation Committee.

      The foregoing list of express powers is not intended to be either complete or conclusive, and the PAC will, in addition, have such powers as it may reasonably determine to be necessary or appropriate in the performance of its powers and duties under the ESPP.

    (ii)
    Duties of the Plan Director.    The Plan Director shall have the following administrative responsibilities:

    (A)
    To determine an Employee's eligibility to participate in the ESPP;

    (B)
    To provide eligible Employees with a summary of the provisions of the ESPP and a Request for Participation and to prescribe the procedures to be followed by such Employees in order to commence participation in the ESPP;

    (C)
    To maintain Participant Contribution Accounts pursuant to Article III.

    (D)
    To determine the number of shares of Common Stock that may be purchased by each Participant as of each Purchase Date, to communicate the same to each such Participant and to ensure that the twelve (12) month holding period is met with respect to shares of Common Stock purchased by active Employee Participants;

    (E)
    To implement a Participant's changes in Contribution Rate;

    (F)
    To implement a Participant's cessation of Participant Contributions and the associated suspension in ESPP participation pursuant to Section 3.3(d);

    (G)
    To process withdrawal requests with respect to a Participant's Contribution Account upon the Participant's termination, retirement or Permanent Disability;

    (H)
    To refund the balance of a Participant's Contribution Account upon the Participant's death;

    (I)
    To determine the proportionate number of shares of Common Stock that may be purchased by each Participant pursuant to Section 4.1(b);

    (J)
    To receive notice from each Participant of a disposition of shares of Common Stock purchased under the ESPP within two (2) years as provided under Section 4.3;

    (K)
    To receive such information from the Company, the Sponsoring Employers and Participants as may be necessary in order to administer the ESPP;

    (L)
    To furnish the Company with information that the Company may require for tax or other purposes;

    (M)
    To engage the service of counsel (who may, if appropriate, be counsel for the Company) and agents whom it may deem advisable to assist it with the performance of its duties

    (N)
    To establish and maintain, or cause to be maintained, the individual accounts described in Section 4.2;

    (O)
    To create and maintain such records and forms as are required for the efficient administration of the Plan;

    (P)
    To comply with applicable federal, state and local tax withholding requirements;

      (Q)
      To enforce the terms of the ESPP and any rules and regulations adopted by the Compensation Committee;

      (R)
      To implement any rules or restrictions imposed by the Compensation Committee pursuant to Section 5.2(e) regarding section 16 of the Securities and Exchange Act of 1934;

      (S)
      To utilize the services of third parties to carry out the duties specified in Section 5.2(b)(ii); and

      (T)
      To comply with all applicable reporting and disclosure obligations imposed on the ESPP.

      The foregoing list of express powers is not intended to be either complete or conclusive, and the Plan Director will, in addition, have such powers as it may reasonably determine to be necessary or appropriate in the performance of its powers and duties under the ESPP.

  (c)
  Liability.    No member of the Board of Directors, the Compensation Committee, the PAC or the Plan Director shall be liable for any action, determination or omission taken or made in good faith with respect to the ESPP or any right granted under the ESPP.

  (d)
  Custodial and Recordkeeping Services.    The Compensation Committee may in its discretion engage a bank trust department, securities brokerage firm or other financial institution as agent to perform custodial and recordkeeping functions for the ESPP, such as holding record title to the Participant's stock certificates, maintaining an individual investment account for each Participant and providing periodic account status reports to Participants.

  (e)
  Exchange Act Requirements.    The Compensation Committee shall have the authority to adopt and enforce such special rules and restrictions under the Pan to be applicable to Participants who are subject to section 16 of the Securities and Exchange Act of 1934, as amended, as the Compensation Committee shall deem are necessary or appropriate to exempt certain ESPP transactions from the requirements of such section 16.

  (f)
  Costs of Administration.    The Company and the Sponsoring Employers shall bear the cost of administering the ESPP, including any fees, costs and expenses relating to the purchase of shares of Common Stock under the ESPP. Notwithstanding the foregoing, Participants will be responsible for all fees, costs and expenses incurred in connection with the disposition of shares of Common Stock purchased under the ESPP.

5.3    Amendment of the Plan

  The Compensation Committee shall have the authority to modify, alter or amend the ESPP at any time and from time to time to any extent that it may deem advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the ESPP with section 423 of the Code. Notwithstanding the foregoing, no amendment of the ESPP shall operate to reduce any amounts previously allocated to a Participant's Contribution Account nor to reduce a Participant's rights with respect to shares of Common Stock previously purchased and held on his or her behalf under the ESPP.

5.4    Termination of the Plan

  The Company may, by action of the Board of Directors, terminate the ESPP at any time and for any reason. The ESPP shall automatically terminate upon the purchase by Participants of all shares of Common Stock subject to the ESPP under Section 5.1, unless such number of shares shall be increased by the Board of Directors and such increase shall be approved by the shareholders of the Company. Upon termination of the ESPP, as soon as practicable there shall be refunded to each Participant the entire cash balance in his or her Contribution Account, and there shall be forwarded to the Participants certificates for all shares of Common Stock held under the ESPP for the accounts of Participants. The Company in its discretion may waive any holding period with respect to such Common Stock. The Board of Directors may suspend operation of the ESPP for any period as it may deem advisable.

5.5    Governing Law; Compliance With Law

  The ESPP shall be construed in accordance with the laws of the State of Nevada. The Company's obligation to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with a Participant's participation in the ESPP.

5.6    No Assignment

  The purchase rights granted hereunder are not assignable or transferable by the Participants, other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant. Any attempted assignment, transfer or alienation not in compliance with the terms of the ESPP shall be null and void for all purposes and respects.

5.7    No Contract of Employment

  The ESPP will not be deemed to constitute a contract between a Sponsoring Employer and any Participant nor to be consideration nor an inducement for the employment of any Participant or Employee. Nothing contained in the ESPP shall be deemed to give any Participant or Employee the right to be retained in the service of a Sponsoring Employer or to interfere with the right of a Sponsoring Employee to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him or her as a Participant of the ESPP.

5.8    No Rights as Stockholder

  No eligible Employee or Participant shall by reason of participation in the ESPP have any rights of a stockholder of the Company until he or she acquires shares of Common Stock as herein provided.

End of Article V

Appendix C

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
TENET HEALTHCARE CORPORATION

I

        The name of this corporation is:

TENET HEALTHCARE CORPORATION

II

        The principal office of this corporation in the State of Nevada is to be located at 6100 Neil Road, Suite 500, City of Reno, County of Washoe.

III

        The corporation may engage in any lawful activity, including, without limitation, operating as a proprietary health care company.

IV

        The stock of this corporation shall be divided into two classes, consisting of One Billion Fifty Million (1,050,000,000) shares of Common Stock and Two Million Five Hundred Thousand (2,500,000) shares of Preferred Stock. Each share of Common Stock shall have a par value of $0.05, and each share of Preferred Stock shall have a par value of $0.15.

        The shares of Preferred Stock may be issued and reissued from time to time in one or more series. The Board of Directors hereby is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights and terms of redemption (including, without limitation, sinking fund provisions and the redemption price or prices), the liquidation preferences, and any other rights, preferences, privileges, attributes or other matters with respect to any wholly unissued series of Preferred Stock, including the authority (a) to determine the number of shares constituting any such series and the designation thereof; and (b) to increase the number of shares of any series at any time. In case the outstanding shares of any series shall be reacquired or shall not be issued, such shares may be designated or redesignated and altered, and issued or reissued, hereunder, by action of the Board of Directors. The Board of Directors also shall have such other authority with respect to shares of Preferred Stock that may be reserved to the Board of Directors by law.

V

        The business and affairs of this corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may exercise all such authority and powers of the corporation and do all such lawful acts and things as are not by statute or these Articles of Incorporation directed or required to be exercised or done by the shareholders.

        The Board of Directors may change the number of directors from time to time and may fill any vacancies in the Board of Directors, however created, except vacancies first filled by the shareholders. Neither the Board of Directors nor the shareholders may ever increase the number of directors by more than one during any 12-month period, except upon the affirmative vote of a majority of the directors, or the affirmative vote of a majority of the holders of all outstanding shares voting together and not by class. This provision may not be amended except by a like vote.

C-1

        The Board of Directors shall not be classified. Any director elected or appointed after the effective time of this Article V shall serve for a term expiring at the next annual meeting or until their earlier resignation, death or removal. Each director elected or appointed prior to the effectiveness of this Article V shall serve for the full term for which she or he was elected or appointed, and any director elected or appointed to fill a vacancy created by the resignation, death or removal of such director during such term shall serve the remainder of such term. Regardless of their remaining term, directors shall not be entitled to vote as a class on any matter being voted on by the Board, other than those issues specifically related to a class and for which class voting was allowed immediately prior to the effective time of this amendment. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

VI

        The capital stock of this corporation shall be non-assessable to the full extent permitted by law.

VII

        The corporation is to have perpetual existence.

VIII

        The affirmative vote of a majority of the holders of all outstanding shares, voting together and not by class, shall be required to approve any merger or consolidation or the sale of substantially all of the assets of this corporation. This provision shall not be amended except by a like vote.

IX

        No director or officer of this corporation shall be personally liable to this corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of Section 300 of the Private Corporation Law of the State of Nevada.

        If the Private Corporation Law of the State of Nevada is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of this corporation shall be eliminated or limited to the fullest extent authorized by the Private Corporation Law of the State of Nevada, as so amended.

        Any repeal or modification of this Article shall not adversely affect any right or protection of a director of this corporation or an officer of this corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

C-2

TENET HEALTHCARE CORPORATION 13737 NOEL RD DALLAS, TX 75240	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tenet Healthcare Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you have submitted your proxy by Internet or telephone, there is no need for you to mail back your proxy card.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Tenet Healthcare Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
YOUR VOTE IS IMPORTANT VOTE BY INTERNET OR TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TNTHC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TENET HEALTHCARE CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" IN ITEM 1, A VOTE "FOR" ITEMS 2, 3, 4 AND 7, AND A VOTE "AGAINST" ITEMS 5 AND 6.
Vote On Directors
1.	Election of the following nominees as Directors for terms of one year each:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	Nominees:				☐	☐	☐
	01)	John Ellis "Jeb" Bush	06)	J. Robert Kerrey
	02)	Trevor Fetter	07)	Floyd D. Loop, M.D.
	03)	Brenda J. Gaines	08)	Richard R. Pettingill
	04)	Karen M. Garrison	09)	James A. Unruh
	05)	Edward A. Kangas	10)	J. McDonald Williams

Vote On Proposals		For	Against	Abstain			For	Against	Abstain
2.	Proposal to approve the Tenet Healthcare 2008 Stock Incentive Plan.	☐	☐	☐	5.	Proposal regarding ratification of executive compensation.	☐	☐	☐
3.	Proposal to approve the Tenet Healthcare Corporation Eighth Amended and Restated 1995 Employee Stock Purchase Plan.	☐	☐	☐	6.	Proposal regarding peer benchmarking of executive compensation.	☐	☐	☐
4.	Proposal to eliminate supermajority vote requirements in Tenet's Articles of Incorporation.	☐	☐	☐	7.	Proposal to ratify the selection of Deloitte & Touche LLP as independent registered public accountants for the year ending December 31, 2008.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign as your name(s) appear(s) on this proxy card. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a company, please sign the full company name by a duly authorized officer. If shares are held jointly, each shareholder should sign.
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT TO THE COMPANY, WHETHER YOU OWN FEW OR MANY SHARES! Please vote in one of these ways: (1) visit the web site noted on the reverse side; (2) use the toll-free telephone number shown on the reverse side; or (3) mark, sign, date and promptly return the attached proxy card. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 8, 2008:

The accompanying Notice and Proxy Statement, a sample of this proxy card and Tenet's Annual Report on Form 10-K for the year ended December 31, 2007 are available at www.tenethealth.com/tenethealth/proxy materials.

TENET HEALTHCARE CORPORATION
Proxy—Solicited by the Board of Directors

The undersigned hereby appoints Trevor Fetter and Caitlin M. Larsen, or either of them, proxies of the undersigned, with power of substitution, to represent the undersigned and to vote all shares of Tenet Healthcare Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 8, 2008, and any adjournments or postponements thereof, on the items set forth on the reverse hereof and on such other business as properly may come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY AUTHORIZED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1, VOTED "FOR" ITEMS 2, 3, 4 AND 7, AND VOTED "AGAINST" ITEMS 5 AND 6.

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

TENET HEALTHCARE CORPORATION C/O BROADRIDGE 51 MERCEDES WAY EDGEWOOD, NY 11717	(Please sign and date on reverse side and return promptly.)